Exhibit 10.5

SERVICING AGREEMENT

Dated as of November 29, 2018

by and among

TRTX 2018-FL2 ISSUER, LTD.

“Issuer”

TPG RE FINANCE TRUST MANAGEMENT, L.P.

“Collateral Manager”

WILMINGTON TRUST, NATIONAL ASSOCIATION

“Trustee”

WELLS FARGO BANK, NATIONAL ASSOCIATION

“Note Administrator”

TRTX CLO LOAN SELLER 2, LLC

“Advancing Agent”

SITUS ASSET MANAGEMENT LLC

“Servicer”

SITUS HOLDINGS, LLC

“Special Servicer”

and

PARK BRIDGE LENDER SERVICES LLC

“Operating Advisor”

-i-

-ii-

EXHIBIT A	Mortgage Asset Schedule
EXHIBIT B	Applicable Servicing Criteria in Item 1122 of Regulation AB
EXHIBIT C	[Reserved]
EXHIBIT D	Form of Operating Advisor Annual Report
EXHIBIT E	Form of Operating Advisor’s Two Quarter Future Advance Estimate
EXHIBIT F	Participation Holder Register

-iii-

THIS SERVICING AGREEMENT dated as of November 29, 2018 is by and among TRTX 2018-FL2 ISSUER, LTD. (the “Issuer”), an exempted company incorporated with limited liability under the laws of the Cayman Islands, TPG RE FINANCE TRUST MANAGEMENT, L.P., as collateral manager (the “Collateral Manager”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”) WELLS FARGO BANK, NATIONAL ASSOCIATION, as note administrator (in such capacity, the “Note Administrator”), TRTX CLO LOAN SELLER 2, LLC, as advancing agent (the “Advancing Agent”), SITUS ASSET MANAGEMENT LLC, as servicer (the “Servicer”), SITUS HOLDINGS, LLC, as special servicer (the “Special Servicer”), and PARK BRIDGE LENDER SERVICES LLC, as operating advisor (the “Operating Advisor”).

PRELIMINARY STATEMENTS

The Issuer desires to engage the Servicer, the Special Servicer, the Advancing Agent, the Trustee, the Note Administrator and the Operating Advisor, and the Servicer, the Special Servicer, the Advancing Agent, the Trustee, the Note Administrator and the Operating Advisor, desire to accept the Issuer’s engagement, to perform their respective duties with respect to the Mortgage Loans in accordance with the provisions of this Agreement.

This Agreement shall become effective with respect to each Whole Loan and each Pari Passu Participation upon the Closing Date and with respect to each Companion Participation that is acquired by the Issuer, upon the related Servicing Transfer Date.

NOW, THEREFORE, in consideration of the recitals in this Preliminary Statement which are made a contractual part hereof, and of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. Any capitalized term used herein without definition shall have the meaning ascribed to such term in the Indenture. In addition, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“15Ga-1 Notice”: As defined in Section 3.19.

“17g-5 Information Provider”: As defined in the Indenture.

“17g-5 Website”: As defined in the Indenture.

“Accountant’s Statement”: Shall have the meaning ascribed it in Section 3.12 hereof.

“Accounts”: The Escrow Accounts, the Collection Account, the REO Accounts and the Cash Collateral Accounts.

“Additional Servicing Compensation”: (i) Any fee or penalty amounts collected for checks or other items returned for insufficient funds related to the Accounts (other than the REO Account); (ii) any late payment charges and default interest collected with respect to any Serviced Mortgage Asset (which, for each Participated Mortgage Loan, shall be payable solely from amounts allocated to such Mortgage Asset under the related Participation Agreement) that accrues when the related Mortgage Loan is not a Specially Serviced Mortgage Loan and (iii) subject to Section 3.04, all income and gain realized from the investment of funds deposited in the Accounts (other than the REO Account).

“Additional Special Servicer Compensation”: (i) All assumption application fees received on Mortgage Loans, (ii) any modification fees, assumption fees, consent fees and similar fees received on any Mortgage Loans, (iii) any charges for processing other Obligor requests, beneficiary statements or demands and fees in connection with defeasance, if any, on any Mortgage Loans, (iv) any late payment charges and default interest collected with respect to any Mortgage Asset that accrues when the related Mortgage Loan is a Specially Serviced Mortgage Loan and (v)(A) any fee or penalty amounts collected for checks or other items returned for insufficient funds relating to the REO Account and (B) subject to Section 3.04, all income and gain realized from the investment of funds deposited in the REO Account.

“Advance Rate”: A per annum rate equal to the “Prime Rate” (as published from time to time in the “Money Rates” section of The Wall Street Journal).

“Advancing Agent”: TRTX CLO Loan Seller 2, LLC, or its successors or assigns pursuant to the Indenture, solely in its capacity as Advancing Agent.

“Affiliate”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided that neither the Company Administrator nor any other company, corporation or Person to which the Company Administrator provides directors and/or administrative services and/or acts as share trustee shall be an Affiliate of the Issuer or Co-Issuer; provided, further, that none of TRTX, the Seller, Retention Holder or any of their subsidiaries shall be deemed to be Affiliates of the Issuer. The Note Administrator, the Servicer, the Special Servicer and the Trustee may rely on certifications of any Holder or party hereto regarding such Person’s Affiliates.

“Affiliated Future Funding Companion Participation Holder”: Any Companion Participation Holder that is the Seller or any Affiliate of the Seller.

“Aggregate Outstanding Amount”: As defined in the Indenture.

“Aggregate Outstanding Portfolio Balance”: As defined in the Indenture.

“Agreement”: This Servicing Agreement, as the same may be modified, supplemented or amended from time to time.

“Anti-Terrorism Laws”: Any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

“Appraisal”: An appraisal prepared by an Appraiser and certified by such Appraiser as having been prepared in accordance with the requirements of the Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, as well as FIRREA.

“Appraisal Adjusted Outstanding Portfolio Balance”: On any Measurement Date, the sum (without duplication) of:

(1)	the aggregate Principal Balance of the Mortgage Assets (other than Mortgage Assets as to which an Appraisal Reduction Event has occurred);

(2)	the aggregate principal balance of all Principal Proceeds held as cash and Eligible Investments; and

(3)

with respect to each Mortgage Asset as to which an Appraisal Reduction Event has occurred, the Principal Balance of such Mortgage Asset minus any Appraisal Reduction Amount allocated to such Mortgage Asset.

“Appraisal Reduction Amount”: With respect to any Mortgage Loan as to which an Appraisal Reduction Event has occurred, an amount equal to the excess, if any, of (a) the principal balance of such Mortgage Loan, plus all other amounts due and unpaid with respect to such Mortgage Loan, minus (b) the sum of (i) an amount equal to 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties (net of any liens senior to the lien of the related mortgage) as determined by an updated appraisal obtained by the Special Servicer plus (ii) the aggregate amount of all reserves, letters of credit and escrows held in connection with the Mortgage Loan (other than escrows and reserves for unpaid real estate taxes and assessments and insurance premiums), plus (iii) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan (whether paid or then payable by any insurance company or government authority).

With respect to any Mortgage Asset that is a Participation, any Appraisal Reduction Amount calculated with respect to the underlying Mortgage Loan will be deemed allocated on a pro rata and pari passu basis among the related Participations (based on the outstanding principal balances thereof).

“Appraisal Reduction Event”: The occurrence of any of the following events with respect to a Mortgage Loan:

(1)	the 90th day following the occurrence of any uncured delinquency in monthly payments with respect to such Mortgage Loan;

(2)

receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 90th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan;

(3)	the date on which the Mortgaged Property securing such Mortgage Loan becomes an REO Property;

(4)	such Mortgage Loan becomes a Modified Mortgage Loan; and

(5)

a payment default occurs with respect to a balloon payment; provided, however if (i) the related borrower is diligently seeking a refinancing commitment and delivers a statement to that effect to the Servicer within 30 days after the default, who will promptly deliver a copy to the Special Servicer, the Operating Advisor and the Collateral Manager, (ii) the related borrower continues to make its assumed scheduled payment, (iii) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan and (iv) the Collateral Manager consents, an Appraisal Reduction Event will not occur until 90 days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Transaction Documents, the Indenture or the Servicing Agreement; and provided, further, if the related borrower has delivered to the Servicer, who has promptly delivered a copy to the Special Servicer, the Operating Advisor and the Collateral Manager, on or before the 90th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its assumed scheduled payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan), an Appraisal Reduction Event will not occur until the earlier of (A) 120 days beyond the related maturity date (or extended maturity date) and (B) the termination of the refinancing commitment.

“Appraiser”: An Independent appraiser, selected by the Special Servicer with the prior consent of the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or, with respect to a Non-CLO Controlled Mortgage Asset, in consultation with the holder of the related controlling Companion Participation), which is a member in good standing of the Appraisal Institute, and is certified or licensed in the state in which the relevant related Mortgaged Property is located, and that has a minimum of five (5) years of experience in the appraisal of comparable properties.

“Asset Documents”: As defined in the Indenture.

“Asset Status Report”: As defined in Section 3.16(f).

“Auction Call Redemption”: As defined in the Indenture.

“Balloon Loan”: Any Mortgage Loan that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Balloon Payment”: With respect to each Balloon Loan, the scheduled payment of principal due on the maturity date (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

“Business Day”: Any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York, in the State of North Carolina or the location of the Corporate Trust Office of the Note Administrator or the Trustee, or (iii) days when the New York Stock Exchange or the Federal Reserve Bank of New York are closed.

“Cash”: As defined in the Indenture.

“Cash Collateral”: As defined in Section 3.14.

“Cash Collateral Account”: As defined in Section 3.14.

“Class A Notes”: As defined in the Indenture.

“Class A-S Notes”: As defined in the Indenture.

“Class B Notes”: As defined in the Indenture.

“Class C Notes”: As defined in the Indenture.

“Class D Notes”: As defined in the Indenture.

“Class E Notes”: As defined in the Indenture.

“Class F Notes”: As defined in the Indenture.

“Clean-Up Call”: As defined in the Indenture.

“CLO Controlled Mortgage Assets”: Each Mortgage Asset that is not a Non-CLO Controlled Mortgage Asset. As of the Closing Date (i) each of the Closing Date Mortgage Assets identified on Exhibit A hereto as “Sirata Beach Resort,” “Ace Hotel” and “24 Jones” is a CLO Controlled Mortgage Asset and (ii) each of the Closing Date Mortgage Assets other than the Closing Date Mortgage Assets specified in (i) above will be Non-CLO Controlled Mortgage Assets.

“Closing Date”: November 29, 2018.

“Co-Issuer”: TRTX 2018-FL2 Co-Issuer, LLC, a Delaware limited liability company.

“Co-Issuers”: The Issuer and the Co-Issuer.

“Code”: As defined in the Indenture.

“Collection Account”: Shall have the meaning ascribed it in Section 3.03 hereof.

“Collateral Manager”: TPG RE Finance Trust Management, L.P., a Delaware limited partnership, as Collateral Manager under the Collateral Management Agreement, and any successor Collateral Manager appointed pursuant to the Collateral Management Agreement.

“Collateral Management Agreement”: The Collateral Management Agreement, dated November 29, 2018, between the Issuer and the Collateral Manager.

“Collateral Manager Termination Event”: As defined in Section 7.10.

“Committed Warehouse Line”: A warehouse facility or other similar financing facility pursuant to which the related lender has approved advances (at a 60% or greater advance rate) to fund future advance requirements under the Future Funding Companion Participations held by Affiliated Future Funding Companion Participation Holders, subject only to the satisfaction of general conditions precedent in the related facility documents.

“Companion Participation”: With respect to each Pari Passu Participation, the related companion participation interest in the related Participated Mortgage Loan that will not be held by the Issuer unless such Companion Participation is later acquired, in whole or in part, by the Issuer pursuant to the applicable provisions of the Indenture. Upon any acquisition of a Companion Participation by the Issuer, such Companion Participation shall become a Mortgage Asset.

“Companion Participation Holder”: The holder of any Companion Participation.

“Company Administrator”: MaplesFS Limited (or its successors and assigns).

“Corporate Trust Office”: The designated corporate trust office of (a) the Trustee, currently located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee – TRTX 2018-FL2, (b) the Note Administrator, currently located at (i) with respect to the delivery of Asset Documents, at 1055 10th Avenue SE, Minneapolis, Minnesota, 55414, Attention: Document Custody Group, (ii) with respect to the delivery of Note transfers and surrenders, at 600 South 4th St., 7th Floor, MAC N9300-070 Minneapolis, Minnesota 55479; and (iii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS), TRTX 2018-FL2, telecopy number (410) 715-2380 or (c) such other address as the Trustee or the Note Administrator, as applicable, may designate from time to time by notice to the Noteholders, the Holder of the Preferred Shares, the 17g-5 Information Provider and the parties hereto.

“Corrected Loan”: Any Specially Serviced Mortgage Loan that has become current and remained current for three (3) consecutive Monthly Payments (for such purposes taking into account any modification or amendment of such Mortgage Loan, whether by a consensual modification or in connection with a bankruptcy, insolvency or similar proceeding involving the Obligor), and (provided, that no additional default is foreseeable in the reasonable judgment of the Special Servicer and no other event or circumstance exists that causes such Mortgage Loan to otherwise constitute a Specially Serviced Mortgage Loan) the servicing of which the Special Servicer has returned to the Servicer pursuant to Section 3.16(b).

“Covered Entity”: (a) The Issuer and its subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Credit Risk Mortgage Asset”: As defined in the Indenture.

“Credit Risk Mortgage Asset Consultation Fee”: A fee that is payable to the Operating Advisor in an amount equal to $10,000 in connection with each Credit Risk Mortgage Asset Consultation.

“CREFC®”: CRE Finance Council, formerly known as Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

“CREFC® Comparative Financial Status Report”: The report substantially in the form of, and containing the information called for in, the downloadable form of the “Comparative Financial Status Report” available as of the Closing Date on the CREFC® Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage-backed securities transactions generally; provided, that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator.

“CREFC® Investor Reporting Packet”: The reporting packet substantially in the form of, and containing the information called for in, the downloadable form of the “CREFC® Investor Reporting Packet” available as of the Closing Date on the CREFC® Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by CREFC® for commercial mortgage securities transactions generally; provided that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer.

“CREFC® Loan Periodic Update File”: The monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Periodic Update File” available as of the Closing Date on the CREFC® Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage-backed securities transactions generally; provided, that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator. Notwithstanding any provision hereof, neither the CREFC Loan Periodic Update File, nor any other report or accounting prepared or performed by the Servicer, is required to include any allocation among the Mortgage Assets of the fee payable to the Note Administrator, the fee payable to the Trustee or the fees payable to the Operating Advisor.

“CREFC® NOI Adjustment Worksheet”: An annual report substantially in the form of, and containing the information called for in, the downloadable form of the “NOI Adjustment Worksheet” available as of the Closing Date on the CREFC® Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage-backed securities transactions generally; provided, that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator.

“CREFC® Operating Statement Analysis Report”: The report substantially in the form of, and containing the information called for in, the downloadable form of the “Operating Statement Analysis Report” available as of the Closing Date on the CREFC® Website or in such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage-backed securities transactions generally; provided, that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator.

“CREFC® Special Servicer Loan File”: The report substantially in the form of, and containing the information called for in, the downloadable form of the “CREFC® Special Servicer Loan File” available as of the Closing Date on the CREFC® website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage securities transactions generally; provided, that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator.

“CREFC® Website”: The website located at “www.crefc.org” or such other primary website as CREFC® may establish for dissemination of its report forms.

“Custodian”: As defined in the Indenture.

“DBRS”: DBRS, Inc., or any successor thereto.

“Defaulted Mortgage Asset”: Any Mortgage Asset for which the related Mortgage Loan is a Defaulted Mortgage Loan.

“Defaulted Mortgage Loan”: As defined in the Indenture.

“Deferred Interest”: As defined in the Indenture.

“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space “for occupancy only” within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Issuer or the performance of any construction work on the REO Property, other than through an Independent Contractor; provided, however, that an REO Property shall not be considered to be Directly Operated solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

“Eligible Account”: As defined in the Indenture.

“Eligible Investments”: As defined in the Indenture.

“Eligible Operating Advisor”: An institution (i) that, within the twelve (12) months prior to any date of determination, has acted as the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by DBRS, KBRA, Fitch, Moody’s, Morningstar or S&P business, but has not been the special servicer on a transaction for which any of DBRS, KBRA, Fitch, Moody’s, Morningstar, or S&P has downgraded or withdrawn its rating or ratings of, one or more classes of certificates or notes for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) that can and will make the applicable representations and warranties set forth in Section 7.01(d) of this Agreement, (iii) that is not the Issuer, the Servicer, the Special Servicer, the Trustee, the Note Administrator, the Advancing Agent, the Seller, the Collateral Manager or, except as provided in Section 7.06(b) with respect to the Trustee and the Note Administrator, an affiliate of any of the foregoing, and (iv) that has not been paid any fees, compensation or other remuneration by the Special Servicer or a successor Special Servicer (x) in respect of its obligations under this Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer.

“Escrow Account”: As defined in Section 3.02.

“Escrow Payment”: Any amounts received by the Servicer or Special Servicer for the account of an Obligor for application toward the payment of taxes, insurance premiums, assessments, ground rents, deferred maintenance, environmental remediation, rehabilitation costs, capital expenditures, lease-up expenses and similar items in respect of the related Mortgaged Property.

“Event of Default”: As defined in the Indenture.

“Exchange Mortgage Asset”: As defined in the Indenture.

“Final Asset Status Report”: With respect to any Specially Serviced Mortgage Loan, each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Collateral Manager, which shall not include any communication (other than the related Final Asset Status Report) between the Special Servicer and the Collateral Manager with respect to such Specially Serviced Mortgage Loan, and the Special Servicer has otherwise communicated to the Operating Advisor as being final; provided that no Asset Status Report shall be considered to be a Final Asset Status Report unless (prior to the occurrence and continuance of a Special Servicer Consultation Event with respect to the related Mortgage Asset) the Collateral Manager, pursuant to the control and consultation procedures set forth in Section 3.23, has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent pursuant to this Agreement in respect of such action, or has been deemed to approve or consent to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with this Agreement. After the occurrence and during the continuance of a Special Servicer Consultation Event but prior to the occurrence of a Special Servicer Review Event with respect to the related Mortgage Asset, an Asset Status Report with respect to such Mortgage Asset shall be considered a Final Asset Status Report upon the Special Servicer’s determination.

“FIRREA”: The Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended.

“Fitch”: Fitch Ratings, Inc., or any successor thereto.

“Future Funding Agreement”: The Future Funding Agreement, dated as of the Closing Date, by and among the Seller, as pledgor, Holdco, as the future funding indemnitor, the Trustee, as trustee on behalf of the Noteholders and the Holders of the Preferred Shares, as secured party, and the Note Administrator, as the same may be amended, supplemented or replaced from time to time.

“Future Funding Amount”: With respect to a Participated Mortgage Loan, any unfunded future funding obligations of the lender thereunder.

“Future Funding Companion Participation”: With respect to a Participated Mortgage Loan that has any remaining Future Funding Amounts, the Companion Participation in such Participated Mortgage Loan the holder of which is obligated to fund such Future Funding Amounts.

“Future Funding Controlled Reserve Account”: The account required to be maintained by the Seller pursuant to the Future Funding Agreement.

“Future Funding Indemnitor”: Holdco, in its capacity as Future Funding Indemnitor.

“Governmental Body”: Any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any such group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor similar authority to any of the foregoing).

“Holdco”: TPG RE Finance Trust Holdco, LLC, and its successors-in-interest.

“Holder”: As defined in the Indenture.

“Indenture”: The Indenture, dated as of the Closing Date, among the Issuer, the Co-Issuer, the Advancing Agent, the Trustee and the Note Administrator.

“Independent”: As defined in the Indenture.

“Independent Contractor”: Any Person that would be an “Independent Contractor” with respect to Sub-REIT (or any subsequent REIT) within the meaning of Section 856(d)(3) of the Code.

“Inquiry”: As defined in the Indenture.

“Insurance and Condemnation Proceeds”: All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, as applicable, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, as applicable, or released to the Obligor or any tenants or ground lessors, in either case, in accordance with the Servicing Standard.

“Insurance Policy”: With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property, as applicable.

“Investor Q&A Forum”: As defined in the Indenture.

“Issuer”: As defined in the Preamble hereto.

“KBRA”: Kroll Bond Rating Agency, Inc. or any successor thereto.

“Largest One Quarter Future Advance Estimate”: An estimate of the largest aggregate amount of future advances that will be required to be made under the Future Funding Companion Participations held by Affiliated Future Funding Companion Participation Holders during any calendar quarter, subject to the same exclusions as the calculation of the Two Quarter Future Advance Estimate.

“Law”: shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.

“Liquidation Event”: An REO Property (and the related REO Loan) or a Mortgage Loan is liquidated for a full or discounted amount and the Special Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan or REO Property, as applicable, have been recovered.

“Liquidation Expenses”: All customary, reasonable and necessary “out of pocket” costs and expenses incurred by the Issuer or the Special Servicer in connection with a liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 12.1 of the Indenture (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes).

“Liquidation Fee”: A fee payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan or REO Property, as applicable, as to which the Special Servicer receives a full or discounted payoff (or an unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) with respect thereto from the related Obligor or any Liquidation Proceeds or Insurance and Condemnation Proceeds with respect to the related Mortgage Loan or REO Property, as applicable (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or other partial payment or the Liquidation Proceeds or Insurance and Condemnation Proceeds related to such liquidated Specially Serviced Mortgage Loan or REO Property, as applicable, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to any event described in clause (iii) of the definition of “Liquidation Proceeds” or clause (iv) of the definition of “Liquidation Proceeds” if such repurchase occurs within the time parameters (including any applicable extension period) set forth in the Mortgage Asset Purchase Agreement.

“Liquidation Fee Rate”: With respect to each Specially Serviced Mortgage Loan, a rate equal to 1.0%.

“Liquidation Proceeds”: Cash amounts received by or paid to the Servicer or the Special Servicer, as applicable, in connection with: (i) the liquidation (including a payment in full) of a Mortgaged Property constituting security for a Defaulted Mortgage Loan, through a receiver’s or trustee’s sale, foreclosure sale or sale of an REO Property, as applicable, or otherwise, exclusive of any portion thereof required to be released to the related Obligor in accordance with applicable law and the terms and conditions of the related Asset Documents; (ii) the realization upon any deficiency judgment obtained against an Obligor; (iii) (A) the purchase of a Defaulted Mortgage Loan or Credit Risk Mortgage Asset by the Collateral Manager pursuant to Section 12.1(b) of the Indenture; (B) the sale of Mortgage Assets pursuant to Section 12.1(c) of the Indenture or (C) any other sale of a Mortgage Loan pursuant to Section 12.1 of the Indenture or (iv) the repurchase of a Mortgage Asset by the Seller pursuant to the Mortgage Asset Purchase Agreement.

“Major Decisions”: Any of the following

(a) any modification of, or waiver with respect to, a Mortgage Asset or underlying Mortgage Loan that would result in the extension of the maturity date or extended maturity date thereof (however the maturity date of such Mortgage Loan may not be extended beyond the date that is five years prior to the Stated Maturity Date of the Notes), a reduction in the interest rate borne thereby or the monthly debt service payment or prepayment, if any, payable thereon or a deferral or a forgiveness of interest on or principal of the Mortgage Asset or underlying Mortgage Loan, any change in the Principal Balance of any Mortgage Asset or underlying Mortgage Loan or a modification or waiver of any other monetary term of the Mortgage Asset or the underlying Mortgage Loan relating to the timing or amount of any payment of principal or interest (other than late payment charges and default interest) or any other material sums due and payable under the Mortgage Loan or underlying Asset Documents or a modification or waiver of any provision of the Mortgage Loan that (i) restricts the Obligor or its equity owners from incurring additional indebtedness, (ii) waives any breach of a material representation or a material covenant, (iii) waives any breach of any material provision of a related guaranty delivered by a guarantor of the obligations of a borrower on such Mortgage Asset or underlying Mortgage Loan, or (iv) waives any default or event of default due to the bankruptcy or insolvency of a borrower or any guarantor of the obligations of a borrower on such Mortgage Asset or Mortgage Loan;

(b) any modification of, or waiver with respect to, a Mortgage Asset or underlying Mortgage Loan that would result in a discounted pay-off of the Mortgage Loan;

(c) any foreclosure upon or comparable conversion of the ownership of a Mortgaged Property or any acquisition of a Mortgaged Property by deed-in-lieu of foreclosure;

(d) any sale of a Mortgaged Property or any material portion thereof or, except, as specifically permitted in the Asset Documents, the transfer of any direct or indirect interest in the Obligor;

(e) any sale of a Defaulted Mortgage Asset;

(f) any action to bring a Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials;

(g) any substitution or release of collateral for a Mortgage Asset (other than in accordance with the terms of, or upon satisfaction of, the Asset Documents);

(h) any release of the Obligor or any guarantor from liability with respect to the Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, the Asset Documents);

(i) any waiver of or determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the Obligor);

(j) any material changes to or waivers of any of the insurance requirements in the Asset Documents;

(k) any incurrence of additional debt by the Obligor to the extent such incurrence requires the consent of the lender under the Asset Documents; and

(l) any consent to any lease to the extent the entering into such requires the consent of the lender under the Asset Documents.

“Majority”: As defined in the Indenture.

“Measurement Date”: Any of the following: (i) the Closing Date, (ii) the date of acquisition or disposition of any Mortgage Asset, (iii) any date on which any Mortgage Asset becomes a Defaulted Mortgage Asset, (iv) each Determination Date and (v) with reasonable notice to the Issuer, the Collateral Manager and the Note Administrator, any other Business Day that the Rating Agencies or the holders of at least 66 2/3% of the aggregate outstanding principal amount of any Class of Notes requests be a “Measurement Date”; provided, that if any such date would otherwise fall on a day that is not a Business Day, the relevant Measurement Date will be the immediately preceding Business Day.

“Modified Mortgage Loan”: A Mortgage Loan that has been modified by the Special Servicer pursuant to this Agreement in a manner that:

(a) except as expressly contemplated by the related Asset Documents, reduces or delays in a material and adverse manner the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current monthly payments with respect to such Mortgage Loan);

(b) except as expressly contemplated by the related Asset Documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Obligor and upon which the Special Servicer may conclusively rely), of the property to be released; or

(c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

“Monthly Operating Advisor Fee”: Means a monthly fee payable to the Operating Advisor on each Remittance Date from amounts received in respect of the Mortgage Assets owned by the Issuer, in an amount equal to one-twelfth (1/12th) of $20,000.

“Monthly Payment”: With respect to any Mortgage Asset, the scheduled monthly payment of interest or the scheduled monthly payment of principal and interest, as the case may be, on such Mortgage Asset which is payable by the related Obligor on the due date under the related Mortgage Loan.

“Monthly Report”: As defined in the Indenture.

“Moody’s”: Moody’s Investors Service, Inc., or its successor in interest.

“Morningstar”: Morningstar Credit Ratings, LLC, or any successor thereto.

“Mortgage”: With respect to each Mortgage Loan, the mortgage, deed of trust or other instrument securing the related Underlying Note, which creates a lien on the real property securing such Underlying Note.

“Mortgage Asset File”: With respect to any Mortgage Asset, the related Asset Documents and any additional documents required to be added to such Mortgage Asset File pursuant to the express provisions of this Agreement all of which are held by the Custodian.

“Mortgage Asset Purchase Agreement”: As defined in the Indenture.

“Mortgage Asset Schedule”: A schedule of the Mortgage Assets attached as Exhibit A hereto, which sets forth information with respect to such Mortgage Assets and which may be amended from time to time by the parties hereto (without the consent or approval of any other Person) to add or delete Mortgage Assets therefrom. An initial Mortgage Asset Schedule shall be attached as Exhibit A hereto.

“Mortgage Assets”: The mortgage assets acquired by the Issuer on the Closing Date, and any Reinvestment Mortgage Assets or Exchange Mortgage Assets acquired by the Issuer after the Closing Date, which includes any Whole Loan and any Participation, as applicable and as the context may require.

“Mortgage Loan”: A Whole Loan or any Participated Mortgage Loan, as applicable and as the context may require.

“Mortgaged Property”: With respect to any Mortgage Loan, the commercial and/or multifamily mortgage property or properties directly or indirectly securing such Mortgage Loan.

“No Trade or Business Opinion”: As defined in the Indenture.

“New Lease”: Any lease of all or any part of an REO Property entered into on behalf of the Issuer, including any lease renewed or extended on behalf of the Issuer if the Issuer has the right to renegotiate the terms of such lease.

“Non-CLO Controlled Mortgage Assets”: Each Mortgage Asset that is a Pari Passu Participation that is owned by the Issuer, but is controlled by the holder of a related controlling Companion Participation. If a related controlling Companion Participation is acquired in its entirety by the Issuer, the Mortgage Asset (together with a related controlling Companion Participation) will become a CLO Controlled Mortgage Asset. As of the Closing Date (i) each of the Closing Date Mortgage Assets identified on Exhibit A hereto as “Sirata Beach Resort,” “Ace Hotel” and “24 Jones” is a CLO Controlled Mortgage Asset and (ii) each of the Closing Date Mortgage Assets other than the Closing Date Mortgage Assets specified in (i) above will be Non-CLO Controlled Mortgage Assets.

“Non-Exempt Person”: Any Person other than a Person who is either (a) a U.S. Person or (b) has provided to the Servicer for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (1) any income tax treaty between the United States and the country of residence of such Person, (2) the Internal Revenue Code of 1986, as amended from time to time and any successor statute, or (3) any applicable rules or regulations in effect under clauses (1) or (2) above, permit the Servicer to make such payments free of any obligation or liability for withholding: provided, that duly executed form(s) provided to the Servicer pursuant to Section 7.09 hereof, shall be sufficient to qualify the Issue as not a Non-Exempt Person.

“Non-Serviced Mortgage Loans”: Each of the Closing Date Mortgage Assets identified on Exhibit A hereto as “The Curtis,” “Aertson,” “Westin Charlotte,” “Cliffside Park,” “180 Livingston,” “High Street,” “The Star,” “Sirata Beach Resort,” “Jersey City Portfolio,” “Del Amo Crossing,” “Park Central 789,” “Solage Calistoga,” “Coppermine Commons,” “Presidential Tower,” “Brookview Village” and “1825 Park,” and any Reinvestment Mortgage Asset or Exchange Mortgage Asset (and the related underlying mortgage loan) which is serviced and administered pursuant to a servicing agreement other than this Agreement.

“Nonrecoverable Servicing Advance”: Any Servicing Advance previously made or proposed to be made in respect of a Serviced Mortgage Loan which, in the reasonable judgment of the Advancing Agent or, in accordance with the Servicing Standard, the Special Servicer or the Servicer, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, at the Advance Rate, from late collections or any other recovery on or in respect of such Mortgage Loan. In making such recoverability determination, such Person will be entitled to consider (in the case of the Servicer or the Special Servicer, in accordance with the Servicing Standard), among other things:

(a) the obligations of the Obligor under the terms of the related Asset Documents as they may have been modified,

(b) the related Mortgaged Properties or REO Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties or REO Properties,

(c) future expenses as estimated by such Person,

(d) the timing of recoveries as estimated by such Person, and

(e) the existence of any Nonrecoverable Servicing Advance with respect to other Mortgaged Properties in light of the fact that proceeds on the related Mortgaged Property are not only a source of recovery for the Servicing Advance under consideration, but also a potential source of recovery for such Nonrecoverable Servicing Advance.

In addition, any such Person may (consistent with the Servicing Standard in the case of the Servicer or the Special Servicer) update or change its recoverability determinations at any time (but, except as provided below, may not reverse any other Person’s determination that a Servicing Advance is a Nonrecoverable Servicing Advance). Any such Person may obtain promptly upon request, from the Special Servicer, any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer’s possession for making a recoverability determination. If the Special Servicer makes a determination in accordance with the Servicing Standard that any Servicing Advance previously made is a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance (and provides the Servicer and the Advancing Agent with the Officer’s Certificate referred to herein), the Servicer (or the Note Administrator) may rely on the Special Servicer’s determination and the Special Servicer’s determination of nonrecoverability cannot reverse a determination made by the Servicer.

Any such determination by any such Person, or any updated or changed recoverability determination, shall be evidenced by an Officer’s Certificate delivered by any of the Servicer, the Special Servicer or Advancing Agent to the other and to the Issuer, the Special Servicer, the Trustee, the Note Administrator, the Collateral Manager and the Operating Advisor. The Advancing Agent, when making an independent determination, whether or not a proposed Servicing Advance would be a Nonrecoverable Servicing Advance, shall be subject to the standards applicable to the Special Servicer hereunder.

Any Officer’s Certificate described above shall set forth such determination of nonrecoverability and the considerations of the Advancing Agent, the Servicer or the Special Servicer, as the case may be, forming the basis of such determination (which shall be accompanied by, to the extent available, information such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Mortgaged Property or REO Property, as applicable). The Servicer shall promptly furnish any party required to make Servicing Advances with any information in its possession regarding Performing Mortgage Loans and the Special Servicer shall promptly furnish any party required to make Servicing Advances with any information in its possession regarding the Specially Serviced Mortgage Loans as such party required to make Servicing Advances may reasonably request for purposes of making recoverability determinations.

“Note Administrator”: Wells Fargo Bank, National Association, a national banking association, appointed as Note Administrator under the Indenture or its successor under the Indenture. Wells Fargo Bank, National Association will perform the Note Administrator role through its Corporate Trust Services division.

“Noteholder”: With respect to any Note, the Person in whose names such Note is registered in the note register maintained pursuant to the Indenture.

“Notes”: The Notes issued under, and as defined in, the Indenture.

“Obligor”: Any Person obligated to make payments of principal, interest, fees or other amounts or distributions of earnings or other amounts under any Mortgage Loan.

“Offered Notes”: Collectively, the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes.

“Officer’s Certificate”: With respect to the Servicer, Special Servicer, Advancing Agent or Operating Advisor, any certificate executed by a Responsible Officer thereof.

“Operating Advisor”: Park Bridge Lender Services LLC, a New York limited liability company, or any successor operating advisor as herein provided.

“Operating Advisor Annual Report”: As defined in Section 4.01(g).

“Operating Advisor Consulting Fee”: A fee that shall be payable, subject to the limitations set forth below, in an amount equal to $10,000 in connection with each Major Decision for which the Operating Advisor engages in consultation under this Agreement; provided, however, that (i) no such fee shall be paid except to the extent such fee is actually paid by the related Obligor (and in no event shall such fee be paid from the Collection Account); (ii) the Operating Advisor shall be entitled to waive all or any portion of such fee in its sole discretion and (iii) the Servicer or the Special Servicer, as applicable, shall be authorized to waive the Obligor’s payment of such fee in whole or in part if the Servicer or the Special Servicer, as applicable, (A) determines that such waiver is consistent with the Servicing Standard and (B) consults with the Operating Advisor prior to effecting such waiver.

“Operating Advisor Fees”: Means the Monthly Operating Advisor Fee, the Operating Advisor Consulting Fee, the Credit Risk Mortgage Asset Consultation Fee and the Operating Advisor Review Fee, as applicable.

“Operating Advisor Review Fee”: Means an amount equal to $1,000 with respect to each Two Quarter Future Advance Estimate reviewed by the Operating Advisor.

“Operating Advisor Standard”: As defined in Section 3.22(b).

“Operating Advisor Termination Event”: As defined in Section 7.06(b).

“Optional Redemption”: As defined in the Indenture.

“Pari Passu Participation”: A fully funded pari passu participation interest in a Mortgage Loan.

“Participated Mortgage Loan”: Any Mortgage Loan in which a Pari Passu Participation represents an interest.

“Participation”: As defined in the Indenture.

“Participation Agent”: With respect to any Non-CLO Custody Mortgage Asset, the party designated as such under the related Participation Agreement.

“Participation Agreement”: With respect to each Participated Mortgage Loan, the participation agreement that governs the rights and obligations of the holders of the related Pari Passu Participation and the related Companion Participation.

“Participation Holder Register”: Shall have the meaning ascribed it in Section 3.25(b) hereof.

“Payment Date”: The 4th Business Day following each Servicer Determination Date, commencing on the Payment Date in December 2018, and ending on the Stated Maturity Date unless the Notes are redeemed or repaid prior thereto.

“Performing Mortgage Loan”: Any Serviced Mortgage Loan that is not a Specially Serviced Mortgage Loan.

“Permitted Investments”: Shall have the meaning ascribed to the term “Eligible Investments” in the Indenture.

“Permitted Subsidiary”: As defined in the Indenture.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, estate, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Shareholder”: With respect to any Preferred Share, the Person in whose name such Preferred Share is registered.

“Preferred Shares”: As defined in the Indenture.

“Principal Prepayment”: Shall mean any voluntary payment of principal made by the Obligor on a Mortgage Loan that is received in advance of its scheduled due date and that is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Privileged Information”: Shall mean (i) any correspondence or other communications between the Collateral Manager or any Companion Participation Holder, on the one hand, and the Special Servicer, on the other hand, related to any Specially Serviced Mortgage Loan or the exercise of the consent or consultation rights of the Collateral Manager under Section 3.23 or any related Participation Agreement or intercreditor agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuer’s position in any ongoing or future negotiations with the borrower under a Specially Serviced Mortgage Loan or other interested party and labeled as “Privileged Information,” and (iii) information subject to attorney client privilege.

“Privileged Information Exception”: Shall mean, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the Restricted Party, (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law to disclose such information.

“Qualified Affiliate”: Any Person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of Mortgage Loans, and (c) as to which 51% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Servicer or the Special Servicer, as the case may be, or by any Person or Persons who directly or indirectly own equity ownership interests in the Servicer or the Special Servicer, as the case may be.

“Qualified Insurer”: An insurance company or security or bonding company qualified to write the related insurance policy, in the relevant jurisdiction, which (i) other than in the case of a fidelity bond or errors and omissions policy, has a claims paying ability rated at least “A3” by Moody’s (if rated by Moody’s) and a rating by KBRA (if rated by KBRA) equivalent to at least a “A3” rating by Moody’s, or (ii) in the case of a fidelity bond and errors and omissions insurance policies required to be maintained by the Servicer and the Special Servicer pursuant to Section 3.05, is a company or security or bonding company having a claims paying ability of at least “A3” by Moody’s if rated by Moody’s, or if not rated by Moody’s, at least one of the following ratings: (1) “A” by S&P, (2) “A-” by Fitch or (3) “A:X” by A.M. Best Company, Inc. or in the case of clause (i) or (ii), such other rating as the Rating Agencies have confirmed in writing will not result, in and of itself, in a withdrawal or downgrading of the rating then assigned by the Rating Agencies to any Class of Notes, and if not rated by the Rating Agencies, then otherwise approved by the Rating Agencies.

“Qualified REIT Subsidiary”: A corporation that, for U.S. federal income tax purposes, is wholly owned by a real estate investment trust under Section 856(i)(2) of the Code.

“Qualified Servicer”: A commercial mortgage servicer that has acted as servicer or special servicer, as applicable, for a commercial mortgage-backed securities transaction rated by Moody’s or KBRA in the prior twelve (12) months and as to which Moody’s or KBRA, as applicable, has not, in the past twelve (12) months, cited servicing concerns with respect to such servicer as the sole or material factor in any qualification, downgrade or withdrawal or placement on “watch status” in contemplation of a ratings downgrade or withdrawal (which qualification, downgrade, withdrawal or placement on “watch status” has not been withdrawn within 60 days) of the ratings of securities in such commercial mortgage-backed securities transaction serviced by the applicable servicer prior to the time of determination.

“Qualified Trustee”: An entity meeting the eligibility requirements of Section 6.8 of the Indenture.

“Rating Agencies”: Moody’s and KBRA, or, with respect to the Collateral generally, if at any time Moody’s or KBRA or any such successor ceases to provide rating services with respect to the Notes or certificates similar to the Notes, any other NRSRO selected by the Issuer and reasonably satisfactory to a Majority of the Notes voting as a single Class.

“Rating Agency Condition”: As defined in the Indenture.

“Real Property”: Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures).

“Redemption Price”: As defined in the Indenture.

“Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been or may hereafter be from time to time provided by the Commission or by the staff of the Commission, in each case as effective from time to time as of the compliance dates specified therein.

“Reinvestment Mortgage Asset”: As defined in the Indenture.

“Reinvestment Period”: As defined in the Indenture.

“REIT Provisions”: Sections 856 through 859 of the Code and related Treasury Regulations promulgated thereunder.

“Relevant Parties in Interest”: With respect to any Mortgage Loan, the Noteholders, the Preferred Shareholders and the related Companion Participation Holders (as a collective whole as if such Noteholders, the Preferred Shareholders and the related Companion Participation Holders constituted a single lender and taking into account the relative priority rights of such parties set forth in the related Participation Agreement). Notwithstanding the foregoing, in connection with any sale of a Mortgage Asset that is not sold together with any related Companion Participation, the Relevant Parties in Interest shall not include any Companion Participation Holder whose Companion Participation is not being included in such sale.

“Remittance Date”: With respect to each Payment Date under the Indenture, the Business Day immediately preceding such Payment Date.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

(a) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

(b) any amount received or accrued, directly or indirectly, from any Person if any Co-Issuer owns directly or indirectly (including by attribution) a ten percent (10%) or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

(c) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person directly operates such REO Property;

(d) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

(e) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Co-Issuers, such rent is no greater than fifteen percent (15%) of the total rent received or accrued under, or in connection with, the lease.

“REO Accounts”: As defined in Section 3.13(c).

“REO Loan”: The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the assets of the Issuer and provides for assumed scheduled payments on each Due Date therefor, and otherwise has the same terms and conditions as its predecessor Mortgage Loan including, without limitation, with respect to the calculation of the interest rate in effect from time to time. Each REO Loan shall be deemed to have an initial outstanding principal balance and stated principal balance equal to the outstanding principal balance and stated principal balance, respectively, of its predecessor Mortgage Loan as of the date of the acquisition of the related REO Property. All amounts due and owing in respect to the predecessor Mortgage Loan as of the date of the acquisition of the related REO Property including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Servicer, the Special Servicer or the Operating Advisor, as applicable, in respect of the predecessor Mortgage Loan as of the date of the acquisition of the related REO Loan, including, without limitation, any unpaid Special Servicing Fees, Servicing Fees, Monthly Operating Advisor Fees and any unreimbursed Servicing Advances or Servicing Expenses, together with any interest accrued and payable to the Servicer or the Special Servicer, as the case may be, in respect of such Servicing Advances or Servicing Expenses shall continue to be payable or reimbursable to the Collateral Manager, the Servicer, the Special Servicer or the Operating Advisor, as the case may be, in respect of an REO Loan.

“REO Proceeds”: Any payments received by the Servicer or the Special Servicer, the Issuer, the Trustee, the Note Administrator or otherwise with respect to an REO Property.

“REO Property”: A Mortgaged Property acquired by a U.S. corporation (or a limited liability company treated as a corporation for U.S. federal income tax purposes) acquired directly or indirectly by the Special Servicer for the benefit of the Secured Parties (and also including, with respect to any Non-Serviced Mortgage Loan, the Issuer’s beneficial interest in a Mortgaged Property acquired by the applicable special servicer on behalf of, and in the name of, the applicable trustee or a nominee thereof for the benefit of the certificateholders under the servicing agreement related to such Non-Serviced Mortgage Loan) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Serviced Mortgage Loan.

“Reportable Compliance Event”: An event where any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Repurchase Request”: As defined in the Indenture.

“Repurchase Request Recipient”: As defined in Section 3.19.

“Responsible Officer”: With respect to the Servicer, the Special Servicer, the Advancing Agent, or the Operating Advisor, as the case may be, any officer or employee involved in or responsible for the administration, supervision or management of such Person’s obligations under this Agreement and whose name and specimen signature appear on a list prepared by each party and delivered to the other party, as such list may be amended from time to time by either party. With respect to the Issuer or the Co-Issuer, any Authorized Officer, as such term is defined in the Indenture. With respect to the Trustee and the Note Administrator, any Trust Officer, as such term is defined in the Indenture.

“Restricted Party”: With respect to any Privileged Information, any party restricted from disclosing such Privileged Information.

“Retained Interest”: As defined in the Mortgage Asset Purchase Agreement.

“Retention Holder”: TRTX 2018-FL2 Retention Holder, LLC, a direct wholly-owned subsidiary of the Seller and an indirect wholly-owned subsidiary of TRTX.

“S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto.

“Sale Proceeds”: As defined in the Indenture.

“Sanctioned Country”: A country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person”: Any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Secured Parties”: As defined in the Indenture.

“Segregated Liquidity”: With respect to the Future Funding Indemnitor as of any date of determination, an amount that equals the sum of (i) amounts available under a Committed Warehouse Line; (ii) Cash or Cash equivalents of the Future Funding Indemnitor and its Affiliates that are available to make future advances under the Future Funding Companion Participations held by Affiliated Future Funding Companion Participation Holders (which will include any amounts on deposit in the Future Funding Controlled Reserve Account); (iii) Cash or Cash equivalents that are projected to be earned and received by the Future Funding Indemnitor or its Affiliates during the subject period and will be available to make future advances under the Future Funding Companion Participations held by Affiliated Future Funding Companion Participation Holders; (iv) amounts that are undrawn and available to draw under any credit facility, subscription facility or warehouse facility subject only to the satisfaction of general conditions precedent in the related facility documents; and (v) callable capital of the Future Funding Indemnitor or its Affiliates.

“Seller”: TRTX CLO Loan Seller 2, LLC, and its successors in interest, solely in its capacity as Seller.

“Serviced Mortgage Loans”: All of the Mortgage Loans except the Non-Serviced Mortgage Loans, which Non-Serviced Mortgage Loans are serviced and administered pursuant to a servicing agreement other than this Agreement.

“Servicer”: Situs Asset Management LLC, a Texas limited liability company, or any successor servicer as herein provided.

“Servicer Determination Date”: The 11th calendar day of each month or, if such date is not a Business Day, the immediately succeeding Business Day, commencing on the Servicer Determination Date in December 2018.

“Servicer Termination Event”: As defined in Section 7.02.

“Servicing”: As defined in Section 3.01(a).

“Servicing Advances”: All Servicing Expenses related to the Serviced Mortgage Loans, Mortgaged Properties or REO Properties and all other customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and expenses and fees of real estate brokers) incurred by the Advancing Agent, the Servicer or the Special Servicer, as applicable, in connection with the servicing and administering of (a) a Serviced Mortgage Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) an REO Property, including (in the case of each of such clause (a) and (b)), but not limited to, (x) the cost of (i) compliance with the Servicer’s obligations set forth in Section 3.02, (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds, (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property including foreclosures, (v) the operation, leasing, management, maintenance and liquidation of any REO Property and (vi) any amount specifically designated herein to be paid as a “Servicing Advance.” Notwithstanding anything to the contrary, “Servicing Advances” shall not include allocable overhead of the Special Servicer, the Advancing Agent or the Servicer, as applicable, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Serviced Mortgage Loan or REO Property.

“Servicing Expenses”: All customary, reasonable and necessary out-of-pocket costs and expenses paid or incurred in accordance with the Servicing Standard in connection with the obligations of the Collateral Manager, the Servicer or the Special Servicer, as the case may be (other than legal fees or expenses associated with contracting with a subservicer or payment of any subservicing fee), including without limitation:

(a) real estate taxes, assessments and similar charges that are or may become a lien on a Mortgaged Property;

(b) insurance premiums if and to the extent funds collected from the related Obligor are insufficient to pay such premiums when due;

(c) ground rents, if applicable;

(d) any cost or expense necessary in order to prevent or cure any violation of applicable laws, regulations, codes, ordinances, rules, orders, judgments, decrees, injunctions or restrictive covenants;

(e) any cost or expense necessary in order to maintain or release the lien of any Mortgage Loan on each Mortgaged Property, including any mortgage registration taxes, release fees, or recording or filing fees;

(f) customary costs or expenses for the collection, enforcement or foreclosure of the Mortgage Loans and the collection of deficiency judgments against Obligors and guarantors (including but not limited to the fees and expenses of any trustee under a deed of trust, foreclosure title searches and other lien searches);

(g) costs and expenses of any appraisals, valuations, inspections, environmental assessments (including but not limited to the fees and expenses of environmental consultants), audits or consultations, engineers, architects, accountants, on-site property managers, market studies, title and survey work and financial investigating services;

(h) customary costs or expenses for liquidation, restructuring, modification or loan workouts, such as sales brokerage expenses and other costs of conveyance;

(i) costs and expenses related to travel and lodging with respect to property inspections (except to the extent expressly provided otherwise herein);

(j) any other reasonable costs and expenses, including without limitation, legal fees and expenses, incurred by the Collateral Manager, the Special Servicer or the Servicer under this Agreement in connection with the enforcement, collection, foreclosure, disposition, condemnation or destruction of any Mortgage Loan and the performance of Servicing by the Servicer or the Special Servicer, as the case may be, under this Agreement; and

(k) costs and expenses related to legal opinions obtained in connection with performing the duties and responsibilities of the Servicer or the Special Servicer, as the case may be, hereunder.

“Servicing Fee”: With respect to each Serviced Mortgage Asset and Companion Participation (including without limitation a Specially Serviced Mortgage Loan or REO Loan), an amount equal to the product of (a) the applicable Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Asset or Companion Participation, as applicable, as calculated in accordance with Section 5.01 of this Agreement.

“Servicing Fee Rate”: With respect to (i) each Mortgage Asset related to a Serviced Mortgage Loan, and to the extent of its interest in any related REO Property, 0.02% per annum, (ii) each Companion Participation related a Serviced Mortgage Loan, and to the extent of its interest in any related REO Property, 0.0075% per annum and (iii) each Mortgage Asset related to a Non-Serviced Mortgage Loan, and to the extent of its interest in any related REO Property, 0.0125% per annum.

“Servicing File”: With respect to each Mortgage Loan, all documents, information and records relating to the Mortgage Loan that are necessary to enable the Servicer to perform its duties and service the Mortgage Loan and the Special Servicer to perform its duties and service each Specially Serviced Mortgage Loan in compliance with the terms of this Agreement, and any additional documents or information related thereto maintained or created by the Servicer.

“Servicing Standard”: As defined in Section 2.01(b).

“Servicing Transfer Date”: With respect to each Mortgage Asset currently listed on the Mortgage Asset Schedule attached as Exhibit A, and any related Mortgage Loan, the Closing Date. With respect to any Mortgage Asset added to the Mortgage Asset Schedule after the Closing Date, and any related Mortgage Loan, the date on which the conditions relating to the acquisition of such Mortgage Asset set forth in the Indenture have been satisfied.

“Special Servicer”: Situs Holdings, LLC, a Delaware limited liability company, or any successor special servicer as herein provided.

“Special Servicer Consultation Event”: With respect to any Mortgage Asset, a Special Servicer Consultation Event will occur and be continuing if (i) such Mortgage Asset is a CLO Controlled Mortgage Asset, (ii) the Appraisal Adjusted Outstanding Portfolio Balance is less than the sum of (a) the Aggregate Outstanding Amount of each Class of Notes more senior to the Class E Notes plus (b) 25% of the Aggregate Outstanding Amount of the Class E Notes (but excluding any Deferred Interest added to the Aggregate Outstanding Amount thereof) and (iii) the Collateral Manager or an affiliate of the Collateral Manager owns 100% of the Class E Notes, the Class F Notes and the Preferred Shares.

“Special Servicer Review Event”: With respect to any Mortgage Asset, a Special Servicer Review Event will occur and be continuing if (i) such Mortgage Asset is a CLO Controlled Mortgage Asset, (ii) the Aggregate Outstanding Portfolio Balance is less than the sum of the Aggregate Outstanding Amount of all of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes and (iii) the Collateral Manager or an affiliate of the Collateral Manager owns 100% of the Class E Notes, the Class F Notes and the Preferred Shares.

“Special Servicing”: As defined in Section 3.01(c).

“Special Servicing Fee”: With respect to each Specially Serviced Mortgage Loan, (excluding the Non-Serviced Mortgage Loans, the special servicing fee for each of which is paid under the applicable servicing agreement) an amount equal to the product of (a) the Special Servicing Fee Rate and (b) the outstanding principal balance of such Specially Serviced Mortgage Loan, as calculated in accordance with Section 5.03(b) of this Agreement.

“Special Servicing Fee Rate”: With respect to each Specially Serviced Mortgage Loan, a rate equal to 0.25% per annum.

“Special Servicing Transfer Event”: With respect to any Serviced Mortgage Loan, the occurrence of any of the following events:

(i) a payment default shall have occurred at the original maturity date, or, if the original maturity date of such Mortgage Loan has been extended, a payment default shall have occurred at such extended maturity date; or

(ii) any Monthly Payment (other than a Balloon Payment) is more than sixty (60) days delinquent; or

(iii) the Servicer makes a judgment, or receives a written determination of the Special Servicer, that a payment default is imminent and is not likely to be cured by the related Obligor within sixty (60) days; or

(iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the related Obligor; provided, that if such decree or order is discharged or stayed within sixty (60) days of being entered, or if, as to a bankruptcy, the automatic stay is lifted within sixty (60) days of a filing for relief or the case is dismissed, upon such discharge, stay, lifting or dismissal such Mortgage Loan shall no longer be a Specially Serviced Mortgage Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto and any such fees actually paid shall be reimbursed by the Special Servicer); or

(v) the related Obligor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Obligor or of or relating to all or substantially all of its property; or

(vi) the related Obligor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vii) a default (other than a failure by the related Obligor to pay principal or interest) of which the Servicer or the Special Servicer has notice and which the Servicer or the Special Servicer, as the case may be, determines in accordance with the Servicing Standard may materially and adversely affect the interests of the Relevant Parties in Interest has occurred and remained unremedied for the applicable grace period specified in the related Asset Documents (or if no grace period is specified for those defaults which are capable of cure, sixty (60) days); or

(viii) the Servicer or the Special Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the related Mortgaged Property.

“Specially Serviced Mortgage Loan”: Any Serviced Mortgage Loan for which a Special Servicing Transfer Event has occurred and such Specially Serviced Mortgage Loan has not become a Corrected Loan.

“Sub-REIT”: As defined in the Indenture.

“Successor”: As defined in Section 6.03(b).

“Taxes”: Any income or other taxes (including withholding taxes), levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Total Redemption Price”: As defined in the Indenture.

“Transaction Documents”: As defined in the Indenture.

“TRTX”: TPG RE Finance Trust, Inc., and it successors in interest.

“Trustee”: As defined in the Preamble hereto.

“Trustee Termination Event”: As defined in Section 7.07.

“Two Quarter Future Advance Estimate”: As of any date of determination, an estimate of the aggregate amount of future advances that will be required to be made under the Future Funding Companion Participations held by Affiliated Future Funding Companion Participation Holders during the immediately following two calendar quarters, excluding future advances to be made for: (i) accretive leasing costs (e.g., following the future advance for such leasing costs, the debt yield will be equal to or greater than a required debt yield specified in the Asset Documents of the related Mortgage Loan); (ii) earnouts paid to borrowers upon satisfaction of certain performance metrics set forth in the Asset Documents of the related Mortgage Loan; (iii) advances that the Seller believes, in the exercise of its reasonable judgment, will be repaid in full during the period covered by the estimate; and (iv) accretive capital expenditures (e.g., following the future advance for such capital expenditures, the debt yield will be equal to or greater than a required debt yield specified in the loan documents of the related Mortgage Loan).

“Underlying Note”: With respect to any Mortgage Loan, the promissory note or other evidence of indebtedness or agreements evidencing the indebtedness of an Obligor under such Mortgage Loan.

“U.S. Person”: A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for U.S. federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which have elected to be treated as U.S. Persons).

“Voting Rights”: At all times during the term of the Indenture and Servicing Agreement, 100% of the voting rights for the Notes that are allocated among the holders of the respective Classes of Notes in proportion with the Aggregate Outstanding Amount of the Notes. Voting rights allocated to a Class of Noteholders is allocated among such Noteholders in proportion to the percentage interest in such Class evidenced by their respective Notes.

“Whole Loan”: A whole mortgage loan (and not a participation interest in a mortgage loan) secured by commercial or multifamily real estate.

“Workout Fee”: With respect to each Corrected Loan, an amount equal to the product of (a) the Workout Fee Rate and (b) each collection of interest and principal (other than penalty charges, excess interest and any amount for which a Liquidation Fee would be paid), including (i) Monthly Payments, (ii) Balloon Payments, (iii) principal prepayments and (iv) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Loan for so long as it remains a Corrected Loan.

“Workout Fee Rate”: With respect to each Corrected Loan, a rate equal to 1.0%.

ARTICLE II

RETENTION AND AUTHORITY OF SERVICER

Section 2.01 Engagement; Servicing Standard. (a) As of the Servicing Transfer Date, the Issuer hereby engages the Servicer and Special Servicer, as the case may be, to perform, and the Servicer or the Special Servicer, as the case may be, hereby agrees to perform, Servicing and Special Servicing, as applicable, with respect to each of the Serviced Mortgage Loans for the benefit of the Relevant Parties in Interest throughout the term of this Agreement, upon and subject to the terms, covenants and provisions hereof.

(b) Each of the Servicer and the Special Servicer shall diligently service and administer the Serviced Mortgage Loans and REO Property it is obligated to service or special service, as the case may be, pursuant to this Agreement on behalf of the Issuer and Trustee in the best interests of and for the benefit of the Relevant Parties in Interest (as a collective whole) (as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of this Agreement and the Asset Documents. To the extent consistent with the foregoing, the Servicer and the Special Servicer shall service and special service, as applicable, the Serviced Mortgage Loans:

(i) in accordance with the higher of the following standards of care:

(A) with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers comparable commercial mortgage loans with similar borrowers and comparable REO Properties for other third party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing commercial mortgage loans similar to the Mortgage Loans and REO Properties); and

(B) with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers comparable commercial mortgage loans and REO properties owned by the Servicer or the Special Servicer, as the case may be;

and in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loan (and any related Participation Agreements);

(ii) with a view to the timely recovery of all payments of principal and interest, including Balloon Payments, under the applicable Mortgage Loans or, in the case of a Specially Serviced Mortgage Loan or an REO Property, the maximization of recovery on such Specially Serviced Mortgage Loan or REO Property to the Relevant Parties in Interest of principal and interest, on a present value basis; and

(iii) without regard to any potential conflicts of interest arising from (A) any relationship, including as lender on any other debt, that the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related borrowers or any Affiliate thereof, or any other party to this Agreement; (B) the ownership of any Note by the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (C) the right of the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction; (D) the ownership, servicing or management for others of any other commercial mortgage loan or real property not subject to this Agreement by the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof and (E) any obligation of the Special Servicer or any Affiliate to repurchase any Mortgage Loan or pay an indemnity in respect thereof.

The servicing practices described in the preceding sentence are herein referred to as the “Servicing Standard.”

(c) Without limiting the foregoing, subject to Section 3.16, (i) the Servicer shall be obligated to service and administer all Performing Mortgage Loans and (ii) the Special Servicer shall be obligated to service and administer (A) any Specially Serviced Mortgage Loan, (B) with respect to a Performing Mortgage Loan, (1) any Other Borrower Request (other than waivers of late payment charges and default interest on Performing Mortgage Loans) or (2) Major Decision and (C) any REO Properties (other than an REO Property related to any Non-Serviced Mortgage Loan); provided, that the Servicer shall continue to receive payments and make all calculations, and prepare, or cause to be prepared, all reports, required hereunder with respect to the Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Special Servicing Transfer Event had occurred and with respect to any REO Properties (and the related REO Loans) as if no acquisition of such REO Properties had occurred, and to render such services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until satisfaction of the conditions specified in Section 3.16. The Special Servicer shall make the inspections, use its reasonable efforts to collect the statements and forward to the Servicer reports in respect of the related Mortgaged Properties or REO Properties with respect to Specially Serviced Mortgage Loans in accordance with, and to the extent required by, Section 3.12. After notification to the Servicer, the Special Servicer may contact the related Obligor of any Performing Mortgage Loan if efforts by the Servicer to collect required financial information have been unsuccessful or any other issues remain unresolved. Such contact shall be coordinated through and with the cooperation of the Servicer. No provision herein contained shall be construed as an express or implied guarantee by the Servicer or the Special Servicer, as the case may be, of the collectability or recoverability of payments on the Mortgage Loans or shall be construed to impair or adversely affect any rights or benefits provided by this Agreement to the Servicer or the Special Servicer, as the case may be (including with respect to Servicing Fees, Special Servicing Fees or, in the case of the Servicer, the right to be reimbursed for Servicing Advances and interest accrued thereon). Any provision in this Agreement for any Servicing Advances by the Advancing Agent or the Servicer or any Servicing Expenses by the Collateral Manager, the Servicer or Special Servicer, is intended solely to provide liquidity for the benefit of Relevant Parties in Interest and not as credit support or otherwise to impose on any such Person the risk of loss with respect to one or more of the Mortgage Loans. No provision hereof shall be construed to impose liability on the Advancing Agent, the Servicer or the Special Servicer for the reason that any recovery to the Issuer, the Noteholders, the Preferred Shareholders or any Companion Participation Holder in respect of a Mortgage Loan at any time after a determination of present value recovery is less than the amount reflected in such determination.

Section 2.02 Subservicing. (a) The Servicer or Special Servicer, as the case may be, may delegate any of its obligations hereunder to a sub-servicer (so long as such Person is a Qualified Servicer); provided, however, that the Servicer or Special Servicer, as the case may be, shall provide oversight and supervision with regard to the performance of all subcontracted services and (i) any subservicing agreement shall be consistent with and subject to the provisions of this Agreement and (ii) no sub-servicer retained shall foreclose on the Mortgage Loan or grant any modification, waiver, or amendment to the Asset Documents without the approval of the Servicer or the Special Servicer, as the case may be. Neither the existence of any subservicing agreement nor any of the provisions of this Agreement relating to subservicing shall relieve the Servicer or Special Servicer, as the case may be, of its obligations to the Issuer hereunder. Notwithstanding any such subservicing agreement, the Servicer or Special Servicer, as the case may be, shall be obligated to the same extent and under the same terms and conditions as if the Servicer or the Special Servicer, as the case may be, alone was servicing the related Mortgage Loans in accordance with the terms of this Agreement. The Servicer or Special Servicer, as the case may be, shall be solely liable for all fees owed by it to any subservicer, regardless of whether the compensation hereunder of the Servicer or Special Servicer, as the case may be, is sufficient to pay such fees. The Servicer and the Special Servicer shall be permitted to provide a copy of this Agreement, the Indenture and the Mortgage Asset Purchase Agreement to any sub-servicer retained by the Servicer or the Special Servicer, as applicable.

(b) Each sub-servicer shall be (i) authorized to transact business in the applicable state(s), if, and to the extent, required by applicable law to enable the sub-servicer to perform its obligations hereunder and under the applicable sub-servicing agreement, and (ii) qualified to service investments comparable to the Mortgage Loans.

(c) Any sub-servicing agreement entered into by the Servicer or Special Servicer, as the case may, be shall provide that it may be assumed or terminated by (i) the Servicer or the Special Servicer, as the case may be, (ii) the Trustee, if the Trustee has assumed the duties of the Servicer or Special Servicer, as the case may be, or if the Servicer or Special Servicer, as the case may be, is otherwise terminated pursuant to the terms of this Agreement, or (iii) a successor servicer if such successor servicer has assumed the duties of the Servicer or Special Servicer, as the case may be, in each case without cause and without cost or obligation to the Trustee, the successor servicer or the successor special servicer. In no event shall the Trustee be responsible for the payment of any termination fee in connection with any sub-servicing agreement entered into by the Servicer or Special Servicer or any successor servicer. In no event shall any sub-servicing agreement give a sub-servicer direct rights against the assets of the Issuer.

Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a sub-servicer shall be deemed to be between the sub-servicer and the Servicer or Special Servicer, as the case may be, alone and the Trustee shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any sub-servicer except as set forth in Section 2.01(c) and Section 6.02.

The Trustee shall not be (a) liable for any acts or omissions of any Servicer, (b) obligated to make any Servicing Advance, (c) responsible for expenses of the Servicer or the Special Servicer, (d) liable for any amount necessary to induce any successor servicer to act as successor servicer or any successor special servicer to act as special servicer hereunder.

(d) Notwithstanding any contrary provisions of the foregoing subsections of this Section 2.02, the appointment by the Servicer or the Special Servicer of one or more third-party contractors for the purpose of performing discrete, ministerial functions shall not constitute the appointment of sub-servicers and shall not be subject to the provisions of this Section 2.02; provided, that (a) the Servicer or the Special Servicer, as the case may be, shall remain responsible for the actions of such third-party contractors as if it were alone performing such functions and shall pay all fees and expenses of such third-party contractors; and (b) such appointment imposes no additional duty on any other party to this Agreement, any successor hereunder to the Servicer or the Special Servicer, as the case may be.

(e) Each sub-servicing agreement entered into by the Servicer shall provide that Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation) shall be entitled to terminate the rights and obligations of the sub-servicer under such sub-servicing agreement with respect to such Mortgage Asset, with or without cause, upon ten (10) Business Days’ notice to the Issuer, the Special Servicer, the Servicer, the Operating Advisor, the Collateral Manager, the Note Administrator and the Trustee, and replace such sub-servicer with a successor sub-servicer that is a Qualified Servicer, subject to the consent of the Servicer with respect to such replacement sub-servicer, which consent shall not be unreasonably withheld, conditioned or delayed; provided that (a) all applicable costs and expenses (including, without limitation, cost and expenses of the Servicer) of any such termination made by the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation) shall be paid by the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation) and (b) all applicable accrued and unpaid Servicing Fees, Additional Servicing Compensation and Servicing Expenses owed to such sub-servicer are paid in full.

Section 2.03 Authority of the Servicer or the Special Servicer. (a) In performing its Servicing or Special Servicing obligations hereunder, the Servicer or Special Servicer, as the case may be, shall, except as otherwise provided herein and subject to the terms of this Agreement, have full power and authority, acting alone or through others, to take any and all actions in connection with such Servicing or Special Servicing, as applicable, that it deems necessary or appropriate in accordance with the Servicing Standard. Without limiting the generality of the foregoing, each of the Servicer or Special Servicer, as the case may be, is hereby authorized and empowered by the Issuer when the Servicer or Special Servicer, as the case may be, deems it appropriate in accordance with the Servicing Standard and subject to the terms of this Agreement, including, without limitation, Section 3.23, to execute and deliver, on behalf of the Issuer, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien of each Mortgage or other relevant Asset Documents on the related Mortgaged Property; (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments with respect to each of the Mortgage Loans and (iii) in the case of the Special Servicer, to execute such instruments of assignment and sale on behalf of the Issuer in accordance with the terms of the Indenture; provided, however, that the Servicer or Special Servicer, as the case may be, shall notify the Issuer, the Collateral Manager and any related Companion Participation Holder in writing in the event that the Servicer or Special Servicer, as the case may be, intends to execute and deliver any such instrument referred to in clause (ii) above. The Issuer agrees to cooperate with the Servicer or the Special Servicer, as the case may be, by either executing and delivering to the Servicer or the Special Servicer, as the case may be, from time to time (i) powers of attorney evidencing the authority and power under this Section of the Servicer or the Special Servicer, as the case may be, or (ii) such documents or instruments deemed necessary or appropriate by the Servicer or the Special Servicer, as the case may be, to enable the Servicer or the Special Servicer, as the case may be, to carry out its Servicing or Special Servicing obligations hereunder.

(b) Subject to Section 2.03(c), in the performance of its Servicing or Special Servicing obligations, the Servicer or the Special Servicer, as the case may be, shall take any action or refrain from taking any action that the Issuer (or the Collateral Manager acting on behalf of the Issuer) directs shall be taken or not taken, as the case may be, which relates to the Servicing or Special Servicing obligations under this Agreement; provided, however, that the Servicer or the Special Servicer shall not take or refrain from taking any action that the Issuer (or the Collateral Manager acting on behalf of the Issuer) requests that the Servicer or the Special Servicer, as the case may be, take or refrain from taking to the extent that the Servicer or the Special Servicer, as the case may be, determines in accordance with the Servicing Standard that such action or inaction, as the case may be: (i) may cause a violation of applicable laws, regulations, codes, ordinances, court orders or restrictive covenants with respect to any Mortgage Loan, Mortgaged Property or other collateral for a Mortgage Loan, (ii) may cause a violation of any provision of an Asset Document, this Agreement, the related Participation Agreement or the Indenture or (iii) may cause a violation of the Servicing Standard.

(c) The Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation) shall have the right to consent to any decision that is a Major Decision hereunder. The Servicer or the Special Servicer, as applicable, (i) shall send the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation) a copy of any written request by an Obligor for a decision that is a Major Decision or any written notification of the occurrence of an event or circumstance that requires the making of a Major Decision within two (2) Business Days of receipt thereof, and (ii) may request that the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation) approve a Major Decision at any time that the Servicer or the Special Servicer, as applicable, determines that such Major Decision should be considered. The Collateral Manager shall send the Servicer and the Special Servicer, as applicable, a copy of any written request it receives from an Obligor for a decision that is a Major Decision within two (2) Business Days of receipt thereof. The Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation) shall consider such Major Decision and notify the Servicer or the Special Servicer, as applicable, of its decision with respect to the actions to be taken with respect thereto within five (5) Business Days (or, with respect to a Non-CLO Controlled Mortgage Asset, within the timeframe set forth in the related Participation Agreement) of receipt of a written request therefor by an Obligor, the Servicer or the Special Servicer, as applicable. In the event that the Servicer or the Special Servicer, as applicable, determines that the decision of the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation) is in accordance with the Servicing Standard, then the Servicer or the Special Servicer, as applicable, shall take such actions as approved by the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation). In the event that the Servicer or the Special Servicer, as applicable, determines that the decision of the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation) is not in accordance with the Servicing Standard, or if the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation) fails to give notice of its decision with respect to the actions to be taken within such five (5) Business Day period (or, with respect to a Non-CLO Controlled Mortgage Asset, within the timeframe set forth in the related Participation Agreement), then the Servicer or the Special Servicer, as applicable, shall not be bound by the determination of the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation) with respect to such Major Decision and shall have the right to take such actions with respect thereto as the Servicer or the Special Servicer, as applicable, determines is in accordance with the Servicing Standard.

Section 2.04 Certain Calculations. (a) All net present value calculations and determinations made under this Agreement with respect to any Mortgage Loan or REO Property shall be made using a discount rate (with respect to the selection of which the Special Servicer will be required to consult, on a non-binding basis, with the Collateral Manager and, after the occurrence of and during the continuation of a Special Servicer Consultation Event with respect to a Mortgage Asset, the Operating Advisor) appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or sale of the Mortgage Loan if it is a Defaulted Mortgage Loan by the Special Servicer, the higher of (1) the rate determined by the Special Servicer, that approximates the market rate that would be obtainable by the related Obligor on similar debt of such Obligor as of such date of determination and (2) the interest rate on such Mortgage Loan based on its outstanding principal balance and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent Appraisal (or update of such Appraisal).

(b) Allocations of payments among Participations in a Participated Mortgage Loan shall be made in accordance with the related Participation Agreement.

ARTICLE III

SERVICES TO BE PERFORMED

Section 3.01 Servicing; Special Servicing. (a) The Servicer hereby agrees to serve as the servicer with respect to each of the Serviced Mortgage Loans and to perform servicing as described below and as otherwise provided herein, upon and subject to the terms of this Agreement. Subject to any limitation of authority under Section 2.03, “Servicing” shall mean those services pertaining to the Mortgage Loans which, applying the Servicing Standard, are required hereunder to be performed by the Servicer, and which shall include:

(i) reviewing all documents in its possession or otherwise reasonably available to it pertaining to such Mortgage Loans, administering and maintaining the Servicing Files, and inputting all necessary and appropriate information into the Servicer’s loan servicing computer system all to the extent and when necessary to perform its obligations hereunder;

(ii) preparing and filing or recording all continuation statements and other documents or instruments necessary to cause the continuation of any UCC financing statements filed with respect to the related Mortgaged Property and taking such other actions necessary to maintain the lien of any Mortgage or other relevant Asset Documents on the related Mortgaged Property, but only to the extent such other actions are within the control of the Servicer;

(iii) in accordance with and to the extent required by Section 3.05, monitoring each Obligor’s maintenance of insurance coverage on the related Mortgaged Property, as required by the related Asset Documents and causing to be maintained adequate insurance coverage on the related Mortgaged Property in accordance with Section 3.05;

(iv) in accordance with and to the extent required by Section 3.02, monitoring the status of real estate taxes, assessments and other similar items and verifying the payment of such items for the related Mortgaged Property;

(v) preparing and delivering all reports and information required to be prepared or delivered by the Servicer hereunder;

(vi) performing payment processing, record keeping, administration of escrow and other accounts, interest rate adjustment, and other routine customer service functions;

(vii) in accordance with the Servicing Standard monitoring any casualty losses or condemnation proceedings and administering any proceeds related thereto in accordance with the related Asset Documents; and

(viii) notifying the related Obligors of the appropriate place for communications and payments, and collecting and monitoring all payments made with respect to such Mortgage Loans.

(b) [Reserved].

(c) The Special Servicer hereby agrees to serve as the special servicer with respect to each Specially Serviced Mortgage Loan and REO Loan as provided herein in accordance with the Servicing Standard (“Special Servicing”).

(d) The Special Servicer shall be responsible for administering Other Borrower Requests (other than waivers of late payment charges and default interest on Performing Mortgage Loans) and Major Decisions with respect to the Serviced Mortgage Loans as provided herein and is authorized to perform all administrative functions related thereto.

(e) In the event the Issuer is no longer a Qualified REIT Subsidiary, but instead has received a No Trade or Business Opinion, the Servicer and Special Servicer each acknowledge that the Issuer may deliver to the Servicer and the Special Servicer written restrictions relating to the Issuer’s ability to acquire, dispose of or modify Mortgage Loans (and the related Pari Passu Participations), as may be required to ensure that the Issuer is at no time treated as engaged in a trade or business in the United States. In this regard, the Servicer and Special Servicer, as applicable, acknowledge that its actions on behalf of the Issuer under this Agreement shall be subject to such written restrictions and that such restrictions will be incorporated into the Servicer’s and Special Servicer’s duties under this Agreement.

(f) With respect to each Non-Serviced Mortgage Loan, the Servicer agrees to perform the following limited functions with respect to the related Mortgage Asset and such Non-Serviced Mortgage Loan:

(i) deposit in the Collection Account all payments of interest, principal and all other amounts received by the Servicer with respect to such Mortgage Asset in accordance with Section 3.03 hereof;

(ii) receive and promptly provide any and all reports, budgets, material notices and related deliverables to which the holder of such Mortgage Asset is entitled and that the Servicer actually receives pursuant to the terms of the related Asset Documents to the Trustee, the Note Administrator, the Collateral Manager and the Rating Agencies, in the same manner and form as, and to the extent that, any reports, budgets, notices and related deliverables that are required to be provided hereunder with respect to the Serviced Mortgage Loans; and

(iii) promptly provide written notice to the Trustee, the Collateral Manager, the Note Administrator and the Rating Agencies upon the receipt of notice that there has been any termination or replacement of the then-current servicer or special servicer, or any material change with respect to the servicing agreement governing the servicing and administration of such Non-Serviced Mortgage Loan.

(g) With respect to each Non-Serviced Mortgage Loan, the Special Servicer agrees to perform the following limited functions with respect to the related Mortgage Asset and such Non-Serviced Mortgage Loan:

(i) enforce all rights and remedies reserved for the holder of such Mortgage Asset pursuant to the terms of the related Participation Agreement and Asset Documents;

(ii) exercise all consent, consultation, voting and related rights reserved for the holder of such Mortgage Asset pursuant to the terms of the related Participation Agreement, in all such cases, in the best interests of the Issuer and Noteholders, in their respective capacities as beneficial holders of such Mortgage Asset;

(iii) receive, review and promptly provide any and all reports, budgets, material notices and related deliverables to which the holder of such Mortgage Asset is entitled and the Special Servicer actually receives pursuant to the terms of the related Asset Documents to the Trustee, the Collateral Manager, the Note Administrator and the Rating Agencies, in the same manner and form as, and to the extent that, any reports, budgets, notices and related deliverables that are required to be provided hereunder with respect to the Serviced Mortgage Loans; and

(iv) promptly provide written notice to the Trustee, the Collateral Manager, the Note Administrator and the Rating Agencies upon the receipt of notice that there has been any termination or replacement of the then-current servicer or special servicer, or any material change with respect to the servicing agreement governing the servicing and administration of such Non-Serviced Mortgage Loan.

(h) With respect to each Non-Serviced Mortgage Loan, the parties to this Agreement shall have no obligation or authority to supervise the respective parties to the servicing agreement governing the servicing and administration of such Non-Serviced Mortgage Loan (but this statement shall not relieve them of liabilities they may otherwise have in their capacities as parties to the such other servicing agreement) or to make Servicing Advances with respect to any such Non-Serviced Mortgage Loan. Any obligation of the Servicer or Special Servicer, as applicable, to provide information and collections to the Trustee, the Note Administrator, the Issuer, the Noteholders or the Rating Agencies with respect to any Non-Serviced Mortgage Loan shall be dependent on its receipt of the corresponding information and collections from the servicer or the special servicer under the servicing agreement governing the servicing and administration of such Non-Serviced Mortgage Loan.

(i) With respect to any Non-Serviced Mortgage Loan, the Servicer shall not agree to any amendment, modification or waiver with respect to the servicing agreement pursuant to which such Non-Serviced Mortgage Loan is serviced that adversely affects in any material respect the interest of the related Participation, unless the Noteholder consent requirements that would be necessary for the same amendment under the terms of this Agreement have been satisfied.

Section 3.02 Escrow Accounts; Collection of Taxes, Assessments and Similar Items. (a) Subject to and as required by the terms of the related Asset Documents, the Servicer shall establish and maintain one or more Eligible Accounts (each, an “Escrow Account”) into which all Escrow Payments shall be deposited promptly after receipt and identification. Escrow Accounts shall be denominated “Situs Asset Management LLC, as Servicer, on behalf of Wilmington Trust, National Association, as trustee, for the benefit of the Holders of the TRTX 2018-FL2 Notes, the other Secured Parties and the related Companion Participation Holders” or in such other manner as the Issuer (or the Collateral Manager on behalf of the Issuer) prescribes. The Servicer shall notify the Issuer, the Collateral Manager, the Special Servicer, the Note Administrator and the Trustee in writing of the location and account number of each Escrow Account it establishes and shall notify the Issuer, the Collateral Manager, the Special Servicer, the Note Administrator and the Trustee promptly after any change thereof. Except as provided herein (including without limitation, the withdrawals described in the following sentence, which may be made without Issuer, Special Servicer or the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation) consent), withdrawals of amounts from an Escrow Account may be made only following notice to, and consent of, the Special Servicer subject to consent and consultation provisions set forth in Section 3.23). Subject to any express provisions to the contrary herein, to applicable laws, and to the terms of the related Asset Documents governing the use of the Escrow Payments, withdrawals of amounts from an Escrow Account may only be made: (i) to effect payment of taxes, assessments and insurance premiums; (ii) to effect payment of ground rents and other items required or permitted to be paid from escrow; (iii) to refund to the related Obligors any sums determined to be in excess of the amounts required to be deposited therein; (iv) to pay interest, if required under the Asset Documents, to the Obligors on balances in the Escrow Accounts; (v) to pay to the Servicer from time to time any interest or investment income earned on funds deposited therein pursuant to Section 3.04; (vi) to apply funds to the indebtedness of the Mortgage Loan in accordance with the terms thereof; (vii) to reimburse the Servicer or the Special Servicer, the Collateral Manager or the Advancing Agent, as the case may be, for any Servicing Advance or Servicing Expense, as the case may be, for which Escrow Payments should have been made by the Obligors, but only from amounts received on the Mortgage Loan which represent late collections of Escrow Payments thereunder; (viii) to withdraw any amount deposited in the Escrow Accounts which was not required to be deposited therein; or (ix) to clear and terminate the Escrow Accounts at the termination of this Agreement.

(b) The Servicer shall maintain accurate records with respect to each Mortgaged Property securing a Serviced Mortgage Loan, reflecting the status of taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums payable with respect thereto as well as the payment of ground rents with respect to each ground lease (to the extent such information is reasonably available). To the extent that the related Asset Documents require Escrow Payments to be made by an Obligor under a Serviced Mortgage Loan, the Servicer shall use reasonable efforts to obtain, from time to time, all bills for the payment of such items, and shall effect payment prior to the applicable penalty or termination date, employing for such purpose Escrow Payments paid by such Obligor under a Serviced Mortgage Loan pursuant to the terms of the Asset Documents and deposited in the related Escrow Account by the Servicer. To the extent that the Asset Documents do not require an Obligor to make Escrow Payments (and no other loan secured by the Mortgaged Property requires escrows or reserves for such amounts), the Servicer shall use its reasonable efforts to require that any tax, insurance or other payment referenced in the definition of Escrow Payment be made by such Obligors prior to the applicable penalty or termination date (to the extent that the holder of the related Mortgage Loan has the right to so require). Subject to Section 3.05 with respect to the payment of insurance premiums, if an Obligor under a Serviced Mortgage Loan fails to make payment on a timely basis or collections from such Obligor are insufficient to pay any such item when due and the holder of the related Mortgage Loan has the right to pay such premiums on behalf of such Obligor pursuant to the terms of the related Asset Documents, the amount of any shortfall shall be paid by the Advancing Agent, subject to Section 5.02, as a Servicing Advance.

Section 3.03 Collection Account. (a) With respect to the Mortgage Assets, the Servicer shall establish and maintain an Eligible Account (the “Collection Account”) for the benefit of the Issuer for the purposes set forth herein. The Collection Account shall be denominated “Situs Asset Management LLC, as Servicer, on behalf of Wilmington Trust, National Association, as trustee, for the benefit of the Holders of the TRTX 2018-FL2 Notes and the other Secured Parties.” The Servicer shall deposit into the Collection Account within two (2) Business Days after receipt of properly identified funds all payments and collections received by it on or after the date hereof with respect to the Mortgage Assets and related REO Properties (other than, subject to Section 3.03(c), such payments and collections that are required to be transferred to the servicer of the Companion Participation in accordance with the related Participation Agreement), other than (x) Escrow Payments, (y) payments in the nature of Additional Servicing Compensation or (z) scheduled payments of principal and interest due on or before the Closing Date and collected on or after the Closing Date, which amounts described in this clause (z) shall be remitted to the Seller.

(b) With respect to the Mortgage Assets, the Servicer shall make withdrawals from the Collection Account only as follows (the order set forth below not constituting an order of priority for such withdrawals):

(i) to withdraw any amount deposited in the Collection Account which was not required to be deposited therein;

(ii) pursuant to Section 5.01, to pay itself unpaid Servicing Fees, if applicable, and any unpaid Additional Servicing Compensation on each Remittance Date;

(iii) pursuant to Section 5.03(a), (b) and (c), but subject to the waiver, to pay to the Special Servicer the Special Servicing Fee, Liquidation Fee, Workout Fee and any unpaid Additional Special Servicing Compensation on each Remittance Date;

(iv) pursuant to Section 5.04, to pay to the Operating Advisor any applicable Operating Advisor Fees on each Remittance Date;

(v) (A) to reimburse itself and the Advancing Agent, as applicable (in that order), for unreimbursed Servicing Advances, together with interest thereon at the Advance Rate, the respective rights of each such Person to receive payment pursuant to this clause (A) with respect to any Mortgage Asset, Mortgaged Property or REO Property being limited to, as applicable, related payments by the applicable Obligor with respect to such Mortgage Asset and Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Proceeds of the Mortgage Asset, Mortgaged Property or REO Property for which such Servicing Advance was made, and (B) to pay for any Servicing Expenses related to the Mortgage Assets, Mortgaged Properties or REO Properties (provided that, with respect to any Mortgage Asset, such Servicing Expenses shall be paid first from amounts collected on such Mortgage Asset);

(vi) to reimburse itself and the Advancing Agent, as applicable (in that order), for Nonrecoverable Servicing Advances, together with interest thereon at the Advance Rate, first, out of REO Proceeds, Liquidation Proceeds and Insurance and Condemnation Proceeds received on the related Mortgage Asset or REO Property, then, out of the interest portion of general collections on the Mortgage Assets and REO Properties, then, to the extent the interest portion of general collections is insufficient and with respect to such excess only, out of other collections on the Mortgage Assets and REO Properties;

(vii) [reserved;]

(viii) to pay to itself, as the case may be, from time to time any interest or investment income earned on funds deposited in the Collection Account to the extent it is entitled thereto pursuant to Section 3.04;

(ix) to remit to the Seller any collections representing Retained Interest under, and as defined in, the Mortgage Asset Purchase Agreement;

(x) to remit to the Note Administrator on each Remittance Date, all amounts on deposit in the Collection Account (that represent good and available funds) as of the close of business on the related Servicer Determination Date, net of any withdrawals from the Collection Account pursuant to this Section; and

(xi) to clear and terminate the Collection Account upon the termination of this Agreement.

(c) With respect to each Participated Mortgage Loan that is a Serviced Mortgage Loan, the Servicer shall establish and maintain a servicing account (which account shall be an Eligible Account (or a sub-account of an Eligible Account)) in its name for the receipt of all amounts tendered by or on behalf of the related Obligor which shall not be commingled with any other amounts. Within the timeframes set forth in the applicable Participation Agreement and this Agreement, the Servicer shall remit and/or apply, as applicable (w) any of such amounts constituting Excluded Amounts (as defined in the applicable Participation Agreement) in accordance with the related Asset Documents and/or to the applicable parties entitled to such amounts in accordance with the applicable Participation Agreement and this Agreement, (x) to the extent any Servicing Fees payable on the Companion Participation under this Agreement are due and payable (and not waived) in accordance with Section 5.01(a) hereof, any of such amounts constituting Servicing Fees payable on the Companion Participation to the Servicer, (y) any of such amounts allocable and payable to the Companion Participation in accordance with such Participation Agreement to the holder of the Companion Participation and (z) any of such amounts allocable and payable to the related Mortgage Asset in accordance with such Participation Agreement to the Collection Account in accordance with Section 3.03(a) hereof. With respect to any Companion Participation related to a Serviced Mortgage Loan, any fees and compensation that are allocable to the related Companion Participation in accordance with the related Participation Agreement shall be paid as provided in the Participation Agreement only from amounts allocated to such Companion Participation and not from amounts allocated to the related Mortgage Asset or from general collections in the Collection Account.

Section 3.04 Permitted Investments. The Servicer or the Special Servicer, as the case may be, may direct any depository institution or trust company in which the Accounts are maintained to invest the funds held therein in one or more Permitted Investments; provided, however, that (a) any amounts held in the Collection Account that are invested shall be (x) invested only in short-term Permitted Investments and (y) sold no later than two Business Days prior to each Remittance Date, and (b) in all cases, such funds shall be either (i) immediately available or (ii) available in accordance with a schedule which will permit the Servicer to meet its payment obligations hereunder. The Servicer or the Special Servicer, as the case may be, shall be entitled to all income and gain realized from the investment of funds deposited in the Accounts as Additional Servicing Compensation or Additional Special Servicing Compensation, as applicable. The Servicer or the Special Servicer, as the case may be, shall deposit from its own funds in the applicable Account the amount of any loss incurred in respect of any such investment of funds immediately upon the realization of such loss; provided, that neither the Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account in the month in which the loss occurred and at the time such investment was made. Notwithstanding the foregoing, the Servicer or the Special Servicer, as the case may be, shall not (other than in the case of sub-clause (2) below) direct the investment of funds held in any Escrow Account and shall not retain the income and gain realized therefrom if the related Asset Documents or applicable law permit the Obligor to be entitled to the income and gain realized from the investment of funds deposited therein. In such event, the Servicer shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein (1) in accordance with the Obligor’s written investment instructions, if the Asset Documents or applicable law require such funds to be invested in accordance with the Obligor’s direction; and (2) in accordance with the written investment instructions of the Servicer to invest such funds in a Permitted Investment, if the Asset Documents and applicable law do not permit the related Obligor to direct the investment of such funds; provided, however, that in either event (i) such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the Servicer to meet the payment obligations for which the Escrow Account was established, (ii) the Servicer or the Special Servicer, as the case may be, shall have no liability for any loss in investments of such funds that are invested pursuant to such written instructions, (iii) the Servicer or the Special Servicer, as the case may be, will not be responsible for paying interest to any Obligor at a rate in excess of a reasonable and customary rate earned on similar accounts and (iv) in the absence of written investment instructions, the Servicer may maintain the funds in an interest-bearing Eligible Account.

Section 3.05 Maintenance of Insurance Policies. (a) The Special Servicer (only with respect to Specially Serviced Mortgage Loans and REO Properties) or the Servicer (with respect to Performing Mortgage Loans) shall use efforts consistent with the Servicing Standard to cause the related Obligor of each Serviced Mortgage Loan to maintain for each such Serviced Mortgage Loan such insurance as is required to be maintained pursuant to the related Asset

Documents. If the related Obligor fails to maintain such insurance, the Servicer or the Special Servicer, as applicable, shall notify the Issuer of such breach, and shall, to the extent available at commercially reasonable rates and that the Issuer has an insurable interest, cause such insurance to be maintained. To the extent provided in the applicable Asset Documents, all such policies shall be endorsed with standard mortgagee clauses (if applicable) with loss payable to the Issuer, and shall be in an amount sufficient to avoid the application of any co-insurance clause. The costs of maintaining the insurance policies which the Servicer or the Special Servicer, as the case may be, is required to maintain pursuant to this Section shall be a Servicing Expense or, if the amount in the Collection Account is insufficient to pay such costs, such costs shall be paid by the Advancing Agent as a Servicing Advance.

(b) The Servicer or the Special Servicer, as the case may be, may fulfill its obligation to maintain insurance, as provided in Section 3.05(a), through a master force placed insurance policy with a Qualified Insurer, the cost of which shall be a Servicing Expense or, if the amount in the Collection Account is insufficient to pay such costs, such costs shall be paid by the Advancing Agent as a Servicing Advance; provided that such cost is limited to the incremental cost of such policy allocable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not such Mortgaged Property or REO Property is then covered thereby, which shall be paid by the Advancing Agent at the direction of the Special Servicer, the Servicer or the Special Servicer, as the case may be). Such master force placed insurance policy may contain a deductible clause, in which case the Advancing Agent, the Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.05(a), and there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the related Account from its own funds the amount not otherwise payable under the master force placed insurance policy because of such deductible to the extent that such deductible exceeds the deductible limitation required under the related Asset Documents, or, in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

(c) Each of the Servicer and the Special Servicer shall obtain and maintain at its own expense, and keep in full force and effect, or be covered by, throughout the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy covering the Servicer’s or the Special Servicer’s, as applicable, directors, officers and employees, in connection with its activities under this Agreement. The form and amount of coverage shall be consistent with the Servicing Standard. In the event that any such bond or policy ceases to be in effect, the Servicer or the Special Servicer, as applicable, shall obtain a comparable replacement bond or policy. Any fidelity bond and errors and omissions insurance policy required under this Section 3.05(c) shall be obtained from a Qualified Insurer. Notwithstanding the foregoing, so long as the unsecured obligations or deposits of the Servicer or Special Servicer (or their respective corporate parent), as applicable, have been rated at least “A3” by Moody’s, the Servicer or the Special Servicer, as applicable, shall be entitled to provide self-insurance directly or through its parent (so long as such parent is obligated to pay the related claims), as applicable, with respect to its obligation to maintain a blanket fidelity bond and an errors and omissions insurance policy.

No provision of this Section requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer or Special Servicer, as applicable, from its duties and obligations as set forth in this Agreement. The Servicer and Special Servicer, as applicable, shall deliver or cause to be delivered to the Trustee and the Note Administrator, upon request, a certificate of insurance from the surety and insurer certifying that such insurance is in full force and effect.

Section 3.06 Delivery and Possession of Servicing Files. On or before the Servicing Transfer Date, the Issuer (or the Collateral Manager acting on behalf of the Issuer) shall deliver or cause to be delivered to the Servicer (i) a Servicing File with respect to each Mortgage Loan; and (ii) the amounts, if any, received by the Issuer representing Escrow Payments previously made by the Obligors. The Servicer shall promptly acknowledge receipt of the Servicing File and Escrow Payments and shall promptly deposit such Escrow Payments in the Escrow Accounts established pursuant to this Agreement. The contents of each Servicing File delivered to the Servicer are and shall be held in trust by the Servicer on behalf of the Issuer for the benefit of the Relevant Parties in Interest. The Servicer’s possession of the contents of each Servicing File so delivered shall be for the sole purpose of servicing the related Mortgage Loan and such possession by the Servicer shall be in a custodial capacity only. The Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Issuer (or the Collateral Manager acting on behalf of the Issuer), and upon request of the Issuer (or the Collateral Manager acting on behalf of the Issuer), the Servicer shall deliver to the Issuer, or its nominee, the Servicing File or a copy of any document contained therein; provided, however, that if the Servicer is unable to perform its Servicing obligations with respect to the related Mortgage Loan as a result of any such release or delivery of the Servicing File, then the Servicer shall not be liable, while the related Servicing File is not in the Servicer’s possession, for any failure to perform any obligation hereunder with respect to the related Mortgage Loan.

Section 3.07 Inspections; Financial Statements. (a) With respect to each Performing Mortgage Loan, the Servicer shall perform, or cause to be performed, a physical inspection of the related Mortgaged Property (i) with respect to any Mortgage Loan with a Stated Principal Balance greater than or equal to $2,000,000, at least annually, and (ii) with respect to any Mortgage Loan with a Stated Principal Balance less than $2,000,000, at least once every 24 months, in each case, beginning in 2019, and, in addition, if at any time (A) the Issuer (or the Collateral Manager acting on behalf of the Issuer) requests such an inspection, or (B) the Servicer, with the approval of the Issuer (or the Collateral Manager acting on behalf of the Issuer), determines that it is prudent to conduct such an inspection. The Servicer shall prepare a written report of each such inspection and shall promptly deliver a copy of such report to the Issuer, the Special Servicer and the Collateral Manager. The reasonable out-of-pocket expenses incurred by the Servicer and a reasonable fee due the Servicer in connection with any such inspections (including any out-of-pocket expenses related to travel and lodging and any charges incurred through the use of a qualified third party to perform such services) shall be paid by the Advancing Agent as a Servicing Advance; provided, however, that with respect to the annual inspection of any such Mortgaged Property, no additional fee shall be due and such expenses shall be borne by the Servicer.

(b) With respect to a Specially Serviced Mortgage Loan that is secured directly or indirectly by real property and with respect to REO Property related to a Serviced Mortgage Loan, the Special Servicer shall perform a physical inspection of each such Mortgaged Property (i) as soon as possible after a Special Servicing Transfer Event and thereafter at least annually, and, in addition (ii) if at any time (x) the Issuer (or the Collateral Manager acting on behalf of the Issuer) requests such an inspection, or (y) the Special Servicer, determines that it is prudent to conduct such an inspection. The Special Servicer shall prepare a written report of each such inspection and shall promptly deliver a copy of such report to the Issuer, the Servicer and the Collateral Manager. The reasonable out-of-pocket expenses incurred by the Special Servicer and a reasonable fee due the Special Servicer in connection with any such inspections (including any out-of-pocket expenses related to travel and lodging and any charges incurred through the use of a qualified third party to perform such services) shall be paid by the Advancing Agent as a Servicing Advance.

Section 3.08 Exercise of Remedies upon Mortgage Loan Defaults. Upon the failure of any Obligor under a Serviced Mortgage Loan to make any required payment of principal, interest or other amounts due under such Serviced Mortgage Loan, or otherwise to perform fully any material obligations under any of the related Asset Documents, in either case within any applicable grace period, the Servicer shall, upon discovery of such failure, promptly notify the Special Servicer, the Advancing Agent, the Operating Advisor, the Collateral Manager and the Issuer in writing. As directed in writing by the Issuer (or the Collateral Manager acting on behalf of the Issuer) in each instance, the Special Servicer shall issue notices of default, declare events of default, declare due the entire outstanding principal balance, and otherwise take all reasonable actions consistent with the Servicing Standard under the related Mortgage Loan in preparation for the Special Servicer to realize upon the related Underlying Note.

Section 3.09 Enforcement of Due-On-Sale Clauses; Due-On-Encumbrance Clauses; Assumption Agreements; Defeasance Provisions. (a) Subject to the terms of Section 2.03(c) hereof, if any Serviced Mortgage Loan contains a provision in the nature of a “due-on-sale” clause (including, without limitation, sales or transfers of related Mortgaged Properties (in full or part) or the sale or transfer of direct or indirect interests in the related Obligor, its subsidiaries or its owners), which by its terms:

(i) provides that such Mortgage Loan will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or ownership interests in the Obligor,

(ii) provides that such Mortgage Loan may not be assumed without the consent of the related lender in connection with any such sale or other transfer, or

(iii) provides that such Mortgage Loan may be assumed or transferred without the consent of the lender, provided certain conditions set forth in the Asset Documents are satisfied,

then, subject to the terms of Sections 3.09(d), 3.22 and 3.23 hereof, the Special Servicer on behalf of the Issuer shall take such action as directed by the Collateral Manager pursuant to Section 2.03(c); provided that the Special Servicer shall not waive, without first satisfying the Rating Agency Condition, any “due-on-sale” clause under any Mortgage Loan for which the related Mortgage Asset (A) represents 5% or more of the principal balance of all the Mortgage Assets owned by the Issuer, (B) has a principal balance of over $35,000,000 or (C) is one of the 10 largest Mortgage Assets (based on principal balance) owned by the Issuer; provided, further, that the Special Servicer shall not be required to enforce any such due-on-sale clauses and in connection therewith shall not be required to (x) accelerate the payments thereon or (y) withhold its consent to such an assumption if the Special Servicer determines, in accordance with the Servicing Standard (1) that such provision is not enforceable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the related Obligor or (2) that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related mortgage rate), than would enforcement of such clause.

If, notwithstanding any directions to the contrary from the Collateral Manager, the Special Servicer determines in accordance with the Servicing Standard that (A) granting such consent would be likely to result in a greater recovery, (B) such provision is not legally enforceable, or (C) that the conditions described in clause (iii) above relating to the assumption or transfer of the Mortgage Loan have been satisfied, the Special Servicer is authorized to take or enter into an assumption agreement from or with the Person to whom the related Mortgage Loan has been or is about to be conveyed, and to release the original Obligor from liability upon the Mortgage Loan and substitute the new Obligor as obligor thereon, provided that the credit status of the prospective new Obligor is in compliance with the Servicing Standard and criteria and the terms of the related Asset Documents. In connection with each such assumption or substitution entered into by the Special Servicer, the Special Servicer shall give prior notice thereof to the Servicer, the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation) and the Operating Advisor (but only after the occurrence and during the continuance of a Special Servicer Consultaiton Event with respect to the related Mortgage Asset). The Special Servicer shall notify the Co-Issuers, the Servicer, the Collateral Manager and the Operating Advisor (but only after the occurrence and during the continuance of a Special Servicer Consultation Event with respect to the related Mortgage Asset) that any such assumption or substitution agreement has been completed by forwarding to the Issuer (with a copy to the Servicer and the Colalteral Manager) the original copy of such agreement, which copies shall be added to the related Mortgage Asset File and shall, for all purposes, be considered a part of such Mortgage Asset File to the same extent as all other documents and instruments constituting a part thereof. To the extent not precluded by the Asset Documents, the Special Servicer shall not approve an assumption or substitution without requiring the related Obligor to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution. However, in the event that the related Obligor is required but fails to pay such fees, such fees shall be treated as a Servicing Expense. The Special Servicer shall provide copies of any waivers of any due-on-sale clause to the 17g-5 Information Provider for posting on the 17g-5 Website.

(b) Subject to the terms of Section 2.03(c) hereof, if any Serviced Mortgage Loan contains a provision in the nature of a “due-on-encumbrance” clause (including, without limitation, any mezzanine financing of the related Obligor or the related Mortgaged Property), which by its terms:

(i) provides that such Mortgage Loan shall (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property,

(ii) requires the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property or underlying Real Property, or

(iii) provides that such Mortgaged Property may be further encumbered without the consent of the lender, provided certain conditions set forth in the Asset Documents are satisfied,

then, subject to the terms of Sections 3.09(e), 3.22 and 3.23 hereof, the Special Servicer on behalf of the Issuer shall take such actions as directed by the Collateral Manager pursuant to Section 2.03(c); provided that, the Special Servicer shall not waive, without first satisfying the Rating Agency Condition, any “due-on-encumbrance” clause (which the Special Servicer shall interpret, if the related Asset Documents allow such interpretation, to include requests for approval of mezzanine financing or preferred equity) with regard to any Mortgage Loan for which the related Mortgage Asset (A) represents 2% or more of the principal balance of all the Mortgage Assets owned by the Issuer, (B) has a principal balance of over $20,000,000, (C) is one of the 10 largest Mortgage Assets (based on principal balance) owned by the Issuer, (D) has an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, or (E) has an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is less than 1.2x to 1.0x; and (subject to the rights, if any, exercisable by the Trustee); provided, further that, the Special Servicer shall not be required to enforce any such due-on-encumbrance clauses and in connection therewith shall not be required to (x) accelerate Mortgage Loan thereon or (y) withhold its consent to such encumbrance if the Special Servicer determines, in accordance with the Servicing Standard (1) that such provision is not enforceable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the Obligor or (2) that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related interest rate), than would enforcement of such clause.

If, notwithstanding any directions to the contrary from the Collateral Manager, the Special Servicer determines in accordance with the Servicing Standard that (A) granting such consent would be likely to result in a greater recovery, (B) such provision is not legally enforceable, or (C) that the conditions described in clause (iii) above relating to the further encumbrance have been satisfied, the Special Servicer is authorized to grant such consent. To the extent not precluded by the Asset Documents, the Special Servicer shall not approve an additional encumbrance without requiring the related Obligor to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, in the event that the related Obligor is required but fails to pay such fees, such fees shall be reimbursable as a Servicing Expense. The Special Servicer shall provide copies of any waivers of any due on encumbrance clause to the 17g-5 Information Provider for posting on the 17g-5 Website.

(c) Both the Servicer and the Special Servicer may communicate directly with the Obligors in connection with any Other Borrower Request or Major Decision. If the Servicer receives any request for any assumption, transfer, further encumbrance or other action contemplated by this Section 3.09, the Servicer shall forward such request to the Special Servicer for analysis and processing and the Servicer shall have no further liability or duty with respect thereto. If the Special Servicer receives any such request from an Obligor (or from the Servicer) the Special Servicer shall analyze and process the request, subject to approval by the Collateral

Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation) with respect to any Major Decision. Once the Special Servicer has approved the related Other Borrower Request or Major Decision, the Special Servicer shall notify the Servicer of such recommendation and when the related transaction closes the Special Servicer shall promptly provide the Servicer with the information necessary for the Servicer to update its records to reflect the terms of the transaction.

(d) In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, the Special Servicer shall not agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) shall contain any terms that are different from, any term of any Mortgage Loan, other than pursuant to Section 3.15 hereof.

Section 3.10 Appraisals; Realization upon Defaulted Mortgage Assets. (a) Following (i) any acquisition by the Special Servicer of an REO Property on behalf of the Issuer for the benefit of the Relevant Parties in Interest, or (ii) an Appraisal Reduction Event, the Special Servicer shall notify the Servicer thereof, and, upon delivery of such notice, the Special Servicer shall (x) promptly, in the case of an acquisition of REO Property and (y) within 120 days, in the case of an Appraisal Reduction Event, use reasonable efforts to obtain an updated Appraisal or a letter update for an existing Appraisal if such existing Appraisal is less than twenty-four (24) months old, in order to determine the fair market value of such REO Property or Mortgaged Property, as applicable, and shall notify the Issuer, the Servicer and the Collateral Manager of the results of such Appraisal; provided that the Special Servicer shall not be required to obtain an updated Appraisal of any Mortgaged Property with respect to which there exists an Appraisal that is less than twelve (12) months old. Any such Appraisal shall be conducted by an Appraiser and the cost thereof shall be a Servicing Advance. The Special Servicer shall obtain a new updated Appraisal or a letter update every twelve (12) months thereafter for so long as such Mortgage Loan is subject to an Appraisal Reduction Event or until the REO Property is sold, as applicable.

(b) The Special Servicer shall monitor each Specially Serviced Mortgage Loan, evaluate whether the causes of the Special Servicing Transfer Event can be corrected over a reasonable period without significant impairment of the value of the Mortgage Loan and, subject to the rights of the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation) pursuant to Section 3.23 hereof, initiate corrective action in cooperation with the Obligor if, in the Special Servicer’s judgment, cure is likely, and take such other actions (including without limitation, negotiating and accepting a discounted payoff of a Mortgage Loan) as are consistent with the Servicing Standard. If, in the Special Servicer’s judgment, such corrective action has been unsuccessful, no satisfactory arrangement can be made for collection of delinquent payments, and the Specially Serviced Mortgage Loan has not been released from the Issuer pursuant to any provision hereof, and except as otherwise specifically provided in Section 3.09(a) and 3.09(b), the Special Servicer may, to the extent consistent with an Asset Status Report and with the Servicing Standard and, subject to the rights of the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation) pursuant to Section 3.23 hereof, accelerate such Specially Serviced Mortgage Loan and commence a foreclosure or other acquisition with respect to the related Mortgage Loan, provided that the Special Servicer determines in accordance with the Servicing Standard that such acceleration and foreclosure are more likely to produce a greater recovery to the Relevant Parties in Interest on a present value basis (discounting at the related interest rate) than would a waiver of such default or an extension or modification. The Special Servicer shall notify the Advancing Agent of the need to advance the costs and expenses of any such proceedings.

(c) If the Special Servicer elects to proceed with a non-judicial foreclosure or other similar proceeding related to personal property in accordance with the laws of the state where a Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Obligor or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or other similar proceeding related to personal property or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officer’s Certificate delivered to the Issuer and the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation).

(d) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the related Mortgage Loan shall be considered to be an REO Loan until such time as the Issuer’s interest in the related REO Property is sold and the REO Loan shall be reduced only by collections net of expenses (which with respect to any Mortgage Loan, shall be allocated in accordance with the related Participation Agreement). Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan shall be considered to be an outstanding Mortgage Loan and:

(i) it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Underlying Note shall have been discharged, such Underlying Note and, for purposes of determining the stated principal balance thereof, the related amortization schedule in effect at the time of any such acquisition of title shall remain in effect; and

(ii) net REO Proceeds received in any month shall be applied to amounts that would have been payable under the related Underlying Note(s) in accordance with the terms of such Underlying Note(s). In the absence of such terms, net REO Proceeds shall be deemed to have been received first, in reimbursement of Servicing Advances related to such Mortgage Loan; second, in payment of Special Servicing Fees, Liquidation Fees and Workout Fees related to such Mortgage Loan; third, in payment of the unpaid accrued interest on such Mortgage Loan; fourth, in payment of outstanding principal of such Mortgage Loan; and thereafter, net proceeds received in any month shall be applied to the payment of installments of principal and accrued interest deemed to be due and payable in accordance with the terms of such Underlying Note(s) or related Asset Documents, net of any withholding taxes, and such amortization schedule until such principal has been paid in full and then to other amounts due under such Mortgage Loan; provided that, with respect to any Mortgage Loan, REO Proceeds shall be allocated in accordance with the related Participation Agreement).

(e) Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Issuer, for the benefit of the Relevant Parties in Interest, obtain title to any Mortgaged Property as a result of or in lieu of foreclosure or otherwise, obtain title to any direct or indirect equity interest in any Obligor pledged pursuant to a pledge agreement and thereby be the beneficial owner of the related Mortgaged Property, have a receiver of rents appointed with respect to, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Issuer, would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent environmental consultant who regularly conducts environmental audits, that:

(i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuer to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Issuer to take such actions with respect to the affected Mortgaged Property.

In the event that the environmental assessment first obtained by the Special Servicer with respect to the Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that hazardous materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent environmental consultant who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of the Relevant Parties in Interest. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

(f) The environmental assessment contemplated by Section 3.10(e) shall be prepared within three (3) months (or as soon thereafter as practicable) of the determination that such assessment is required by an Independent environmental consultant who regularly conducts environmental audits for purchasers of commercial property where the Mortgage Loan is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard. The Special Servicer shall request (with a copy to the Servicer) that the Advancing Agent to advance the cost of preparation of such environmental assessments.

(g) The Special Servicer shall take such action with respect to a Mortgaged Property that is not in compliance with applicable environmental laws as is directed by the Collateral Manager; provided, however, that if the Special Servicer determines pursuant to Section 3.10(e)(i) that any Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Issuer to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(e)(ii) that the circumstances referred to therein relating to hazardous materials are present but that it is in the best economic interest of the Issuer to take such action with respect to the containment, clean-up or remediation of hazardous materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Issuer, but only if the Issuer (or the Note Administrator) has mailed notice to the Noteholders of such proposed action, which notice shall be prepared by the Special Servicer, and only if the Issuer (or the Note Administrator) does not receive, within 30 days of such notification, instructions from the Noteholders entitled to a majority of the voting rights directing the Special Servicer not to take such action. Notwithstanding the foregoing, if the Special Servicer reasonably determines that it is likely that within such 30-day period irreparable environmental harm to such Mortgaged Property would result from the presence of such hazardous materials and provides a prior written statement to the Issuer setting forth the basis for such determination, then the Special Servicer may take such action to remedy such condition as may be consistent with the Servicing Standard. Neither the Issuer nor the Special Servicer shall be obligated to take any action or not take any action pursuant to this Section 3.10(g) at the direction of the Noteholders or the related Companion Participation Holder, unless the Noteholders or such Companion Participation Holder agree to indemnify the Issuer and the Special Servicer with respect to such action or inaction. The Special Servicer shall notify the Advancing Agent of the need to advance the costs of any such compliance, containment, clean-up or remediation as a Servicing Advance.

(h) The Special Servicer shall notify the Servicer of any Mortgaged Property securing a Serviced Mortgage Loan which is abandoned or foreclosed that requires reporting to the IRS and shall provide the Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any such Mortgaged Property which is abandoned or foreclosed, and the Servicer shall report to the IRS and the related Obligor, in the manner required by applicable law, such information, and the Servicer shall report, via IRS Form 1099C, all forgiveness of indebtedness to the extent such information has been provided to the Servicer by the Special Servicer. The Servicer shall deliver a copy of any such report to the Issuer and the Collateral Manager.

(i) The costs of any updated Appraisal obtained pursuant to this Section 3.10 shall be paid by the Advancing Agent as a Servicing Advance.

Section 3.11 Annual Statement as to Compliance. The Servicer and the Special Servicer (each a “Reporting Person”) shall each deliver to the Issuer, the Note Administrator, the Trustee, the Collateral Manager, the Operating Advisor (but only with respect to a certificate relating to the Special Servicer) and the 17g-5 Information Provider on or before April 30 of each year, beginning with April 30, 2019, an Officer’s Certificate stating, as to each signatory thereof, (i) that a review of the activities of the Reporting Person during the preceding calendar year and of its performance under this Agreement has been made under such Officer’s supervision, and (ii) that, to the best of such Officer’s knowledge, based on such review, the Reporting Person has fulfilled all of its obligations under this Agreement in all material respects throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto.

Section 3.12 Annual Independent Public Accountants’ Servicing Report. (a) On or before April 30 of each year, beginning with April 30, 2019, the Servicer, at its own expense, shall cause a registered public accounting firm (which may also render other services to the Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Issuer, the Note Administrator, the Trustee, the Collateral Manager and the 17g-5 Information Provider, regarding the Servicer’s compliance during the prior calendar year with (a) the applicable servicing criteria in Item 1122 of Regulation AB set forth on Exhibit B hereto or (b) the minimum servicing standards identified in the Uniform Single Attestation Program for Mortgage Bankers.

Section 3.13 Title and Management of REO Properties and REO Accounts. (a) In the event that title to any Mortgaged Property is acquired on behalf of the Relevant Parties in Interest in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken (x) in the name of a U.S. corporation (or a limited liability company treated as a corporation for U.S. federal income tax purposes) wholly owned by the Issuer or (y) in such manner as is required pursuant to the terms of any related Participation Agreement. The Special Servicer, on behalf of the Relevant Parties in Interest, shall dispose of any REO Property as soon after acquiring it as is practicable and feasible in a manner consistent with the Servicing Standard and as so advised by TRTX in accordance with the REIT Provisions. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Relevant Parties in Interest solely for the purpose of its prompt disposition and sale.

(b) The Special Servicer shall have full power and authority, subject only to the Servicing Standard, the terms of Section 3.22 and Section 3.23 hereof, and the other specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property, all on such terms and for such period as the Special Servicer deems to be in the best interests of the Relevant Parties in Interest and, in connection therewith, the Special Servicer shall agree to the payment of property management fees that are consistent with general market standards. The Special Servicer shall request the Advancing Agent to pay such fees as a Servicing Advance.

(c) The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (a “REO Account”), which shall be an Eligible Account and shall be entitled “Situs Holdings, LLC, as special servicer, for the benefit of Wilmington Trust, National Association, as trustee, for the benefit of the Holders of TRTX 2018-FL2 Notes – REO Account” to be held for the benefit of the Noteholders, the Preferred Shareholders and the related Companion Participation Holder. The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in the REO Account to the extent provided in Section 3.04. The Special Servicer shall deposit or cause to be deposited REO Proceeds in the REO Account within two (2) Business Days after receipt of such REO Proceeds, and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Servicing Advances with respect to such REO Property, including:

(i) all insurance premiums due and payable in respect of any REO Property;

(ii) all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon and all federal, state and local income taxes payable by the owner of the REO Property; and

(iii) all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any REO Property including, if applicable, the payments of any ground rents in respect of such REO Property.

To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above (other than income taxes), the Special Servicer shall request the Advancing Agent to pay such amounts as Servicing Advances. The Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses. The Special Servicer shall withdraw from each REO Account and remit to the Servicer (i) for deposit into the Collection Account and (ii) for transfer to the servicer of the Companion Participation in accordance with the related Participation Agreement, on a monthly basis on or prior to the first Business Day following each Servicer Determination Date, the aggregate of all amounts received in respect of each REO Property as of such Servicer Determination Date that are then on deposit in such REO Account, provided, however, the Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.

The Special Servicer shall be entitled to enter into an agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder. Such agreement shall provide: (A) for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification; and (B) that the Independent Contractor’s fees be reasonable. The Special Servicer shall provide oversight and supervision with regard to the performance of all contracted services and any Independent Contractor agreement shall be consistent with and subject to the provisions of this Agreement. Neither the existence of any Independent Contractor agreement nor any of the provisions of this Agreement relating to the Independent Contractor shall relieve the Special Servicer of its obligations to the Issuer hereunder, including without limitation, the Special Servicer’s obligation to service such REO Property in accordance with the Servicing Standard.

(d) When and as necessary, the Special Servicer shall send to the Servicer and the Issuer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for U.S. federal income tax purposes, resulting from the REO Property. To perform its obligations hereunder, the Special Servicer shall be entitled to retain an Independent accountant or property manager on behalf of the Issuer for the benefit of the Relevant Parties in Interest to prepare such statements and the cost of which shall be paid by and reimbursed to the Advancing Agent as a Servicing Advance.

(e) The parties hereto acknowledge that for so long as the Issuer maintains its status as a Qualified REIT Subsidiary, and unless otherwise directed by Sub-REIT (or any subsequent REIT), the Special Servicer intends to conduct its activities such that any REO Property will qualify as “foreclosure property” within the meaning of Section 856(e) of the Code with respect to Sub-REIT. In connection with the foregoing, and unless otherwise directed by Sub-REIT (or any subsequent REIT), the Special Servicer shall not:

(i) enter into, renew or extend any New Lease, if such New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii) permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;

(iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv) Directly Operate or allow any Person to Directly Operate any REO Property on any date more than 90 days after the acquisition thereof unless such Person is an Independent Contractor.

Section 3.14 Cash Collateral Accounts. In the event that any Asset Documents (other than with respect to a Non-Serviced Mortgage Loan) permit or require the related Obligor to deliver additional or substitute collateral in the form of cash (“Cash Collateral”) to the holder of such Mortgage Loan and such Obligor deposits such Cash Collateral with the Servicer, the Servicer shall segregate and hold such Cash Collateral separate and apart from its own funds and general assets and shall establish and maintain with respect to such Cash Collateral a segregated custodial account, which may be a sub-account of the Collection Account, to be held for the benefit of the Relevant Parties in Interest (each, a “Cash Collateral Account”), each of which shall be an Eligible Account or a sub-account of an Eligible Account and shall be entitled “Situs Asset Management LLC, as Servicer, on behalf of Wilmington Trust, National Association, as trustee, for the benefit of the Holders of the TRTX 2018-FL2 Notes, other Secured Parties and the related Companion Participation Holder - Cash Collateral Account” or such other name as may be required pursuant to the terms of the related Asset Documents. The Servicer shall deposit or cause to be deposited any such Cash Collateral in the Cash Collateral Account within two (2) Business Days after receipt of properly identified funds such Cash Collateral, and shall hold and disburse such Cash Collateral in accordance with the terms of the related Asset Documents.

Section 3.15 Modification, Waiver, Amendment and Consents. (a) Subject to Section 3.23(b), all modifications, waivers (other than waivers of late payment charges on Mortgage Loans (which may be processed by the Servicer)) and consents with respect to the Serviced Mortgage Loans shall be processed by the Special Servicer; provided that, the right to approve future fundings under any Future Funding Companion Participation shall be held by the related Companion Participation Holder. Both the Servicer and the Special Servicer may communicate directly with the Obligors in connection with any Other Borrower Request or Major Decision. If the Servicer receives any request for such modification, waiver (other than waivers of late payment charges and default interest on Performing Mortgage Loans) or consent, the Servicer shall forward such request to the Special Servicer for analysis and processing and the Servicer shall have no further liability or duty with respect thereto. Subject to the terms of Section 3.22 and Section 3.23 hereof and Section 10.10(f) of the Indenture, and in accordance with the Servicing Standard, the Special Servicer may agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing any such Mortgage Loan (but with respect to substitution of collateral securing any such Mortgage Loan, subject to satisfaction of the Rating Agency Condition), convert or exchange such Mortgage Loan for any other type of consideration, and/or permit the release of the related Obligor on or any guarantor of any such Mortgage Loan and/or permit any change in the management company or franchise with respect to any such Mortgage Loan without the consent of the Co-Issuers, the Trustee, any Noteholder or any Companion Participation Holder (in each case, other than any consent that is required pursuant to Section 3.22), subject, however, to each of the following limitations, conditions and restrictions:

(i) the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery to the Relevant Parties in Interest on a present value basis than would liquidation;

(ii) the Special Servicer shall not permit any Obligor to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Special Servicer shall have first determined, in its reasonable and good faith judgment, in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate) prepared by an Independent environmental consultant who regularly conducts environmental assessments (and such additional environmental testing), at the expense of the related Obligor, that such new real property is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new real property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then-applicable environmental laws and regulations;

(iii) unless a release or substitution is permissible under the related Asset Document without the consent or approval of the lender, the Special Servicer shall not release or substitute any Mortgaged Property securing an outstanding Performing Mortgage Loan except in the case of a release where (A) the loss of the use of the Mortgaged Property to be released will not, in the Special Servicer’s good faith and reasonable judgment, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, (B) except in the case of the release of non-material parcels, there is a corresponding principal paydown of the related Mortgage Loan in an amount at least equal to the appraised value of the Mortgaged Property to be released and (C) the remaining Mortgaged Property and any substitute mortgaged property is, in the Special Servicer’s good faith and reasonable judgment, adequate security for the related Mortgage Loan; and

(iv) the Special Servicer may not modify a Mortgage Loan to extend its maturity date beyond the date that is five years prior to the Stated Maturity Date;

provided that notwithstanding clauses (i) through (iv) above, neither the Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving an Obligor if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

(b) The Special Servicer shall not have any liability to the Issuer, the Noteholders, any Companion Participation Holder or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated in Section 3.15(a) is reasonably likely to produce a greater recovery to the Issuer, the Noteholders, the Preferred Shareholders and, if applicable, the related Companion Participation Holder on a net present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith and in accordance with the Servicing Standard by the Special Servicer and the Special Servicer was not negligent in ascertaining the pertinent facts.

(c) Any payment of interest, which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof (including, without limitation, calculating monthly distributions to Noteholders, Preferred Shareholders and Companion Participation Holders), be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

(d) [Reserved].

(e) All material modifications, waivers and amendments of the Mortgage Loan entered into pursuant to this Section 3.15 shall be in writing.

(f) The Special Servicer shall notify the Issuer, the Servicer, the Trustee, the Note Administrator, the Operating Advisor, the Collateral Manager, the related Companion Participation Holder and the 17g-5 Information Provider, in writing (and to the 17g-5 Information Provider by email, which email shall contain the information in the form of an electronic document suitable for posting on the 17g-5 Information Provider’s website), of any modification, waiver, material consent or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Custodian, on behalf of the Trustee for deposit in the related Mortgage Asset File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within ten (10) Business Days) following the execution thereof.

(g) The Special Servicer may (subject to the Servicing Standard), as a condition to granting any request by an Obligor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the Asset Documents evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement and applicable law, require that such Obligor pay to it, to the extent consistent with applicable law and the Asset Documents, (i) a reasonable and customary fee for the additional services performed in connection with such request (which fee shall be deposited in the Collection Account), and (ii) any related costs and expenses incurred by it.

(h) Any modification, waiver or amendment of or consents or approvals relating to any Serviced Mortgage Loan shall be performed by the Special Servicer and not the Servicer.

(i) Notwithstanding the foregoing or any other provision herein, the Special Servicer may take any action with respect to any Mortgage Loan requiring the consent, direction or approval of the Issuer, the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation), the Note Administrator or the Trustee at any other time without such consent, direction or approval if the Special Servicer determines in accordance with the Servicing Standard, that such action is required by the Servicing Standard in order to avoid a material adverse effect on the Relevant Parties in Interest or is in the nature of an emergency.

Section 3.16 Transfer of Servicing Between Servicer and Special Servicer; Record Keeping; Asset Status Report. (a) Upon the occurrence of a Special Servicing Transfer Event with respect to any Serviced Mortgage Loan of which the Servicer has notice, the Servicer (or the Special Servicer, if such Special Servicing Transfer Event occurs due to the Special Servicer’s receipt of notice pursuant to clause (vii) or (viii) under the definition thereof) shall promptly give notice thereof to the Special Servicer (or Servicer, as applicable), the Issuer, the Trustee, the Note Administrator, the Seller, the Collateral Manager, any related Companion Participation Holder and the Operating Advisor and the Servicer shall use its reasonable efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage Asset File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan, as applicable, and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the date such Mortgage Loan becomes a Specially Serviced Mortgage Loan and in any event shall continue to act as Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence; provided, that the Servicer shall continue to receive payments and make all calculations, and prepare, or cause to be prepared, all reports, required hereunder with respect to the Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Special Servicing Transfer Event had occurred and with respect to the REO Properties as if no REO acquisition had occurred, and to render such services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. The Servicer, in its capacity as Servicer, will not have any responsibility for performance by the Special Servicer, in its capacity as Special Servicer, of its duties under this Agreement. The Special Servicer, in its capacity as Special Servicer, will not have any responsibility for the performance by the Servicer, in its capacity as Servicer, of its duties under this Agreement. With respect to each such Mortgage Loan, the Servicer shall instruct the related Obligor to continue to remit all payments in respect of such Mortgage Loan to the Servicer. The Special Servicer shall remit to the Servicer any such payments received by its pursuant to the preceding sentence within two (2) Business Days of receipt. The Servicer shall forward any notices it would otherwise send to the related Obligor of a Specially Serviced Mortgage Loan to the Special Servicer who shall send such notice to the related Obligor.

(b) Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Loan, the Special Servicer shall immediately give notice thereof to the Servicer, the Issuer, the Operating Advisor, the Collateral Manager, any related Companion Participation Holder and the Seller, and upon delivery of such notice to the Servicer, such Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan in accordance with the definition of Specially Serviced Mortgage Loan, the Special Servicer’s obligation to service such Mortgage Loan shall terminate and the obligations of the Servicer to service and administer such Mortgage Loan as a Performing Mortgage Loan shall resume. The Special Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the date such Specially Serviced Mortgage Loan becomes a Corrected Loan.

(c) In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Custodian on behalf of the Trustee originals of any documents executed by the Special Servicer that are included within the definition of “Mortgage Asset File” for inclusion in the related Mortgage Asset File (to the extent such documents are in the possession of the Special Servicer) and shall provide to the Servicer, copies of any additional related Mortgage Loan information, including correspondence with the related Obligor, as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

(d) Not later than two (2) Business Days preceding each date on which the Servicer is required to furnish reports under Section 4.01 to the Issuer and the Note Administrator, the Special Servicer shall deliver to the Servicer, with a copy to the Issuer and the Collateral Manager, (i) the CREFC® Special Servicer Loan File and (ii) such additional information relating to the Specially Serviced Mortgage Loans as the Servicer or the Issuer (or the Collateral Manager acting on behalf of the Issuer) reasonably requests to enable it to perform its duties under this Agreement. Such statement and information shall be furnished to the Servicer in writing and/or in such electronic media as is acceptable to the Servicer.

(e) Notwithstanding the provisions of the preceding Section 3.16(d), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and shall provide the Special Servicer with any information in its possession reasonably required by the Special Servicer to perform its duties under this Agreement. The Special Servicer shall provide the Servicer with any information reasonably required by the Servicer to perform its duties under this Agreement.

(f) No later than sixty (60) days after a Serviced Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer shall deliver to the 17g-5 Information Provider, the Servicer, the Issuer, the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, a holder of the related controlling Companion Participation), the Operating Advisor (but only after the occurrence and during the continuance of a Special Servicer Consultation Event with respect to the related Mortgage Asset), any related Companion Participation Holder, the Note Administrator and the Trustee, a report (the “Asset Status Report”) with respect to such Mortgage Loan. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

(i) the date of transfer of servicing of such Mortgage Loan to the Special Servicer;

(ii) a summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Obligor;

(iii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

(iv) the most current rent roll and income or operating statement available for the related Mortgaged Property or the related underlying real property, as applicable;

(v) the Special Servicer’s recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status (including the modification of a monetary term, and any work-out, restructure or debt forgiveness) and returned to the Servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Specially Serviced Mortgage Loan or REO Property);

(vi) a copy of the last obtained Appraisal of the Mortgaged Property;

(vii) the status of any foreclosure actions or other proceedings undertaken with respect thereto, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional events of default;

(viii) a summary of any proposed actions and an analysis of whether or not taking such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which Special Servicer made such determination; and

(ix) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

If within ten (10) Business Days of receiving an Asset Status Report, the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or, with respect to a Non-CLO Controlled Mortgage Asset, a holder of the related controlling Companion Participation) does not disapprove of such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that such Special Servicer may not take any action that is contrary to applicable law, this Agreement, the Servicing Standard (taking into consideration the best interests of the Relevant Parties in Interest)) or the terms of the applicable Asset Documents. If the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or, with respect to a Non-CLO Controlled Mortgage Asset, a holder of the related controlling Companion Participation) disapproves such Asset Status Report within such ten (10) Business Day period, the Special Servicer will revise such Asset Status Report and deliver to the Issuer, the 17g-5 Information Provider, the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation), the Trustee, the Note Administrator and the Servicer a new Asset Status Report as soon as practicable, but in no event later than twenty (20) Business Days after such disapproval. The Special Servicer shall revise such Asset Status Report until the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or, with respect to a Non-CLO Controlled Mortgage Asset, a holder of the related controlling Companion Participation) fails to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes a determination consistent with the Servicing Standard, that such objection is not in the best interests of the Relevant Parties in Interest.

The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section, and in particular, shall modify and resubmit such Asset Status Report to the Issuer and the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, a holder of the related controlling Companion Participation) if (i) the estimated sales proceeds, foreclosure proceeds, work-out or restructure terms or anticipated debt forgiveness varies materially from the amount on which the original report was based or (ii) the related Obligor becomes the subject of bankruptcy proceedings.

Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgage Loan, take any action set forth in such Asset Status Report before the expiration of the relevant approval period if the Special Servicer has determined, in accordance with the Servicing Standard, that failure to take such action would materially and adversely affect the interests of the Relevant Parties in Interest and it has made a reasonable effort to contact the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or, with respect to a Non-CLO Controlled Mortgage Asset, a holder of the related controlling Companion Participation) and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interests of the Relevant Parties in Interest pursuant to the Servicing Standard, and, upon making such determination, shall implement the recommended action outlined in the Asset Status Report. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Issuer or the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation) may have.

The Special Servicer shall have the authority to meet with the Obligor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard, this Agreement, applicable law or the related Asset Documents.

No direction of the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or, with respect to a Non-CLO Controlled Mortgage Asset, a holder of the related controlling Companion Participation) shall (a) require, permit or cause the Servicer or the Special Servicer to violate the terms of any Mortgage Loan, the Servicing Standard, applicable law or any provision of this Agreement or (b) materially expand the scope of the Special Servicer’s, Issuer’s or the Servicer’s responsibilities under this Agreement.

With respect to a Mortgage Asset, prior to the occurrence of a Special Servicer Consultation Event with respect to such Mortgage Asset, the Special Servicer shall be required to deliver only the Final Asset Status Reports to the Operating Advisor.

Section 3.17 [Reserved.]

Section 3.18 [Reserved.]

Section 3.19 Repurchase Requests. If the Servicer or the Special Servicer (i) receives a Repurchase Request, or such a Repurchase Request is forwarded to the Servicer or Special Servicer by a party to the Indenture in accordance with Section 7.17 of the Indenture (the Servicer or the Special Servicer, as applicable, to the extent it receives a Repurchase Request, the “Repurchase Request Recipient” with respect to such Repurchase Request); or (ii) receives any withdrawal of a Repurchase Request by the Person making such Repurchase Request, then the Repurchase Request Recipient shall deliver a notice (which may be by electronic format so long as a “backup” hard copy of such notice is also delivered on or prior to the next Business Day) of such Repurchase Request or withdrawal of a Repurchase Request (each, a “15Ga-1 Notice”) to the Issuer and the Seller, in each case within ten (10) Business Days from such Repurchase Request Recipient’s receipt thereof.

Each 15Ga-1 Notice shall include (i) the identity of the related Mortgage Asset, (ii) the date the Repurchase Request is received by the Repurchase Request Recipient or the date any withdrawal of the Repurchase Request is received by the Repurchase Request Recipient, as applicable, (iii) if known by the Repurchase Request Recipient, the basis for the Repurchase Request (as asserted in the Repurchase Request) and (iv) a statement from the Repurchase Request Recipient as to whether it currently plans to pursue such Repurchase Request.

A Repurchase Request Recipient shall not be required to provide any information in a 15Ga-1 Notice protected by the attorney client privilege or attorney work product doctrines. The Mortgage Asset Purchase Agreement will provide that (i) any 15Ga-1 Notice provided pursuant to this Section 3.19 is so provided only to assist the Seller and Issuer or their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided pursuant to this Section 3.19 by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to the Mortgage Asset Purchase Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice.

Section 3.20 Investor Q&A Forum and Rating Agency Q&A Forum and Servicer Document Request Tool. Following receipt of an inquiry submitted to the Investor Q&A Forum and forwarded by the Note Administrator to the Collateral Manager, the Servicer, the Special Servicer or the Operating Advisor, as applicable (based on whether such Inquiry falls within the scope of such party’s responsibilities hereunder), unless such party determines not to answer such Inquiry as provided below, such party shall reply to the inquiry, which reply of the Collateral Manager, the Servicer, the Special Servicer or the Operating Advisor, as applicable, shall be delivered to the Note Administrator by electronic mail. If the Collateral Manager, the Servicer, the

Special Servicer or the Operating Advisor determines, in its respective sole discretion, that (i) the Inquiry is not of a type described in Section 10.13(a) of the Indenture, (ii) answering any Inquiry would not be in the best interests of the Issuer or the Noteholders, (iii) answering any Inquiry would be in violation of applicable law, the applicable Asset Documents or the Transaction Documents, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Note Administrator, the Collateral Manager, the Servicer, the Special Servicer or the Operating Advisor, as applicable, (v) answering any Inquiry would reasonably be expected to result in the waiver of an attorney-client privilege or the disclosure of attorney work product, or (vi) answering any Inquiry is otherwise, not advisable, it shall not be required to answer such Inquiry and shall promptly notify the Note Administrator of such determination.

Following receipt of an inquiry submitted to the Rating Agency Q&A Forum and Servicer Document Request Tool, and forwarded by the 17g-5 Information Provider to the Servicer or the Special Servicer, as applicable (based on whether such Inquiry falls within the scope of such party’s responsibilities hereunder), unless such party determines not to answer such Inquiry as provided below, such party shall reply to the inquiry, which reply of the Servicer, or the Special Servicer, as applicable, shall be delivered to the Note Administrator by electronic mail. If the Servicer or the Special Servicer determines, in its respective sole discretion, that (i) answering the inquiry would be in violation of applicable law, Acceptable Servicing Practices, the Indenture, this Agreement or the applicable Asset Documents, (ii) answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (iii) answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, such party, and the performance of such additional duty or the payment of such additional cost or expense is beyond the scope of its duties under the Indenture or this Agreement, as applicable, it shall not be required to answer such Inquiry and shall promptly notify the Note Administrator of such determination.

Section 3.21 Duties under Indenture; Miscellaneous. (a) Each of the Servicer, the Special Servicer and the Operating Advisor hereby acknowledge that the terms of the Indenture reference certain duties and functions to be performed by each of them. Notwithstanding any provision in the Indenture or herein to the contrary, the Servicer shall not be required to take any enforcement action with respect to the Mortgage Loans. To the extent not inconsistent with the express terms of this Agreement, each of the Servicer, the Special Servicer and the Operating Advisor hereby agree with respect to the Mortgage Loans to perform the duties referenced for them in the Indenture.

(b) The Servicer (based on its own information and information received from the Special Servicer with respect to any Specially Serviced Mortgage Loans) shall promptly upon request forward to the Note Administrator any information in its possession or reasonably available to it concerning the Mortgage Assets to enable the Note Administrator to prepare any report or perform any duty or function on its part to be performed under the terms of the Indenture.

(c) The Servicer or the Special Servicer shall return to the Custodian each Asset Document released from custody pursuant to Section 3.3(h)(iii) of the Indenture when its need for such documents is finished (except such Asset Documents as are released in connection with a sale, exchange or other disposition, in each case only as permitted under the Indenture, of the related Mortgage Asset).

(d) [Reserved.]

(e) Concurrently with the execution of this Agreement, each of the Servicer and the Special Servicer shall provide the Participation Agent a list of individuals designated by the Servicer or the Special Servicer, as applicable, as an authorized representative thereof to give and receive notices, requests and instructions and to deliver certificates and documents in connection with the Participation Custodial Agreement on behalf of the Servicer or the Special Servicer, as applicable, and the specimen signature for each such authorized representative and revise such information previously given from time to time as necessary.

Section 3.22 Operating Advisor. (a) Park Bridge Lender Services LLC is hereby appointed to serve as the initial Operating Advisor.

(b) The Operating Advisor, as an independent contractor, shall review the Special Servicer’s performance of its duties under this Agreement on an asset level basis with respect to the resolution and liquidation of CLO Controlled Mortgage Assets that are Specially Serviced Mortgage Loans, consult in certain circumstances with the Special Servicer and perform each other obligation of the Operating Advisor as set forth in this Agreement solely in the best interest of, and for the benefit of, the Noteholders and Preferred Shareholders (as a collective whole), as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment (the “Operating Advisor Standard”). The Operating Advisor shall not owe any fiduciary duty to the Servicer, the Special Servicer, the Collateral Manager or any other Person in connection with this Agreement. By purchasing a Note, Noteholders are deemed to acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and that the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

(c) The parties hereto acknowledge and agree that (i) the Operating Advisor shall act solely as a contracting party to the extent set forth in this Agreement, shall have no fiduciary duty, shall have no other duty except with respect to its specific obligations under this Agreement, and shall have no duty or liability to any of the Noteholders, (ii) the Operating Advisor is not a servicer and will not be charged with changing the outcome on any particular Specially Serviced Mortgage Loan, and (iii) the Operating Advisor has no control or consent rights over actions by the Servicer or the Special Servicer at any time.

(d) Except for its obligation to consult with the Collateral Manager with respect to certain determinations by the Collateral Manager that a Mortgage Asset is a Credit Risk Mortgage Asset, the Operating Advisor will only have duties with respect to CLO Controlled Mortgage Assets and shall have no duties with respect to Non-CLO Controlled Mortgage Assets. Until a Special Servicer Consultation Event has occurred and is continuing, with respect to any CLO Controlled Mortgage Asset, the Operating Advisor shall:

(i) promptly review all information available to Privileged Persons on the Note Administrator’s Website with respect to the CLO Controlled Mortgage Assets (relating to the Special Servicer, the Specially Serviced Mortgage Loans and the Mortgage Loans on the CREFC® Servicer Watch List) that is relevant to the Operating Advisor’s obligations under this Agreement;

(ii) promptly review each Final Asset Status Report with respect to the CLO Controlled Mortgage Assets; and

(iii) review any net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan (after such calculations have been finalized); provided that the Operating Advisor may not opine on, or otherwise call into question, such net present value calculations (except that if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor shall notify the Special Servicer of such error).

(e) With respect to a CLO Controlled Mortgage Asset, while a Special Servicer Consultation Event has occurred and is continuing, the Operating Advisor shall (in addition to the duties set forth in clause (d) above):

(i) consult (on a non-binding basis) with the Special Servicer in accordance with the Operating Advisor Standard with regard to Major Decisions and Asset Status Reports with respect to such CLO Controlled Mortgage Asset that is a Specially Serviced Mortgage Loan as set forth in Section 3.23 hereof;

(ii) in connection with the preparation of the Operating Advisor Annual Report, review the Special Servicer’s performance of its duties under this Agreement on an asset level basis with respect to the resolution or liquidation of such CLO Controlled Mortgage Asset that is a Specially Serviced Mortgage Loan in order to formulate an opinion as to whether or not the Special Servicer generally satisfied the Servicing Standard with respect to the resolution and/or liquidation of any Specially Serviced Mortgage Loan or REO Property;

(iii) promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of such CLO Controlled Mortgage Asset that is a Specially Serviced Mortgage Loan prior to utilization by the Special Servicer. In connection with the foregoing:

(A) after the calculation but prior to the utilization by the Special Servicer, the Special Servicer shall deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor;

(B) if the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formulas required to be utilized for such calculation, the Operating Advisor and Special Servicer shall consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formulas in arriving at those mathematical calculations or any disagreement; and

(C) if the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor shall notify the Trustee and the Trustee will be required to examine the calculations and supporting materials provided by the Special Servicer and the Operating Advisor and determine which calculation is to apply (and the Trustee may hire an independent party to perform such examination and calculation pursuant to the terms of the Indenture; provided that the Trustee shall not be responsible for any such determination).

(iv) If during the prior calendar year a Final Asset Status Report was prepared by the Special Servicer in connection with any Specially Serviced Mortgage Loan or REO Property, the Operating Advisor shall prepare an Operating Advisor Annual Report as set forth in Section 4.01(g) to be provided to the Note Administrator and, upon request, to the Trustee.

(f) The Operating Advisor shall keep all Privileged Information labeled as “Privileged Information” confidential and may not disclose such Privileged Information to any Person (including Noteholders), other than (1) to the extent expressly required by this Agreement, to the other parties to this Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to this Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any Person without the prior written consent of the Special Servicer; provided, however, that the Note Administrator and the 17g-5 Information Provider shall not be responsible for any information posted to their respective internet websites, and the Operating Advisor shall not deliver any Privileged Information to the Note Administrator or to the 17g-5 Information Provider for posting to their respective internet websites.

(g) After the occurrence and during the continuance of a Special Servicer Review Event with respect to a CLO Controlled Mortgage Asset, if the Operating Advisor determines that the Special Servicer is not performing its duties with respect to any Mortgage Asset as required under this Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer with respect to the CLO Controlled Mortgage Assets in the manner set forth in Section 7.05.

(h) In connection with each Major Decision for which the Operating Advisor has consultation rights under this Agreement, the Servicer or the Special Servicer, as applicable, shall use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower, in each case only to the extent that such collection is not prohibited by the related Asset Documents. In no event may the Servicer or Special Servicer, as applicable, take any enforcement action in connection with the collection of the Operating Advisor Consulting Fee, except that such restrictions shall not be construed to prohibit requests for payment of the Operating Advisor Consulting Fee.

(i) In connection with the Collateral Manager’s proposed sale or exchange of any Credit Risk Mortgage Asset, the Collateral Manager shall consult, on a non-binding basis, with the Operating Advisor prior to any such sale or exchange solely with respect to the Collateral Manager’s determination that such Mortgage Asset is a Credit Risk Mortgage Asset (each such consultation, a “Credit Risk Mortgage Asset Consultation”). The Collateral Manager shall (i) promptly send to the Operating Advisor an asset summary report (the “Credit Risk Mortgage Asset Package”), which asset summary report shall include (a) a certification that the Collateral Manager has determined that the Mortgage Asset is a Credit Risk Mortgage Asset and (b) the Collateral Manager’s analysis and any supporting information related to its determination that such Mortgage Asset is a Credit Risk Mortgage Asset and (ii) consult, on a non-binding basis, with the Operating Advisor prior to the sale or exchange of any Credit Risk Mortgage Asset solely with respect to the Collateral Manager’s determination that such Mortgage Asset is a Credit Risk Mortgage Asset. The Operating Advisor shall consult with the Collateral Manager with respect to any such determination. If the Operating Advisor recommends, based on its review of the Credit Risk Mortgage Asset Package, that the related Mortgage Asset not be considered a Credit Risk Mortgage Asset, the Operating Advisor shall notify the Collateral Manager of such recommendation within 10 Business Days of receipt of the Credit Risk Mortgage Asset Package, and the Collateral Manager may treat such Mortgage Asset as a Credit Risk Mortgage Asset. If the Operating Advisor recommends, based on its review of the Credit Risk Mortgage Asset Package, that the related Mortgage Asset not be considered a Credit Risk Mortgage Asset by the Collateral Manager, the Operating Advisor shall notify the Collateral Manager of such recommendation within 10 Business Days of receipt of the Credit Risk Mortgage Asset Package, and the Collateral Manager will be required to consider any such analysis or recommendation from the Operating Advisor and determine whether any changes to its determination that a Mortgage Asset is a Credit Risk Mortgage Asset should be made, such determination being made in accordance with the terms of the Transaction Documents. The Collateral Manager shall provide KBRA written notice of any such consultation with the Operating Advisor, including the Operating Advisor’s recommendation, the Credit Risk Mortgage Asset Package and any written analysis provided by the Operating Advisor, within 10 Business Days of receipt of any such recommendation from the Operating Advisor. The Operating Advisor shall conclusively rely (without further investigation, inquiry, verification, or otherwise) on any information, reports, memorandum, documents, statements, or other materials provided to the Operating Advisor, including any Credit Risk Mortgage Asset Package, in connection with any Credit Risk Mortgage Asset Consultation. In connection with each Credit Risk Mortgage Asset Consultation, the Operating Advisor shall be entitled to receive a Credit Risk Mortgage Asset Consultation Fee, which will be payable from the Collection Account promptly after the Operating Advisor’s invoice therefore.

(j) Although this Agreement generally prohibits the Operating Advisor from making a principal investment in any Class of Notes, that prohibition shall not be construed to have been violated in connection with riskless principal transactions effected by a broker-dealer affiliate of the Operating Advisor pursuant to investments by an affiliate of the Operating Advisor if the Operating Advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the Operating Advisor under this Agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the Issuer and to prevent the Operating Advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Section 3.23 Control and Consultation. (a) The Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Participation Holder) shall have the right to consent to any Major Decisions with respect to such Mortgage Asset and the related underlying Mortgage Loan, as the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Participation Holder) may deem advisable or as to which provision is otherwise made herein, consult with and direct the Servicer and the Special Servicer with respect to any other actions to be taken or not taken with respect to such Mortgage Asset and the related underlying Mortgage Loan, in each case subject to the Servicer’s or Special Servicer’s, as applicable, compliance with the Servicing Standard.

(b) Both the Servicer and the Special Servicer may communicate directly with the Obligors in connection with any Major Decision or Other Borrower Request. If the Servicer receives any request for a Major Decision or Other Borrower Request (other than waivers of late payment charges and default interest on Performing Mortgage Loans) on the Mortgage Loans, the Servicer shall promptly forward such request to the Special Servicer for analysis and processing and the Servicer shall have no further liability or duty with respect thereto. If the Special Servicer receives any such request from an Obligor (or from the Servicer) the Special Servicer shall analyze and process the request subject to the terms of Section 3.22 and this Section 3.23. After a Major Decision or Other Borrower Request (other than waivers of late payment charges and default interest on Performing Mortgage Loans) is approved, the Special Servicer shall notify the Servicer of such approval and when the related transaction closes the Special Servicer shall promptly provide the Servicer with the information necessary for the Servicer to update its records to reflect the terms of the transaction. The Special Servicer (i) shall promptly send the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Participation Holder) a copy of its written recommendation and analysis of any proposed Major Decision, together with all information reasonably necessary to make an informed decision with respect thereto, and (ii) shall obtain the consent of the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Participation Holder) prior to making or refraining from making any Major Decision or providing or denying any waiver or consent with regard to a Major Decision. If the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Participation Holder) objects to such proposed Major Decision, it must object in writing to the Special Servicer and propose an alternative course of action within ten (10) Business Days after receipt of the written recommendation and analysis described above. In the event that the Special Servicer has requested consent for Major Decisions from the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Participation Holder) and the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Participation Holder) fails to object to the Special Servicer within such ten (10)

Business Day period then the Special Servicer shall take such action as it deems appropriate in accordance with the Servicing Standard. In the event that the Special Servicer determines that the Collateral Manager’s (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Participation Holder) alternative proposal is in accordance with the Servicing Standard, then the Special Servicer shall take such actions as proposed by the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Participation Holder). In the event that the Special Servicer determines that the Collateral Manager’s (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Participation Holder) alternative proposal is not in accordance with the Servicing Standard, or if the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Participation Holder) fails to give notice of the actions to be taken within such ten (10) Business Day period, then the Special Servicer shall not be bound the Collateral Manager’s (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Participation Holder) determination with respect to such action and shall take such action or refrain from taking such action, as applicable, as the Special Servicer determines is in accordance with the Servicing Standard.

(c) Following the occurrence of and during the continuation of a Special Servicer Consultation Event with respect to a Mortgage Asset (other than in case of any Non-CLO Controlled Mortgage Asset), the Operating Advisor shall consult with Special Servicer, with respect to making or refraining from making any Major Decision. The Special Servicer (i) shall promptly send the Operating Advisor a copy of its written recommendation and analysis for each Major Decision, together with all information reasonably necessary to make an informed decision with respect thereto in a timely manner, including without limitation, any related Asset Status Report required to be delivered pursuant to Section 3.16(f) hereof (collectively, “Decision Information”), and (ii) shall consult, on a non-binding basis, with the Operating Advisor prior to taking or refraining from making any Major Decision or denying any waiver or consent with regard to a Major Decision. The Operating Advisor shall consult with Special Servicer with respect to such decision and, if it determines that an alternative course of action should be considered by the Special Servicer, propose such alternative course(s) of action within ten (10) Business Days of receipt of the Decision Information from the Special Servicer. The Special Servicer shall consider any recommendations or proposals from the Operating Advisor and determine whether any changes to its proposed course of action with respect to a decision should be made, such determination being made in accordance with the Servicing Standard and the other terms of this Agreement. In the event that the Operating Advisor does not propose alternative courses of action or otherwise does not consult with Special Servicer within ten (10) Business Days after receipt of the Decision Information, the Special Servicer shall take the proposed course of action with respect to such decision.

(d) [Reserved.]

(e) [Reserved.]

(f) Subject to Section 3.23(j), the Special Servicer shall recognize the consent and consultation rights of any Companion Participation Holder in accordance with applicable Participation Agreement.

(g) With respect to a Non-CLO Controlled Mortgage Asset, no holder of the related controlling Participation Holder shall owe any fiduciary duty to the Note Administrator, the Trustee, the Operating Advisor, the Servicer, the Special Servicer or any Noteholder and no such holder shall have any duty or liability to any Noteholder for any action taken, or for refraining from the taking of any action or the giving of any consent or failure to give any consent in good faith pursuant to this Agreement or any such error in judgment. By its acceptance of a Note, each Noteholder shall be deemed to have confirmed its agreement that with respect to a Non-CLO Controlled Mortgage Asset (i) the holder of the related controlling Participation Holder may take or refrain from taking actions, or give or refrain from giving any consents or consult and make recommendations or refrain from consulting or making recommendations with respect to the Mortgage Loans, that favor the interests of any Noteholder (or holder of a Companion Participation, as applicable) over any other Noteholder, (ii) the holder of the related controlling Participation Holder may have special relationships and interests that conflict with the interests of any Noteholder, (iii) it shall take no action against the holder of the related controlling Participation Holder or any of its respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and (iv) no holder of the related controlling Participation Holder shall be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct or to have recklessly disregarded any exercise of its rights or obligations by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of the Noteholders.

(h) The Note Administrator shall: (i) upon receipt of notice of any change in the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Participation Holder) or upon request, provide the name of the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Participation Holder) to the Operating Advisor, the Trustee, the Servicer and the Special Servicer, and (ii) upon receipt of notice of any change in the Operating Advisor or upon request, provide the name of any successor Operating Advisor to the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Participation Holder), the Servicer and the Special Servicer.

(i) [Reserved.]

(j) For the avoidance of doubt, in the event the Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that any direction or refusal to consent by the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Participation Holder) or any advice from the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Participation Holder), the Operating Advisor or any Companion Participation Holder would cause the Servicer or the Special Servicer, as applicable, to violate applicable law, the terms of the applicable Asset Documents, or the terms of this Agreement, including without limitation, the Servicing Standard, the Servicer or the Special Servicer, as applicable, shall disregard such direction or refusal to consent or advice, as the case may be, and notify the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Participation Holder), the Operating Advisor or the applicable Companion Participation Holder of its determination, along with a reasonably detailed explanation of the basis therefor.

(k) To the extent that the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Participation Holder) has the right hereunder to give its consent or make a decision with respect to any servicing matter, in the event that the Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the Issuer, the Servicer or the Special Servicer, as applicable, may take such action without waiting for the Collateral Manager’s (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Participation Holder)’s response.

Section 3.24 [Reserved.]

Section 3.25 Certain Matters Related to the Participated Mortgage Loans. (a) Allocation of Servicing Advances, Servicing Expenses, and Indemnification Amounts. Any Servicing Advance, Servicing Expense or indemnification amount with respect to a Participated Mortgage Loan shall be reimbursed, subject to the related Participation Agreement, on a pro rata and pari passu basis (based on the outstanding principal balance thereof) from amounts allocable to each related Participation. To the extent that the Issuer bears more than its allocable share of Servicing Advances, Servicing Expenses or indemnification amounts with respect to any Mortgage Loan, the Servicer shall (i) promptly notify the related Companion Participation Holder and (ii) use commercially reasonable efforts in accordance with the Servicing Standard to exercise on behalf of the Issuer any rights under the related Participation Agreement to obtain reimbursement from the related Companion Participation Holder for the portion of such amount allocable to such holder’s Companion Participation. Notwithstanding the foregoing, any Servicing Advance, Servicing Expense or indemnification amount that the Servicer or the Special Servicer determines in its reasonable judgment to only relate to the Pari Passu Participation and not to any related Companion Participation, shall not be allocated to such Companion Participation.

(b) Participation Holder Register. The Servicer shall maintain the register of participants in accordance with the terms of each Participation Agreement (each, a “Participation Holder Register”). The Servicer shall record on the applicable Participation Holder Register the names and contact information (including addresses, email addresses and telephone numbers) of the holders of the related Participations, the outstanding balances and/or Future Funding Amounts held by such holders and the wire transfer instructions for such holders, to the extent such information is provided in writing to the Servicer by the applicable holder in accordance with the related Participation Agreement. The initial Participation Holder Register is set forth on Exhibit F attached hereto. The Servicer shall update each Participation Holder Register upon any transfer or reallocation in accordance with the terms of the related Participation Agreement or upon written notice from any holder of record on the Participation Holder Register with any change applicable to such holder (including name, contact information and wire transfer instructions). Each Companion Participation Holder has agreed to inform the Servicer of its name, address, taxpayer identification number and wiring instructions (to the extent the foregoing information is not already contained in the related Participation Agreement) and of any transfer thereof (together with any instruments of transfer). Each Companion Participation Holder is required pursuant to the terms of the related Participation Agreement to inform the Servicer of any future funding with respect to its Future Funding Companion Participation. Promptly upon receipt of notice from the Special Servicer of a reallocation in accordance with the related Participation Agreement, the Servicer shall reflect any such increase on the Participation Holder Register and shall provide a copy of such updated register to the Participation Agent, the Issuer, the Collateral Manager and the related Companion Participation Holder.

In no event shall the Servicer be obligated to pay any party the amounts payable to a Companion Participation Holder hereunder other than the Person listed as the applicable Companion Participation Holder on the applicable Participation Holder Register. In the event that a Companion Participation Holder transfers its Companion Participation without notice to the Servicer, the Servicer shall have no liability whatsoever for any misdirected payment on such Companion Participation and shall have no obligation to recover and redirect such payment.

Each Participation Holder Register shall be made available by the Servicer to the Note Administrator, the Trustee, the Seller and any related Companion Participation Holder upon request by any such Person. The Servicer shall promptly provide the names and addresses of any Companion Participation Holder to any party hereto, any related Companion Participation Holder or any successor thereto upon written request, and any such party or successor may, without further investigation, conclusively rely upon such information. The Servicer shall have no liability to any Person for the provision of any such names and addresses.

(c) Payments to Companion Participation Holders. With respect to each Companion Participation, any amounts payable to the related Companion Participation Holder shall be transferred to the servicer of the Companion Participation (as specified in a written notice from Companion Participation Holder to the Servicer) in accordance with the related Participation Agreement within two (2) Business Days after receipt of properly identified funds.

(d) The Special Servicer (with respect to any Specially Serviced Mortgage Loan or REO Loan and with respect to matters it is processing with respect to any Performing Mortgage Loan) or the Servicer (with respect to any Performing Mortgage Loan other than matters being processed by the Special Servicer), as applicable, shall take all actions relating to the servicing and/or administration of, the preparation and delivery of reports and other information with respect to, the Mortgage Loan or any related REO Property required to be performed by the Issuer (as holder of a Pari Passu Participation) or contemplated to be performed by a servicer, in any case pursuant to and as contemplated by the related Participation Agreement and/or any related mezzanine intercreditor agreement. In addition, notwithstanding anything herein to the contrary, the following considerations shall apply with respect to the servicing of a Serviced Mortgage Loan:

(i) none of the Servicer, the Special Servicer, the Collateral Manager, the Trustee, the Note Administrator or the Advancing Agent shall make any Interest Advance with respect to any Companion Participation; and

(ii) the Servicer and the Special Servicer shall each consult with and obtain the consent of the related Companion Participation Holder to the extent required by the related Participation Agreement.

The Special Servicer (with respect to any Specially Serviced Mortgage Loan or REO Loan and with respect to matters it is processing with respect to any Performing Mortgage Loan) or the Servicer (with respect to any Performing Mortgage Loan other than matters being processed by the Special Servicer), as applicable, shall timely provide to each applicable

Companion Participation Holder any reports or notices required to be delivered to such Companion Participation Holder pursuant to the related Participation Agreement, and the Special Servicer shall cooperate with the Servicer in preparing/delivering any such report or notice with respect to special servicing matters.

The parties hereto recognize and acknowledge the respective rights of each Companion Participation Holder under the related Participation Agreement.

Any reference to servicing any of the Mortgage Loans in accordance with any of the related Asset Documents shall also mean in accordance with the related Participation Agreement.

(e) Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, the Companion Participation Holder shall be entitled to exercise any of its rights to the extent expressly set forth in the applicable Participation Agreement, in accordance with the terms of such Participation Agreement and this Agreement.

(f) [Reserved.]

(g) Notices, Reports and Information. With respect to each Serviced Mortgage Loan, the Servicer or the Special Servicer, as applicable, shall provide each Companion Participation Holder (or its designee or representative), any reports, notices or information required to be delivered to such Companion Participation Holder pursuant to the related Participation Agreement and otherwise provided by the Servicer or the Special Servicer, as applicable, hereunder within the same time frame and to the same extent it is required to provide such reports, notices or information and materials to the Note Administrator or the Collateral Manager, as applicable, hereunder.

Section 3.26 Ongoing Future Advance Estimates.

(a) Pursuant to the Indenture, the Note Administrator and the Trustee, on behalf of the Noteholders and the Holders of the Preferred Shares, will be directed by the Issuer to (i) enter into the Future Funding Agreement and the Future Funding Account Control Agreement, pursuant to which the Seller will agree to pledge certain collateral described therein in order to secure certain future funding obligations of the Affiliated Future Funding Companion Participation Holders as holders of the Future Funding Companion Participations under the Participation Agreements and (ii) administer the rights of the Note Administrator and the secured party, as applicable, under the Future Funding Agreement and the Future Funding Account Control Agreement. In the event an Access Termination Notice (as defined in the Future Funding Agreement) has been sent by the Note Administrator to the related account bank and for so long as such Access Termination Notice is not withdrawn by the Note Administrator, the Note Administrator will be required, pursuant to the direction of the Issuer or the Special Servicer on its behalf, to direct the use of funds on deposit in the Future Funding Controlled Reserve Account pursuant to the terms of the Future Funding Agreement. Neither the Trustee nor the Note Administrator will have any obligation to ensure that the Seller is depositing or causing to be deposited all amounts into the Future Funding Controlled Reserve Account that are required to be deposited therein pursuant to the Future Funding Agreement.

(b) Pursuant to the Future Funding Agreement, on the Closing Date, (i) TRTX shall deliver its Largest One Quarter Future Advance Estimate to the Collateral Manager, the Special Servicer, the Servicer, the Operating Advisor and the Note Administrator and (ii) the Future Funding Indemnitor shall deliver to the Collateral Manager, the Special Servicer, the Servicer, the Operating Advisor, the Note Administrator and the 17g-5 Information Provider a certification of a responsible financial officer of the Future Funding Indemnitor that the Future Funding Indemnitor has Segregated Liquidity at least equal to the Largest One Quarter Future Advance Estimate. Thereafter, so long as any Future Funding Companion Participation is held by an Affiliated Future Funding Companion Participation Holder and any future advance obligations remain outstanding under such Future Funding Companion Participation, no later than the 18th day (or, if such day is not a Business Day, the next succeeding Business Day) of the calendar-month preceding the beginning of each calendar quarter, the Future Funding Indemnitor shall deliver (which may be by email) to the Collateral Manager, the Special Servicer, the Servicer, the Operating Advisor, the Note Administrator and the 17g-5 Information Provider a certification of a responsible financial officer of the Future Funding Indemnitor that the Future Funding Indemnitor has Segregated Liquidity equal to the greater of (i) the Largest One Quarter Future Advance Estimate or (ii) the controlling Two Quarter Future Advance Estimate for the immediately following two calendar quarters.

(c) Pursuant to the Future Funding Agreement, for so long as any Future Funding Companion Participation is held by an Affiliated Future Funding Companion Participation Holder and so long as any future advance obligations remain outstanding under such Future Funding Companion Participation and, except as otherwise provided in clause (a) above, by (x) no earlier than thirty-five (35) days prior to, and (y) no later than the fifth (5th) day of, the calendar-month preceding the beginning of each calendar quarter, the Seller is required to deliver to the Collateral Manager, the Operating Advisor, the Note Administrator and the Future Funding Indemnitor (i) a Two Quarter Future Advance Estimate for the immediately following two calendar quarters and (ii) such supporting documentation and other information (including any relevant calculations) as is reasonably necessary for the Operating Advisor to perform its obligations described below. The Operating Advisor shall, within ten (10) days after receipt of the Two Quarter Future Advance Estimate and supporting documentation from the Seller, (A) review Seller’s Two Quarter Future Advance Estimate and such supporting documentation and other information provided by the Seller in connection therewith, (B) consult with the Seller with respect thereto and make such inquiry, and request such additional information (and the Seller shall promptly respond to each such request for consultation, inquiry or request for information), in each case as is commercially reasonable for the Operating Advisor to perform its obligations described in the following subclause (C), and (C) by written notice to the Note Administrator, the Seller and the Future Funding Indemnitor substantially in the form of Exhibit E hereto, either (1) confirm that nothing has come to the attention of the Operating Advisor in the documentation provided by the Seller that in the reasonable opinion of the Operating Advisor would support a determination of a Two Quarter Future Advance Estimate that is at least 25% higher than Seller’s Two Quarter Future Advance Estimate for such period and shall state that Seller’s Two Quarter Future Advance Estimate for such period shall control or (2) deliver its own Two Quarter Future Advance Estimate for such period. If the Operating Advisor’s Two Quarter Future Advance Estimate is at least 25% higher than Seller’s Two Quarter Future Advance Estimate for any period, then the Operating Advisor’s Two Quarter Future Advance Estimate for such period shall control; otherwise, Seller’s Two Quarter Future Advance Estimate for such period shall control.

(d) The Seller shall provide the Operating Advisor with the current operating budget for the Mortgaged Property securing each Mortgage Loan for which the related Future Funding Companion Participation is held by an Affiliated Future Funding Companion Participation Holder within 30 days following the Closing Date, and shall provide the Operating Advisor with copies of any updates to such budgets, and shall provide the Operating Advisor with any other documentation and information reasonably requested by the Operating Advisor with respect to any such Future Funding Companion Participation from time to time.

The Operating Advisor may conclusively rely on any and all documents and information provided to the Operating Advisor with respect to any Future Funding Companion Participation, including the supporting documentation (including any accretive costs, expenditures or other amounts provided by the Seller) and additional information provided by the Seller pursuant to this Section 3.26, without any further investigation or inquiry obligation (except for any investigation or inquiry in subclause (B) of clause (c) above necessary to perform its obligations under subclause (C) of clause (c) above). The Operating Advisor shall not, under any circumstances, be required or permitted (w) to perform site inspections, (x) consult with parties other than the Seller (including, any borrowers or property managers), (y) confirm or otherwise investigate any accretive costs, expenditures or other similar amounts provided by the Seller, or (z) request information not reasonably available to the Seller.

(e) No Two Quarter Future Advance Estimate will be required to be made by the Seller or the Operating Advisor for a calendar quarter if, by the fifth (5th) day of the calendar-month preceding the beginning of such calendar quarter, the Future Funding Indemnitor delivers (which may be by email) to the Collateral Manager, the Special Servicer, the Servicer, the Operating Advisor, the Note Administrator and the 17g-5 Information Provider a certificate of a responsible financial officer of the Future Funding Indemnitor certifying that (i) the Future Funding Indemnitor has Segregated Liquidity equal to at least 100% of the aggregate amount of outstanding future advance obligations (subject to the same exclusions as the calculation of the Two Quarter Future Advance Estimate) under the Future Funding Companion Participations held by Affiliated Future Funding Companion Participation Holders or (ii) no such future funding obligations remain outstanding under the Future Funding Companion Participations held by Affiliated Future Funding Companion Participation Holders. All certifications regarding Segregated Liquidity, any Two Quarter Future Advance Estimates, or any notices from the Operating Advisor described in clauses (b) and (c) above shall be emailed to the Note Administrator at trustadministrationgroup@wellsfargo.com and cts.cmbs.bond.admin@wellsfargo.com or such other email address as provided by the Note Administrator.

(f) Notwithstanding the provisions of Section 9.03, all estimates, certifications, documents and other information to be provided to the Operating Advisor pursuant to this Section 3.26, shall be provided to the Operating Advisor electronically by email addressed to cmbs.notices@parkbridgefinancial.com with a subject reference to “TRTX 2018-FL2” (or similar reference). Further, any budgets, calculations or other numeric information delivered to the Operating Advisor shall be delivered in Microsoft Excel format or in a format as the parties may agree upon from time to time.

ARTICLE IV

STATEMENTS AND REPORTS

Section 4.01 Reporting by the Servicer, the Special Servicer and the Operating Advisor. (a) On or before 2:00 p.m., one (1) Business Day before the Remittance Date, the Servicer shall deliver to the Issuer, the Collateral Manager and the Note Administrator the CREFC® Loan Periodic Update File.

(b) The Servicer will provide the Issuer and the Collateral Manager with on-line telephone access to all information with respect to the Mortgage Loans via CMSView or any successor facility or system, as applicable, subject to such reasonable policies, procedures and limitations as the parties may agree upon from time to time.

(c) Each year, beginning in the calendar year of this Agreement, to the extent the Servicer has the information necessary to prepare such reports and returns, the Servicer shall prepare and file the reports of foreclosures and abandonments of any Mortgaged Property and the annual information returns with respect to each Obligor’s debt service payments under the Mortgage Loans as required by Sections 6050J and 6050H, respectively, of the Code.

(d) One (1) Business Day after each Servicer Determination Date, the Special Servicer shall provide the Servicer with the CREFC® Special Servicer Loan File and any CREFC® Investor Reporting Package reports customarily prepared by the Special Servicer. On or before 2:00 p.m. on the Remittance Date, the Servicer shall forward such CREFC® Special Servicer Loan File and such other reports prepared by the Special Servicer, together with the reports and files in the CREFC® Investor Reporting Packet (other than the CREFC® Comparative Financial Status Report, CREFC® NOI Adjustment Worksheet and CREFC® Operating Statement Analysis Report) customarily prepared by the Servicer, to the Note Administrator, the Collateral Manager and any related Companion Participation Holder. The Note Administrator shall complete the CREFC® Investor Reporting Package and, to the extent such items have been delivered to the Note Administrator by the Servicer, make the CREFC® Investor Reporting Package (and any underlying operating statements and rent rolls) available to Noteholders pursuant to Section 10.12(a) of the Indenture.

(e) Commencing with respect to the calendar year ending December 31, 2018 (as to annual information) and the calendar quarter ending on March 31, 2019 (as to quarterly information), the Servicer, in the case of any Performing Mortgage Loan, and the Special Servicer, in the case of any Specially Serviced Mortgage Loan or REO Property, shall (i) make reasonable efforts to collect promptly from the related Obligor quarterly and annual operating statements and rent rolls of the related real property, financial statements of such Obligor and any other documents or reports required to be delivered under the terms of the related Asset Documents, if delivery of such items is required pursuant to the terms of the related Asset Documents and (ii) promptly (A) review and analyze such items as may be collected; (B) prepare or update, on a quarterly and annual basis, CREFC NOI Adjustment Worksheets, CREFC Operating Statement Analysis Reports and CREFC® Comparative Financial Status Reports based on such analysis; and (C) in the case of the Special Servicer, deliver copies of such prepared written reports and collected operating statements and rent rolls to the Servicer. The Servicer, with respect to each Performing

Mortgage Loan (and with respect to Specially Serviced Mortgage Loans and REO Properties, if the Special Servicer has delivered the related CREFC® Operating Statement Analysis Report, CREFC® NOI Adjustment Worksheet, CREFC® Comparative Financial Status Reports and operating statements to the Servicer), shall deliver or make available copies (in electronic format) of each CREFC® Operating Statement Analysis Report, CREFC® NOI Adjustment Worksheet, CREFC® Comparative Financial Status Reports and, upon request, the related operating statements (in each case, promptly following the initial preparation and each material revision thereof) to the Note Administrator.

(f) Unless otherwise specifically stated herein, if the Servicer is required to deliver any statement, report or information under any provisions of this Agreement, the Servicer may satisfy such obligation by (i) physically delivering a paper copy of such statement, report or information, (ii) delivering such statement, report or information in a commonly used electronic format, or (iii) subject to such reasonable policies, procedures and limitations as the parties may agree upon from time to time, making such statement, report or information available on the Servicer’s Internet website, unless this Agreement expressly specifies a particular method of delivery; except that delivery of the reports provided in Section 4.01(d) above and any other reports that are required to be posted by the Note Administrator to its internet website pursuant to the terms of the Indenture shall be delivered electronically to the Note Administrator in a method acceptable to the Servicer and the Note Administrator.

(g) With respect to each Mortgage Asset, if (i) a Special Servicer Consultation Event has occurred and is continuing with respect to such Mortgage Asset and (ii) during the prior calendar year a Final Asset Status Report was prepared by the Special Servicer in connection with any Specially Serviced Mortgage Loan or REO Property, then, based on the Operating Advisor’s review of any annual compliance statement or related report, Asset Status Report and other information (other than any communications between the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Participation Holder) and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor shall, within 120 days of the end of the prior calendar year, deliver an annual report setting forth the Operating Advisor’s assessment of the Special Servicer’s performance of its duties with respect to such Mortgage Asset under this Agreement on an asset level basis with respect to the resolution and/or liquidation of any Specially Serviced Mortgage Loan and REO Property during the prior calendar year (the “Operating Advisor Annual Report”) to the Note Administrator and the 17g-5 Information Provider (and made available to the Trustee, the Special Servicer and the Rating Agencies through the 17g-5 Website). Each Operating Advisor Annual Report shall be substantially in the form of Exhibit D of this Agreement (which form may be modified or altered as to either its organization or content by the Operating Advisor, subject to compliance of such form with the terms and provisions of this Agreement) and shall be based on the Operating Advisor’s review of any annual compliance statement and any assessment of compliance delivered to the Operating Advisor pursuant to Section 3.11 of this Agreement, as applicable, any attestation report delivered to the Operating Advisor pursuant to Section 3.12 of this Agreement, any Asset Status Report, other information delivered to the Operating Advisor by the Special Servicer and oral communications with the Special Servicer; provided that in no event shall the information or any other content included in the Operating Advisor Annual Report contravene any provision of this Agreement. Subject to the restrictions in this Agreement, each such Operating Advisor Annual Report shall, with respect to the Mortgage Assets (A) identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under this Agreement with respect to the resolution and/or liquidation of any Specially Serviced Mortgage Loan and REO Property and (B) comply with all of the confidentiality requirements applicable to the Operating Advisor set forth in this Agreement. The Special Servicer shall be given an opportunity to review any Operating Advisor Annual Report at least ten (10) calendar days prior to its delivery to the Note Administrator; provided, that the Operating Advisor shall have no obligation to consider any comments to such Operating Advisor Annual Report that are provided by the Special Servicer. As used in connection with the Operating Advisor Annual Report, the term “asset level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Mortgage Loans and REO Properties, taking into account the Special Servicer’s specific duties in this Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of the items required to be reviewed by it pursuant to this Agreement.

(h) Except as provided in this Section 4.01 or elsewhere in this Agreement, neither the Servicer, the Operating Advisor nor the Special Servicer, as the case may be, shall be required to provide any other report without its prior written consent, which will not be unreasonably withheld.

ARTICLE V

SERVICER AND SPECIAL SERVICER COMPENSATION AND EXPENSES;

OPERATING ADVISOR COMPENSATION

Section 5.01 Servicing Compensation. (a) As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall be entitled to a Servicing Fee for each Mortgage Asset and Companion Participation (including any Specially Serviced Mortgage Loan or REO Loan) remaining subject to this Agreement during any calendar month or part thereof; provided that any Servicing Fee allocable to a Companion Participation shall be payable only in respect of the principal balance of such Companion Participation and only from collections in respect of the Mortgage Loan that are allocated to such Companion Participation; provided, further, that for so long as the Servicer or an affiliate of the Servicer is servicing the Companion Participation pursuant to another servicing agreement (other than this Agreement) with the holder of such Companion Participation or the Servicer has entered into a sub-servicing agreement with a sub-servicer, which sub-servicer or an affiliate of such sub-servicer is also servicing such Companion Participation pursuant to another servicing agreement with the holder of such Companion Participation, the Servicer hereby waives any Servicing Fee payable on such Companion Participation under this Agreement and such Servicing Fee on such Companion Participation shall not be due and payable hereunder. For purposes of the foregoing proviso, the Servicer shall be entitled to conclusively rely on a certification or representation by a sub-servicer as to whether or not such sub-servicer or an affiliate of such sub-servicer is also servicing such Companion Participation pursuant to another servicing agreement with the holder of such Companion Participation. The Servicing Fee shall be payable monthly on the Remittance Date (or earlier pursuant to the related Participation Agreement) of each month and shall be computed on the basis of the same outstanding principal balance and for the period with respect to which any related interest payment on the related Mortgage Asset or, unless waived as set forth above, on the Companion Participation or distribution on the related Mortgage Asset or, unless waived as set forth above, on the Companion Participation is computed. The Servicer may pay itself the Servicing Fee on the Remittance Date (or earlier pursuant to the related Participation Agreement) of each month from amounts on deposit in the Collection Account or such other funds permitted under the related Participation Agreement. To the extent that amounts on deposit in the Collection Account on the Remittance Date are insufficient to pay the Servicing Fee allocated to any Serviced Mortgage Asset or related REO Loan, the Issuer shall pay any such shortfall to the Servicer within ten (10) Business Days after the Issuer’s receipt of an itemized invoice therefor. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with (i) delegation in respect of servicing of a Mortgage Loan in respect of which there is a Companion Participation to a sub-servicer, which sub-servicer or an affiliate of such sub-servicer is also the servicer under the related servicing agreement (if any), or (ii) the transfer of all of the Servicer’s responsibilities and obligations under and as permitted pursuant to this Agreement.

(b) As further compensation for its activities hereunder, the Servicer shall be entitled to retain, and shall not be required to deposit in the Collection Account pursuant to Section 3.03, amounts constituting Additional Servicer Compensation with respect to the Mortgage Loans.

(c) The Servicer shall be required to pay all expenses related to the Servicer’s internal costs, consisting of overhead and employee costs and expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 5.02 Servicing Advances; Servicer Expenses. (a) The Special Servicer or the Servicer shall, in the first instance, have the right to determine, in accordance with the Servicing Standard, the necessity for all Servicing Advances. With respect to the Serviced Mortgage Loans only, the Advancing Agent at the direction of the Special Servicer or the Servicer, as applicable, shall advance all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien on a Mortgaged Property or REO Property, (ii) ground rents (if applicable), (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Obligor (or related REO Proceeds, if applicable) are insufficient to pay such item when due and the related Obligor has failed to pay such item on a timely basis and (iv) all other customary, reasonable and necessary out-of-pocket expenses paid or incurred by the Servicer or the Special Servicer in connection with the servicing (or special servicing, as applicable) and administering of the Serviced Mortgage Loans; and provided, however, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance; and provided, further, however, that with respect to the payment of real estate taxes, assessments and similar items, the Advancing Agent shall not be required to make such advance until the later of (x) five (5) Business Days after the Special Servicer or the Servicer has received confirmation that such item has not been paid or (y) the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments.

(b) The Special Servicer and the Collateral Manager shall give the Advancing Agent, the Servicer and the Issuer no less than five (5) Business Days’ written (facsimile or electronic) notice before the date on which the Advancing Agent is requested to make any Servicing Advance with respect to a given Specially Serviced Mortgage Loan; provided, however, that only two (2) Business Days’ written (facsimile or electronic) notice shall be required in respect of Servicing Advances required to be made on an emergency or urgent basis; provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than twice per calendar month (although such request may relate to more than one Servicing Advance). The Advancing Agent or the Servicer, as applicable, may pay to the Special Servicer the aggregate amount of such Servicing Advances listed on a monthly request, in which case the Special Servicer shall provide the Servicer with such information in its possession as the Servicer may reasonably request to enable the Servicer to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special Servicer that the Advancing Agent or the Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Advancing Agent and the Servicer shall be entitled to conclusively rely on such determination; provided that the determination that such requested Servicing Advance is not a Nonrecoverable Servicing Advance shall not be binding on the Servicer and the Special Servicer’s determination that a Servicing Advance is required to be made in accordance with the Servicing Standard shall not be binding on the Advancing Agent.

The Servicer shall give the Advancing Agent, the Issuer and the Collateral Manager no less than five (5) Business Days’ written (facsimile or electronic) notice before the date on which the Advancing Agent is requested to make any Servicing Advance with respect to a given Performing Mortgage Loan; provided, however, that only two (2) Business Days’ written (facsimile or electronic) notice shall be required in respect of Servicing Advances required to be made on an emergency or urgent basis; provided, further, that the Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than twice per calendar month (although such request may relate to more than one Servicing Advance). The Advancing Agent may pay to the Servicer the aggregate amount of such Servicing Advances listed on a monthly request, in which case the Servicer shall provide the Advancing Agent with such information in its possession as the Advancing Agent may reasonably request to enable the Advancing Agent to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Servicer that the Advancing Agent make a Servicing Advance shall be deemed to be a determination by the Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Advancing Agent shall be entitled to conclusively rely on such determination; provided, that the determination that such requested Servicing Advance is not a Nonrecoverable Servicing Advance shall not be binding on the Advancing Agent but the Servicer’s determination that a Servicing Advance is required to be made in accordance with the Servicing Standard is binding on the Advancing Agent.

(c) Notwithstanding anything to the contrary contained in this Agreement, in the event that the Advancing Agent fails to make in a timely manner any Servicing Advance that the Servicer or the Special Servicer has determined is required in accordance with the Servicing Standard, and the Advancing Agent has not determined that such Servicing Advance would be a Nonrecoverable Servicing Advance:

(i) the Note Administrator shall (x) terminate the Advancing Agent hereunder and under the Indenture and, if the Special Servicer is an Affiliate of, or the same entity as, the Advancing Agent, terminate the Special Servicer pursuant to Section 7.02, (y) use reasonable efforts for 90 days after such termination to replace the Advancing Agent hereunder and under the Indenture in accordance with the applicable procedures set forth in the Indenture, subject to satisfaction of the Rating Agency Condition, and (z) if the Special Servicer is an Affiliate of, or the same entity as, the Advancing Agent, terminate the Special Servicer and replace the Special Servicer in accordance with the procedures set forth in Section 6.03 of this Agreement (but, for the avoidance of doubt, the Note Administrator shall not be responsible for making any Servicing Advance); and

(ii) within five (5) Business Days of the Servicer’s receipt of written notice of the Advancing Agent’s failure to make a required Servicing Advance that the Advancing Agent has not determined to be a Nonrecoverable Servicing Advance, the Servicer shall promptly make such Servicing Advance, but subject to the Servicer’s determination that such Servicing Advance is not a Nonrecoverable Servicing Advance; provided that the Servicer shall be required to make Servicing Advances pursuant to this Section 5.02(c)(ii) only until a successor Advancing Agent is appointed, subject to satisfaction of the Rating Agency Condition. After the Advancing Agent has been removed pursuant to this Section 5.02(c), the Servicer shall be primarily responsible for making Servicing Advances hereunder, in the manner set forth in this Section 5.02 until a successor Advancing Agent is appointed, subject to satisfaction of the Rating Agency Condition. Any successor Advancing Agent’s long-term unsecured debt shall be rated at least “A2” by Moody’s and a rating by KBRA (if rated by KBRA) equivalent to at least a “A2” rating by Moody’s and short-term unsecured debt shall be rated at least “P-1” by Moody’s (and a rating by KBRA (if rated by KBRA) equivalent to at least a “P-1” rating by Moody’s).

(d) The Advancing Agent or the Servicer, as applicable, each at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for any Nonrecoverable Servicing Advance immediately, may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Servicing Advance during the period ending on the then-current Servicer Determination Date for successive one-month periods for a total period not to exceed 12 months (with the consent of the Collateral Manager). If the Advancing Agent or Servicer, as applicable, makes such an election at its sole option to defer reimbursement with respect to all or a portion of a Nonrecoverable Servicing Advance (and interest thereon), then such Nonrecoverable Servicing Advance (and interest thereon) or portion thereof shall continue to be fully reimbursable in any subsequent one-month period.

(e) On the first Business Day after the Servicer Determination Date for the related Remittance Date, the Advancing Agent or the Special Servicer shall report to the Servicer if the Advancing Agent or the Special Servicer determines that any Servicing Advance previously made by the Advancing Agent or the Servicer is a Nonrecoverable Servicing Advance. The Servicer shall be entitled to conclusively rely on such a determination, and such determination shall be binding upon the Servicer, but shall in no way limit the ability of the Servicer in the absence of such determination to make its own determination that any Servicing Advance is a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Obligors and further as provided in Section 3.03(b) and Section 3.03(d).

(f) Notwithstanding anything herein to the contrary, no Servicing Advance shall be required hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance. Except as set forth in Section 5.02(c)(ii), the Servicer shall have no obligation under this Agreement to make any Servicing Advances. Notwithstanding anything to the contrary contained in this Section 5.02, the Servicer may in its reasonable judgment elect (but shall not be required) to make a payment from amounts on deposit in the Collection Account (which shall be deemed first made from amounts distributable as interest collections and then from all other amounts comprising principal collections) to pay for certain expenses set forth below notwithstanding that the Servicer (or Special Servicer, as applicable) has determined that a Servicing Advance with respect to such expenditure would be a Nonrecoverable Servicing Advance (unless, with respect to Specially Serviced Mortgage Loans or REO Loans, the Special Servicer has notified the Servicer to not make such expenditure), where making such expenditure would prevent (i) the related Mortgaged Property (or REO Property) from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage or security instrument, or the loss of any security for the related Mortgage Loan; provided that in each instance, the Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (as evidenced by an Officer’s Certificate delivered to the Issuer) that making such expenditure is in the best interest of the Relevant Parties in Interest.

(g) At such time as it is reimbursed for any Servicing Advance out of the Collection Account pursuant to Section 3.03(b), the Advancing Agent and the Servicer, as the case may be, shall be entitled to receive, out of any amounts then on deposit in the Collection Account in accordance with the provisions of Section 3.03(b) interest at the Advance Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. The Servicer shall reimburse the Advancing Agent or itself, as the case may be, for any outstanding Servicing Advance as soon as practically possible after receipt of payments from the related Obligor that represent reimbursement of such Servicing Advances, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Proceeds of the Mortgage Loan, Mortgaged Property or REO Property for which such Servicing Advance was made or if such Servicing Advance has been determined to be a Nonrecoverable Servicing Advance, from general collections in respect of all of the Mortgage Loans as reimbursement for such Servicing Advance.

(h) Neither the Servicer nor the Advancing Agent shall have any liability to the Issuer, the Noteholders, any Companion Participation Holder or any other Person if its determination that a Servicing Advance made or to be made is a Nonrecoverable Servicing Advance should prove to be wrong or incorrect, so long as such determination in the case of the Advancing Agent was made on a reasonable basis in good faith or, in the case of the Servicer was made in accordance with the Servicing Standard.

(i) The Servicer shall not be obligated to make Interest Advances.

Section 5.03 Special Servicing Compensation. (a) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and REO Loan; provided that any Special Servicing Fee allocable to a Companion Participation shall be paid only from amounts allocated to such Companion Participation in accordance with the related Participation Agreement. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the stated principal balance of such Specially Serviced Mortgage Loan and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on an asset-by-asset basis, in accordance with the provisions of Section 3.03(b). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement. The Special Servicer shall be required to pay all expenses related to the Special Servicer’s internal costs consisting as overhead and employees expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

(b) The Special Servicer shall be entitled to a Workout Fee with respect to each Corrected Loan at the Workout Fee Rate on such Mortgage Loan for so long as it remains a Corrected Loan; provided that any Workout Fee allocable to a Companion Participation shall be paid only from amounts allocated to such Companion Participation in accordance with the related Participation Agreement. The Workout Fee with respect to any Corrected Loan will cease to be payable if such Mortgage Loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Mortgage Loan again becomes a Corrected Loan. If the Special Servicer is terminated or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Loans prior to the time of such termination or resignation, except the Workout Fees will no longer be payable if the Mortgage Loan subsequently becomes a Specially Serviced Mortgage Loan. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing with respect to which one (1) scheduled payment has been made, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the Obligor had not had sufficient time to make three (3) consecutive timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the Obligor making such three (3) consecutive timely Monthly Payments. The successor Special Servicer will not be entitled to any portion of such Workout Fees to which the predecessor Special Servicer is entitled pursuant to the preceding sentence. The Special Servicer shall be entitled to a Liquidation Fee with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee (such Liquidation Fee to be paid out of such Liquidation Proceeds, Insurance and Condemnation Proceeds); provided that any Liquidation Fee allocable to a Companion Participation shall be paid only from amounts allocated to such Companion Participation in accordance with the related Participation Agreement. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (w) the repurchase of any Mortgage Loan by the Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase is completed within the period (including any extension thereof) provided for such repurchase in the Mortgage Asset Purchase Agreement (x) the purchase of any Defaulted Mortgage Loan or Credit Risk Mortgage Asset by the Collateral Manager pursuant to Section 12.1(b) of the Indenture, (y) the sale of Mortgage Loans pursuant to Section 12.1 of the Indenture, or (z) the purchase of a Specially Serviced Mortgage Loan or REO Property by any lender or Companion Participation Holder pursuant to any purchase option. If, however, Liquidation Proceeds or Insurance and Condemnation Proceeds are received with respect to any Corrected Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds and Insurance and Condemnation Proceeds that constitute principal and/or interest on such Mortgage Loan. Notwithstanding anything herein to the contrary, the Special Servicer shall be entitled to receive only a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Mortgage Loan.

(c) As further compensation for its activities hereunder, the Special Servicer shall be entitled to retain, and shall not be required to deposit in the Collection Account pursuant to Section 3.03 or any REO Account pursuant to Section 3.13, amounts constituting Additional Special Servicer Compensation with respect to the Mortgage Loans.

Section 5.04 Operating Advisor Compensation. As consideration for the performance of its duties with respect to the Mortgage Loans subject to this Agreement, the Operating Advisor shall be entitled to the Operating Advisor Fees for each Mortgage Loan remaining subject to this Agreement during any calendar month or part thereof. The Operating Advisor Fees shall be payable monthly on the Remittance Date. The Servicer shall pay to the Operating Advisor the Operating Advisor Fees on the Remittance Date of each month from amounts on deposit in the Collection Account in accordance with Section 3.03(b)(iv) hereof. The right to receive the Operating Advisor Fees may not be transferred in whole or in part except in connection with the transfer of all of the Operating Advisor’s responsibilities and obligations under this Agreement. Except with respect to the Monthly Operating Advisor Fee (for which no invoice from the Operating Advisor shall be required), the Operating Advisor shall provide to the Servicer an invoice with respect to the Operating Advisor Review Fee for payment of such amount. The Servicer shall be obligated to pay any such Operating Advisor Review Fee out of the Collection Account pursuant to Section 3.03(b) only after receipt of such invoice (except that no invoice shall be required for the Monthly Operating Advisor Fee), and the Servicer shall be entitled to conclusively rely on such invoice.

ARTICLE VI

THE SERVICER AND THE ISSUER

Section 6.01 No Assignment; Merger or Consolidation. Except as otherwise provided for in this Section or in Section 2.02 or 6.03(c), neither the Servicer nor the Special Servicer may assign this Agreement or any of its rights, powers, duties or obligations hereunder; provided, however, that the Servicer or the Special Servicer may assign this Agreement to a Qualified Affiliate upon satisfaction of the Rating Agency Condition and the written consent of the Issuer (or the Collateral Manager acting on behalf of the Issuer).

The Servicer or the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Servicer or the Special Servicer hereunder, and shall be deemed to have assumed all of the liabilities of the Servicer or the Special Servicer hereunder.

Section 6.02 Liability and Indemnification. None of the Servicer, the Special Servicer, the Trustee, the Note Administrator, the Collateral Manager, the Operating Advisor nor their Affiliates nor any of the managers, members, directors, officers, employees or agents thereof shall be under any liability to either the Issuer or the Co-Issuer or any third party (including the Noteholders) for taking or refraining from taking any action, in good faith pursuant to or in connection with this Agreement, or for errors in judgment; provided, however, that none of the Servicer, the Special Servicer, the Note Administrator, the Collateral Manager, the Trustee or the Operating Advisor or any such Person will be protected against any breach of its representations or warranties (if any) made in this Agreement or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder. The Servicer, the Special Servicer, the Note Administrator, the Collateral Manager, the Trustee or the Operating Advisor, as the case may be, and any director, officer, manager, member, employee or agent thereof may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Servicer, the Special Servicer, the Note Administrator, the Collateral Manager, the Trustee or the Operating Advisor, as the case may be, and any member, manager, director, officer, employee or agent thereof shall be indemnified and held harmless by the Issuer and the Co-Issuer against any loss, liability or expense incurred, including reasonable attorneys’ fees, including in connection with the enforcement of such indemnity, in connection with any claim, legal action, investigation or proceeding relating to this Agreement, the performance hereunder by, or any specific action which the Issuer, the Co-Issuer, the Servicer, the Special Servicer, the Note Administrator, the Collateral Manager, the Trustee or the Operating Advisor authorized, requested or advised the Servicer, the Special Servicer, the Note Administrator, the Collateral Manager, the Trustee or the Operating Advisor, as the case may be, to perform pursuant to this Agreement, as such are incurred, except for any loss, liability or expense incurred by reason of the willful misfeasance, bad faith, or negligence in the performance of the duties of the Servicer, the Special Servicer, the Note Administrator, the Collateral Manager, the Trustee or the Operating Advisor, as the case may be, or breach of the Servicer’s, the Special Servicer’s, the Note Administrator’s, the Collateral Manager’s, the Trustee’s or the Operating Advisor’s, as the case may be, representations and warranties set forth in Section 7.01. Any such indemnification shall be payable from any amounts on deposit in the Collection Account (other than in the case of the Note Administrator and the Trustee) and pursuant to the Priority of Payments under the Indenture.

In the event that the Servicer, the Special Servicer, the Note Administrator, the Collateral Manager, the Trustee or the Operating Advisor, as the case may be, sustains any loss, liability or expense which results from any overcharges to Obligors under the Mortgage Loans, to the extent that such overcharges were collected by the Servicer or the Special Servicer, as the case may be, and remitted to the Issuer, the Issuer (or the Collateral Manager acting on behalf of the Issuer) shall promptly remit such overcharge to the related Obligor or other Obligors after the Issuer’s receipt of written notice from the Servicer or the Special Servicer, as the case may be, regarding such overcharge.

The Issuer and any director, officer, employee or agent thereof shall be indemnified and held harmless by the Servicer, the Special Servicer, the Note Administrator, the Collateral Manager, the Trustee or the Operating Advisor, as the case may be, against any loss, liability or expense incurred, including reasonable attorneys’ fees, including in connection with the enforcement of this indemnity, by reason of (i) the willful misfeasance, bad faith or negligence in the performance of the duties of the Servicer, the Special Servicer, the Note Administrator, the Collateral Manager, the Trustee or the Operating Advisor, as applicable, hereunder or (ii) a breach of the representations and warranties of the Servicer, the Special Servicer or the Operating Advisor set forth in Section 7.01.

Each of the Servicer and the Special Servicer, severally and not jointly, shall indemnify and hold harmless each of the Trustee and the Note Administrator from and against any claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses, including the costs of enforcing this indemnity, and related costs, judgments and other costs and expenses incurred by the Trustee or the Note Administrator, as the case may be, that arise out of or are based upon the negligence, bad faith, fraud or willful misconduct on the part of the Servicer or the Special Servicer, as the case may be, in the performance of its obligations under this Agreement or its negligent disregard of its obligations and duties under this Agreement.

Each of the Trustee and the Note Administrator, severally and not jointly, shall indemnify and hold harmless each of the Servicer and the Special Servicer from and against any claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses, including the costs of enforcing this indemnity, and related costs, judgments and other costs and expenses incurred by the Servicer or the Special Servicer, as the case may be, that arise out of or are based upon the negligence, bad faith, fraud or willful misconduct on the part of the Trustee or the Note Administrator, as the case may be, in the performance of its obligations under this Agreement or the Indenture or its negligent disregard of its obligations and duties under this Agreement or the Indenture.

Each of the Servicer, the Special Servicer and the Operating Advisor shall be entitled to the same rights, protections, immunities and indemnities afforded to each herein in connection with any matter contained in the Indenture.

Neither the Servicer nor the Special Servicer shall be responsible for any delay or failure in performance resulting from acts beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots and acts of war); provided that such delay or failure is not also a result of its own negligence, bad faith or willful misconduct. Additionally, neither the Servicer nor the Special Servicer shall be liable for the actions or omissions of the Issuer, the Co-Issuer, the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Participation Holder), the Trustee, the Note Administrator, the Servicer (in the case of the Special Servicer), the Special Servicer (in the case of the Servicer), and without limiting the foregoing, neither the Servicer nor the Special Servicer shall be under any obligation to verify compliance by any party hereto with the terms of the Indenture (other than itself) or to verify or independently determine the accuracy of information received by it from the Trustee or Note Administrator (or from any selling institution, agent bank, trustee or similar source) with respect to the Mortgage Loans or Mortgage Assets.

The provisions of this Section shall survive any termination of the rights and obligations of the Servicer, the Special Servicer, the Note Administrator, the Trustee or the Operating Advisor hereunder.

Section 6.03 Eligibility; Successor, the Servicer, the Special Servicer or the Operating Advisor. (a) The Issuer, the Collateral Manager, the Servicer, the Special Servicer and the Operating Advisor shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Issuer, the Collateral Manager, the Servicer, the Special Servicer and the Operating Advisor herein.

(b) (i) Subject to the provisions of Sections 6.03(f) and 7.03, within thirty (30) days of the Servicer or the Special Servicer receiving a notice of termination pursuant to Section 7.02, the Issuer (or the Collateral Manager acting on behalf of the Issuer) shall retain a successor servicer or special servicer, as applicable (subject to the satisfaction of the Rating Agency Condition), or (ii) on or after the date the Issuer receives the resignation of the Servicer or the Special Servicer in accordance with Section 8.01(a), the resigning Servicer or Special Servicer, as the case may be, shall identify and retain a successor servicer or special servicer who shall assume the Servicer’s or Special Servicer’s duties pursuant to Section 6.03(c), subject to satisfaction of the Rating Agency Condition. Such successor servicer or special servicer, as the case may be, shall be collectively referred to herein as “Successor.” The Successor shall be the successor in all respects to the Servicer or Special Servicer, as the case may be, in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer or Special Servicer, as the case may be, accruing after such termination or resignation; provided, however, that any failure to perform such duties or responsibilities caused by the Servicer’s or Special Servicer’s failure to comply with Section 7.01 shall not be considered a default by the Successor hereunder. In its capacity as Successor, the Successor shall have the same limitation of liability herein granted to the Servicer or Special Servicer, as the case may be. In connection with any such appointment and assumption, the Issuer (or the Collateral Manager acting on behalf of the Issuer) may make such arrangements for the compensation of such Successor as it and such Successor shall agree; provided, however, that no compensation shall be in excess of that permitted the Servicer or Special Servicer, as the case may be, hereunder. If no Successor servicer or special servicer, as the case may be, shall have been so appointed and have accepted appointment within thirty (30) days after the Servicer or Special Servicer receives notice of termination in accordance with Section 8.01, the Issuer (or the Collateral Manager acting on behalf of the Issuer) may petition any court of competent jurisdiction for the appointment of a Successor servicer or special servicer, as the case may be. Except as provided in Section 6.03(c) herein, until the Successor is appointed and has accepted such appointment, the Servicer or the Special Servicer shall continue to serve as Servicer or Special Servicer hereunder, as applicable, and shall have all the rights, benefits and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer or Special Servicer, as the case may be, hereunder. Once appointed, the Servicer or the Special Servicer, as the case may be, shall cooperate with the Successor to take such reasonable action, consistent with this Agreement, to effectuate any such succession.

(c) Subject to the provisions of Section 6.01, neither the Servicer nor the Special Servicer shall resign from the obligations and duties hereby imposed on it, except in the event that (i) its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or (ii) a successor servicer or special servicer that is a Qualified Servicer, as applicable, has assumed the Servicer’s or the Special Servicer’s, as applicable, responsibilities and obligations, and the Rating Agency Condition has been satisfied with respect to appointment of a successor servicer or special servicer. Any determination under clause (i) of the immediately preceding sentence permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Issuer, the Note Administrator and the Trustee and the 17g-5 Information Provider. Except for a resignation described above in Section 6.03(c)(i), no resignation by the Servicer or the Special Servicer under this Agreement shall become effective until the Successor, in accordance with Section 6.03(b), shall have assumed the Servicer’s or Special Servicer’s, as the case may be, responsibilities and obligations. Resignation under Section 6.03(c)(i) shall be effective within thirty (30) days of such notice.

(d) The Operating Advisor may resign from its obligations and duties hereby imposed on it (a) upon thirty (30) days prior written notice to the Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator and the Trustee and (b) upon the appointment of, and the acceptance of such appointment by, a successor operating advisor meeting the requirements for an Eligible Operating Advisor and the Rating Agency Condition has been satisfied with respect to appointment of a successor operating advisor. No such resignation by the Operating Advisor shall become effective until the replacement Operating Advisor shall have assumed the Operating Advisor’s responsibilities and obligations. The resigning party shall pay all costs and expenses (including costs and expenses incurred by the Trustee and the Note Administrator) associated with a transfer of its duties pursuant to this Section 6.03(d).

(e) In addition to the foregoing, the Operating Advisor will be automatically terminated from its obligations and duties hereunder, without payment of any penalty, at any time when the Aggregate Outstanding Amounts of the Class A, the Class A-S, the Class B, the Class C and the Class D Notes (but excluding any Deferred Interest added to the Aggregate Outstanding Amount thereof) have been reduced to zero. No successor operating advisor shall be required to be appointed in connection with, or as a condition to, such resignation.

(f) The Collateral Manager will have the right to designate any successor Servicer appointed under this Agreement; provided, however, that if the Collateral Manager does not appoint a successor Servicer (including that the assumption by such successor Servicer becomes effective) within 60 days from notice of termination or resignation, as applicable, the Servicer may appoint such successor Servicer.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES; TERMINATION EVENTS

Section 7.01 Representations and Warranties. (a) The Servicer hereby makes the following representations and warranties to each of the other parties hereto:

(i) Due Organization, Qualification and Authority. The Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas, and is licensed in each state to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its duties and obligations under this Agreement in accordance with the terms of this Agreement; the Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Servicer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; this Agreement constitutes the valid, legal, binding obligation of the Servicer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(ii) No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Servicer, (v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Servicer’s certificate of formation, as amended, or limited liability company agreement, as amended; (w) conflicts with or results in a breach of any agreement or instrument to which the Servicer is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (y) results in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof; or (z) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer and the Companion Participation Holder to realize on the Mortgage Loans, or (2) the Servicer to perform its obligations hereunder;

(iii) No Litigation Pending. There is no action, suit, or proceeding pending or, to Servicer’s knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Mortgage Loans, or would be likely to impair materially the ability of the Servicer to perform its duties and obligations under the terms of this Agreement;

(iv) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Servicer is required for (x) the Servicer’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Servicer contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Servicer may not be duly qualified to transact business as a foreign limited liability company or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof;

(v) No Default/Violation. The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which, in the judgment of the Servicer, will have consequences that would materially and adversely affect the financial condition or operations of the Servicer or its properties taken as a whole or its performance hereunder;

(vi) E&O Insurance. The Servicer currently maintains a fidelity bond and errors and omissions insurance or self-insures, in either case meeting the requirements of Section 3.05(c);

(b) The Special Servicer hereby makes the following representations and warranties to the each of the other parties hereto:

(i) Due Organization, Qualification and Authority. The Special Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to transact business as a foreign limited liability company, in good standing and licensed in each state to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its duties and obligations under this Agreement in accordance with the terms of this Agreement; the Special Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Special Servicer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; this Agreement constitutes the valid, legal, binding obligation of the Special Servicer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(ii) No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Special Servicer, (v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Special Servicer’s certificate of formation, as amended, or limited liability company agreement, as amended; (w) conflicts with or results in a breach of any agreement or instrument to which the Special Servicer is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (y) results in the violation of any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof; or (z) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer and the Companion Participation Holder to realize on the Mortgage Loans, or (2) the Special Servicer to perform its obligations hereunder;

(iii) No Litigation Pending. There is no action, suit, or proceeding pending or, to Special Servicer’s knowledge, threatened against the Special Servicer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Mortgage Loans, or would be likely to impair materially the ability of the Special Servicer to perform its duties and obligations under the terms of this Agreement;

(iv) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Special Servicer is required for (x) the Special Servicer’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Special Servicer contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Special Servicer may not be duly qualified to transact business as a foreign limited liability company or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof.

(v) No Default/Violation. The Special Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which, in the judgment of the Special Servicer, will have consequences that would materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or its performance hereunder;

(vi) E&O Insurance. The Special Servicer currently maintains a fidelity bond and errors and omissions insurance or self-insures, in either case meeting the requirements of Section 3.05(c) hereof.

(c) The Issuer hereby makes the following representations and warranties to the each of the other parties hereto:

(i) Due Authority. The Issuer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Issuer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; the Issuer has the right to authorize the Servicer to perform the actions contemplated herein; this Agreement constitutes the valid, legal, binding obligation of the Issuer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(ii) Non-Exempt Person. The Issuer is a Non-Exempt Person.

(iii) Anti-Money Laundering/International Trade Law Compliance. As of the date of this Agreement, each Remittance Date or payment date under Section 3.02 or Section 3.03, and at all times until the Agreement has been terminated and all amounts hereunder have been paid in full, that: (A) no Covered Entity (1) is a Sanctioned Person; (2) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (3) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (4) engages in any dealings or transactions prohibited by any Anti-Terrorism Law; (B) the proceeds of this Agreement will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Law; (C) the funds used to pay the Servicer are not derived from any unlawful activity; and (D) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any Laws, including but not limited to any Anti-Terrorism Laws. The Issuer covenants and agrees that it shall immediately notify the Servicer in writing upon the occurrence of a Reportable Compliance Event.

(iv) Ownership of Mortgage Assets. The Issuer is the beneficial owner of the Mortgage Assets and has the right to perform the actions contemplated herein.

(v) No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Issuer: (v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Issuer’s Governing Documents; (w) conflicts with or results in a breach of any agreement or instrument to which the Issuer is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof; (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof; (y) results in the violation of any law, rule, regulation, order, judgment or decree to which the Issuer or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof; or (z) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer and the Companion Participation Holder to realize on the Mortgage Loans, or (2) the Issuer to perform its obligations hereunder.

(vi) No Litigation Pending. There is no action, suit, or proceeding pending or, to Issuer’s knowledge, threatened against the Issuer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Mortgage Loans, or would be likely to impair materially the ability of the Issuer to perform its duties and obligations under the terms of this Agreement.

(vii) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Issuer is required for (x) the Issuer’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Issuer contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Issuer may not be duly qualified to transact business as a foreign company or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof.

(viii) No Default/Violation. The Issuer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the ability of the Issuer to perform its obligations hereunder.

(ix) Commercial or Multifamily Loans. The Mortgage Loans relate to or are comprised of only commercial or multifamily loans, the proceeds of which loans were used primarily for commercial or multifamily purposes and not for personal, single family or single household purposes.

(d) The Operating Advisor hereby makes the following representations and warranties to each of the other parties hereto:

(i) Due Organization, Qualifications and Authority. The Operating Advisor has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Operating Advisor has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; this Agreement constitutes the valid, legal, binding obligation of the Operating Advisor, except as enforceability may be limited by: (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally; (B) by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and (C) public policy considerations regarding the enforceability of provisions providing or purporting to provide indemnification or contribution with respect to violations of securities laws.

(ii) No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Operating Advisor, (v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Operating Advisor’s certificate of formation, as amended, or limited liability company agreement, as amended; (w) conflicts with or results in a breach of any agreement or instrument to which the Operating Advisor is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary for the Operating Advisor to perform its obligations under this Agreement in accordance with the terms hereof; (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary for the Operating Advisor to perform its obligations under this Agreement in accordance with the terms hereof; or (y) results in the violation of any law, rule, regulation, order, judgment or decree to which the Operating Advisor or its property is subject if compliance therewith is necessary for the Operating Advisor to perform its obligations under this Agreement in accordance with the terms hereof.

(iii) No Litigation Pending. There is no action, suit, or proceeding pending or, to the Operating Advisor’s knowledge, threatened against the Operating Advisor which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Mortgage Loans, or would be likely to impair materially the ability of the Operating Advisor to perform its duties and obligations under the terms of this Agreement.

(iv) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Operating Advisor is required for (x) the Operating Advisor’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Operating Advisor contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Operating Advisor may not be duly qualified to transact business as a foreign limited liability company or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Operating Advisor to perform its obligations under this Agreement in accordance with the terms hereof.

(v) No Default/Violation. The Operating Advisor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the ability of the Operating Advisor to perform its obligations hereunder.

(e) The Collateral Manager hereby makes the following representations and warranties to each of the other parties hereto:

(i) Due Organization and Authority. The Collateral Manager is a limited liability company, during organized validly existing and in good standing under the laws of Delaware. The Collateral Manager has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Collateral Manager has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; this Agreement constitutes the valid, legal, binding obligation of the Collateral Manager, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(ii) No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Collateral Manager, (a) conflicts with or results in a breach of any of the terms, conditions or provisions of the Collateral Manager’s certificate of formation, as amended, or limited liability company agreement, as amended; (b) conflicts with or results in a breach of any agreement or instrument to which the Collateral Manager is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof; (c) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof; (d) results in the violation of any law, rule, regulation, order, judgment or decree to which the Collateral Manager or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof; or (e) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer to realize on the Mortgage Loans, or (2) the Collateral Manager to perform its obligations hereunder.

(iii) No Litigation Pending. There is no action, suit, or proceeding pending or, to Collateral Manager’s knowledge, threatened against the Collateral Manager which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Mortgage Loans, or would be likely to impair materially the ability of the Collateral Manager to perform its duties and obligations under the terms of this Agreement.

(iv) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Collateral Manager is required for (x) the Collateral Manager’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Collateral Manager contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Collateral Manager may not be duly qualified to transact business as a foreign limited liability company or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof.

(v) No Default/Violation. The Collateral Manager is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the ability of the Collateral Manager to perform its obligations hereunder.

(f) The representations and warranties of the Servicer, the Special Servicer, the Operating Advisor and the Issuer set forth in this Section 7.01 shall survive until the termination of this Agreement.

Section 7.02 Servicer Termination Event. Any one of the following events shall be a “Servicer Termination Event”:

(a) any failure (i) by the Servicer to remit to the Note Administrator the amount required to be so remitted by the Servicer on any Remittance Date pursuant to Section 3.03(b)(x) of this Agreement, which continues unremedied by the Servicer by 11:00 a.m. on the following Business Day, (ii) by the Special Servicer to remit to the Issuer or its nominee any payment required to be so remitted by the Servicer or the Special Servicer, as the case may be, under the terms of this Agreement, when and as due which continues unremedied by the Servicer or the Special Servicer, as the case may be, for a period of two (2) Business Days after the date on which such remittance was due, or (iii) by the Servicer to remit to the Seller or a Companion Participation Holder any payment required to be so remitted by the Servicer under the terms of this Agreement, when and as due which continues unremedied by the Servicer for a period of two (2) Business Days after the date on which such remittance was due; or

(b) any failure by the Advancing Agent to make a Servicing Advance in a circumstance that Section 5.02(c) of this Agreement requires termination of the Special Servicer;

(c) any failure on the part of the Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer or the Special Servicer, as the case may be, contained in this Agreement, or any representation or warranty set forth by the Servicer or the Special Servicer, as the case may be, in Section 7.01 shall be untrue or incorrect in any material respect, and, in either case, such failure or breach materially and adversely affects the value of any Mortgage Loan or the priority of the lien on any Mortgage Loans or the interest of the Issuer therein, which in either case continues unremedied for a period of thirty (30) days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or such extended period of time approved by the Issuer (or the Collateral Manager acting on behalf of the Issuer) provided that the Servicer or the Special Servicer, as the case may be, is diligently proceeding in good faith to cure such failure or breach); or

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in respect of the Servicer or the Special Servicer, as the case may be, for the commencement of an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs shall have been entered against the Servicer or the Special Servicer, as the case may be, and such decree or order shall remain in force undischarged or unstayed for a period of sixty (60) days; or

(e) the Servicer or the Special Servicer, as the case may be, shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer, as the case may be, or relating to all or substantially all of such entity’s property; or

(f) the Servicer or the Special Servicer, as the case may be, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable federal or state bankruptcy, insolvency or similar law, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(g) the Servicer or the Special Servicer, as the case may be, receives actual knowledge that any Rating Agency has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Notes, or (B) placed one or more Classes of Notes on “watch status” in contemplation of a rating downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency within sixty (60) days of the date that the Servicer or the Special Servicer, as the case may be, obtained such actual knowledge) and, in the case of either of clauses (A) or (B) above, publicly citing servicing concerns with the Servicer or the Special Servicer, as the case may be, as the sole or material factor in such rating action; or

(h) the Servicer or, following removal or resignation of the Special Servicer, any successor to the Special Servicer, ceases to be a Qualified Servicer,

then, and in each and every case, so long as the applicable Servicer Termination Event has not been remedied, (i) the Issuer (or the Trustee acting on behalf of the Issuer) may, or (ii) in the case of a Servicer Termination Event with respect to the Special Servicer that materially and adversely affects any Companion Participation Holder, the Issuer shall, at the direction of such Companion Participation Holder, or (iii) in the case of a Servicer Termination Event with respect to the Special Servicer under clause (b) above, the Note Administrator shall, by notice in writing to the Servicer (if such Servicer Termination Event is with respect to the Servicer) or the Special Servicer (if such Servicer Termination Event is with respect to the Special Servicer), as the case may be, in addition to whatever rights the Issuer may have at law or in equity, including injunctive relief and specific performance, terminate all of the rights and obligations of the Servicer or the Special Servicer, as the case may be, under this Agreement and in and to the Mortgage Loans and the proceeds thereof, without the Issuer (or the Collateral Manager acting on behalf of the Issuer) incurring any penalty or fee of any kind whatsoever in connection therewith; provided, however, that such termination shall be without prejudice to any rights of the Servicer or the Special Servicer, as the case may be, relating to the payment of its Servicing Fees, Special Servicing Fees, Additional Servicing Compensation and the reimbursement of any Servicing Advance or Servicing Expense which have been made by it under the terms of this Agreement through and including the date of such termination. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. On or after the receipt by the Servicer or the Special Servicer, as the case may be, of such written notice of termination from the Issuer (or the Collateral Manager acting on behalf of the Issuer), all authority and power of the Servicer or the Special Servicer, as the case may be, under this Agreement, whether with respect to the Mortgage Loans, any Participations or otherwise, shall pass to and be vested in the Trustee, and the Servicer or the Special Servicer, as applicable, agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights hereunder of the Servicer or the Special Servicer, including, without limitation, the transfer of the Servicing Files and the funds held in the Accounts as set forth in Section 8.01.

The Issuer (or the Collateral Manager acting on behalf of the Issuer) may waive any Servicer Termination Event (other than a Servicer Termination Event under clause (b), (g), or (h) above), as the case may be, in the performance of its obligations hereunder and its consequences provided that no waiver shall be effective without the consent of the Note Administrator, which may be withheld in its sole discretion. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 7.03 Termination of the Special Servicer by the Collateral Manager. The Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation) shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement with respect to such Serviced Mortgage Asset, with or without cause, upon ten (10) Business Days’ notice to the Issuer, Special Servicer, the Servicer, the Operating Advisor, the Note Administrator and the Trustee; provided that (a) such removal is subject to Section 5.03 and Section 6.02 hereof, (b) all applicable costs and expenses of any such termination made by the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation) without cause shall be paid by the Collateral Manager (or, with respect to a Non-CLO Controlled Mortgage Asset, the holder of the related controlling Companion Participation), (c) all applicable accrued and unpaid Special Servicing Fees or Additional Servicing Compensation and Servicing Expenses owed to the Special Servicer are paid in full, (d) the terminated Special Servicer shall retain the right to receive any applicable Liquidation Fees or Workout Fees earned by it and payable to it in accordance with the terms hereof and (e) satisfaction of the Rating Agency Condition with respect to the appointment of any successor thereto; provided, however, that, if a Mortgage Loan was being administered by the Special Servicer at the time of termination, the terminated Special Servicer and the successor Special Servicer shall agree to apportion the applicable Liquidation Fee, if any, between themselves in a manner that reflects their relative contributions in earning the fee.

Section 7.04 [Reserved.]

Section 7.05 Termination of the Special Servicer Upon Operating Advisor’s Recommendation. After the occurrence and during the continuance of a Special Servicer Review Event with respect to any CLO Controlled Mortgage Asset, if the Operating Advisor determines that the Special Servicer is not performing its duties with respect to such Mortgage Asset, as required hereunder or is otherwise not acting in accordance with the Servicing Standard with respect to any CLO Controlled Mortgage Asset, the Operating Advisor shall deliver to the Trustee, the Note Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer with respect to any CLO Controlled Mortgage Asset, which shall be a Qualified Servicer. In such event, pursuant to the terms of the Indenture, the Note Administrator shall promptly post notice of such recommendation on the Note Administrator’s Website, and conduct the solicitation of votes of all Noteholders in such regard. Upon (i) the written direction of holders of greater than 75% of the aggregate Voting Rights of the Notes, voting as a single Class within 180 days from the time of recommendation and posting and (ii) satisfaction of the Rating Agency Condition with respect to the appointment of such successor Special Servicer, the Note Administrator shall notify the Trustee and the Trustee shall (x) terminate all of the rights and obligations of the Special Servicer with respect to the applicable Mortgage Assets under this Agreement and appoint a successor special servicer with respect to such Mortgage Assets as recommended by the Operating Advisor and designated or approved by the Noteholders and (y) promptly notify such outgoing Special Servicer of the effective date of such termination. Prior to the appointment of any replacement special servicer, such replacement special servicer shall have agreed to succeed to the obligations of the Special Servicer under this Agreement and to act as the Special Servicer’s successor hereunder and the Rating Agency Condition with respect to such appointment shall have been satisfied. The Note Administrator shall, upon request, deliver the results of any such votes to the Trustee, and shall provide the Trustee with any additional information in its possession reasonably necessary for the Trustee to determine the requisite percentage of Noteholders required to effectuate such termination.

In the event that such vote to replace the Special Servicer does not take place within 180 days of notice from the Note Administrator of the request for such vote, such initial request for replacement of the Special Servicer (and the related subsequent vote to replace the Special Servicer) shall be of no force and effect.

The reasonable costs and expenses associated with administering the vote of the Noteholders, if applicable, will be an Issuer expense.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of a current or former Operating Advisor.

Section 7.06 Termination of the Operating Advisor. (a) Upon (i) the written direction of holders of Notes evidencing not less than 15% of the Voting Rights of the Notes (voting as a single Class) requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such Noteholders to the Note Administrator of the reasonable fees and expenses to be incurred by the Note Administrator in connection with administering such vote, the Note Administrator shall promptly provide written notice of such request to the Operating Advisor and to all Noteholders (by posting such notice on its internet website and by mailing such notice to all Noteholders). Upon receipt by the Note Administrator and the Trustee of the written direction of holders of more than 50% of the Voting Rights of the Notes that exercise their right to vote (voting as a single Class), and satisfaction of the Rating Agency Condition, the Trustee shall terminate all of the rights and obligations of the Operating Advisor under this Agreement by written notice to the Operating Advisor, other than any rights and obligations that accrued prior to the date of such termination (including accrued and unpaid Operating Advisor compensation and indemnification rights arising out of events occurring prior to the date of such termination). In the event that less than 50% of the Voting Rights of the Notes exercise their right to vote, the Trustee shall not remove the Operating Advisor. The Note Administrator shall include on each Monthly Report a statement that each Noteholder and beneficial owner of Notes may access such notices on the Note Administrator’s website and each Noteholder and beneficial owner of Notes may register to receive email notifications when such notices are posted on the website. The Note Administrator shall be entitled to reimbursement from the requesting Noteholders for the reasonable expenses of posting such notices. In connection with any appointment of and assumption by a successor Operating Advisor, the Trustee may make such arrangements for the compensation of such successor Operating Advisor as it and such successor Operating Advisor shall agree. In the event the Trustee is unable to identify a successor Operating Advisor at the rate of compensation provided hereunder, the Trustee is hereby authorized to make arrangements for payment of increased compensation at whatever market rate is reasonably necessary to identify and retain a successor Operating Advisor. Any such increased compensation (including in the event that the Trustee or the Note Administrator or an affiliate of the Trustee or the Note Administrator is the successor Operating Advisor) shall be an expense of the Issuer.

(b) As soon as practicable, but in no event later than 15 Business Days after the Trustee notifies the Noteholders that an Operating Advisor Termination Event has occurred and has not been cured, the Trustee on behalf of the Issuer shall, upon the written direction of the holders evidencing at least 25% of the Voting Rights of the Notes (voting as a single Class), terminate all of the rights and obligations of the Operating Advisor under this Agreement, other than any rights and obligations that accrued prior to the date of such termination (including accrued and unpaid Operating Advisor compensation and indemnification rights arising out of events occurring prior to the date of such termination), by written notice to the Operating Advisor. The terminated party shall pay all costs and expenses (including without limitation all costs and expenses incurred by the Trustee) related to a transfer of its duties pursuant to this Section 7.06(b) (and if such terminated party does not pay such costs and expenses, then such costs and expenses shall be an expense of the Issuer). Following such termination of the Operating Advisor, the Trustee shall appoint a successor Operating Advisor that is an Eligible Operating Advisor, subject to satisfaction of the Rating Agency Condition, which successor Operating Advisor may be an affiliate of the Note Administrator or the Trustee; however, if the Note Administrator or the Trustee, as applicable, is acting as the successor Servicer or the successor Special Servicer, neither the Note Administrator nor the Trustee, as the case may be, nor any of such party’s affiliates may be the successor Operating Advisor. The Trustee shall provide written notice of the appointment of a successor Operating Advisor to the Servicer, the Special Servicer, the Note Administrator and the Preferred Share Paying Agent, within one business day of such appointment. The Operating Advisor may not at any time be the Servicer, the Special Servicer, the Collateral Manager or an affiliate of any of them. The appointment of the successor Operating Advisor shall not be subject to the vote, consent or approval of the Noteholders. Upon any termination of the Operating Advisor and appointment of a successor Operating Advisor, the Trustee shall, as soon as possible, give written notice of the termination and appointment to the 17g-5 Information Provider, the Note Administrator, the Special Servicer, the Servicer and the Preferred Share Paying Agent.

For purposes of this Section 7.06(b), “Operating Advisor Termination Event” shall mean:

(i) any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to this Agreement or to the Operating Advisor and the Trustee by the holders of more than 25% of the Notes; provided, that with respect to any such failure which is not curable within such 30 day period, the Operating Advisor shall have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the Trustee with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii) any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to this Agreement;

(iii) any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to this Agreement;

(iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v) the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; and

(vi) the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

As soon as practicable, upon a Responsible Officer of the Trustee obtaining actual knowledge that an Operating Advisor Termination Event has occurred, the Trustee shall provide written notice to the Note Administrator, and the Note Administrator shall promptly provide written notice to all Noteholders electronically by posting such notice the 17g-5 Website and by mail, unless such Operating Advisor Termination Event has been remedied or waived. The Trustee at the direction of the Controlling Class may waive any default by the Operating Advisor in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Operating Advisor Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 7.07 Note Administrator/Trustee Termination Event. As used herein, a “Note Administrator/Trustee Termination Event” means any one of the following:

(a) any failure on the part of the Note Administrator or the Trustee, as applicable, duly to observe or perform in any material respect any of the covenants or agreements on the part of the Note Administrator or Trustee, as applicable, contained in this Agreement, or any representation or warranty set forth by the Trustee in Section 7.01 shall be untrue or incorrect in any material respect, and, in either case, such failure or breach materially and adversely affects the value of any Mortgage Loan or the priority of the lien on any Mortgage Loans or the interest of the Issuer therein, which in either case continues unremedied for a period of thirty (30) days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Note Administrator or the Trustee, as applicable, by the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or such extended period of time approved by the Issuer (or the Collateral Manager acting on behalf of the Issuer) provided that the Note Administrator or the Trustee, as applicable, is diligently proceeding in good faith to cure such failure or breach); or

(b) a decree or order of a court or agency or supervisory authority having jurisdiction in respect of the Note Administrator or the Trustee, as applicable, for the commencement of an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs shall have been entered against the Note Administrator or the Trustee, as applicable, and such decree or order shall remain in force undischarged or unstayed for a period of sixty (60) days; or

(c) the Note Administrator or the Trustee, as applicable, shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Note Administrator or the Trustee, as applicable, or relating to all or substantially all of its property; or

(d) the Note Administrator or the Trustee, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable federal or state bankruptcy, insolvency or similar law, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(e) the Trustee no longer qualifies as a Qualified Trustee or the Note Administrator no longer satisfies the standards set forth in the definition of Qualified Trustee.

then, and in each and every case, so long as an Event of Default with respect to the Note Administrator or the Trustee, as applicable, shall not have been remedied, the Issuer (or the Collateral Manager acting on behalf of the Issuer) may, by notice in writing to the Note Administrator or the Trustee, as applicable, in addition to whatever rights the Issuer may have at law or in equity, including injunctive relief and specific performance, terminate all of the rights and obligations of the Note Administrator or the Trustee, as applicable, under this Agreement and in and to the Mortgage Loans and the proceeds thereof, without the Issuer (or the Collateral Manager acting on behalf of the Issuer) incurring any penalty or fee of any kind whatsoever in connection therewith; provided, however, that such termination shall be without prejudice to any rights of the Note Administrator or the Trustee, as applicable, relating to the payment of any compensation due hereunder or the reimbursement of any Servicing Advance or Servicing Expense which have been made by it under the terms of this Agreement through and including the date of such termination. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. On or after the receipt by the Note Administrator or the Trustee, as applicable, of such written notice of termination from the Issuer (or the Collateral Manager acting on behalf of the Issuer), all authority and power of the Note Administrator or the Trustee, as applicable, under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Issuer, and the Note Administrator or the Trustee, as applicable, agrees to cooperate with the Issuer (or the Collateral Manager acting on behalf of the Issuer) in effecting the termination of the responsibilities and rights hereunder of the Note Administrator or the Trustee, as applicable.

The Issuer (or the Collateral Manager acting on behalf of the Issuer) may waive any default by the Note Administrator or the Trustee, as applicable, in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 7.08 Trustee to Act; Appointment of Successor. (a) No appointment of a successor to the Servicer or the Special Servicer hereunder shall be effective until the assumption by such successor of all the Servicer’s or Special Servicer’s responsibilities, duties and liabilities hereunder.

(b) Notwithstanding anything herein to the contrary, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Noteholders entitled to a majority of the voting rights so request in writing to the Trustee or if the Trustee is not a Qualified Servicer, promptly appoint a Qualified Servicer as the successor to the Servicer or Special Servicer, as the case may be, of all of the responsibilities, duties and liabilities of the Servicer or the Special Servicer, as the case may be, hereunder. Pending appointment of a successor to the Servicer or the Special Servicer, as the case may be, hereunder, unless the Trustee shall be prohibited by law from so acting or is unable to act, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, the Trustee is hereby authorized to make arrangements for payment of increased compensation (including in the event that the Trustee or an affiliate of the Trustee is the successor Servicer or Special Servicer) at whatever market rate is reasonably necessary to identify and retain an acceptable successor Servicer or Special Servicer, as the case may be. Any such increased compensation shall be an expense of the Issuer.

Section 7.09 Closing Conditions; Issuer Covenants.

(a) Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of the Agreement, the Issuer and any Companion Participation Holder shall deliver to each of the Servicer and the Special Servicer, with a copy to the Note Administrator, evidence satisfactory to each of the Servicer and the Special Servicer substantiating that it is not a Non-Exempt Person and that the Servicer and the Special Servicer is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loans or otherwise under this Agreement. Without limiting the effect of the foregoing, provided it is a Qualified REIT Subsidiary at the time of the execution of this Agreement, (A) the Issuer shall satisfy the requirements of the preceding sentence by furnishing to each of the Servicer and the Special Servicer, with a copy to the Note Administrator, an Internal Revenue Service Form W-9 and (B) if the Issuer ceases to be a Qualified REIT Subsidiary or entity disregarded as separate from a REIT (for U.S. federal income tax purpose), then the Issuer shall satisfy the requirements of the preceding sentence by furnishing to each of the Servicer and the Special Servicer, with a copy to the Note Administrator, an Internal Revenue Service Form W-8ECI, Form W-8EXP, Form W-8IMY (with appropriate statements), Form W-8BEN-E or successor forms, as may be required from time to time, duly executed by the Issuer, as evidence of such Issuer’s exemption from the withholding of United States tax with respect thereto. Each of the Servicer and the Special Servicer shall not be obligated to make any payments hereunder to the Issuer or any Companion Participation Holder until the Issuer or such Companion Participation Holder, as the case may be, shall have furnished to each of the Servicer and the Special Servicer the requested forms, certificates, statements or documents.

(b) The obligations of each of the Servicer and the Special Servicer under this Agreement or any transaction contemplated hereby shall be subject to Issuer’s compliance with all Laws, including Anti-Terrorism Laws, and the continued truthfulness and completeness of Issuer’s representations and warranties found in Section 7.01(c)(ii) and (iii).

Section 7.10 Collateral Manager Termination Event.

As used herein, a “Collateral Manager Termination Event” means any one of the following:

(a) any failure by the Collateral Manager to timely make any payment or reimbursement, as the case may be, under the terms of this Agreement when and as due, which continues unremedied by the Collateral Manager for a period of two (2) Business Days after the date on which such payment or reimbursement was due.

(b) any failure on the part of the Collateral Manager duly to observe or perform in any material respect any of the covenants or agreements on the part of the Collateral Manager contained in this Agreement, or any representation or warranty set forth by the Collateral Manager in Section 7.01 shall be untrue or incorrect in any material respect, and, in either case, such failure or breach materially and adversely affects the value of any Mortgage Loan or the priority of the lien on any Mortgage Loans or the interest of the Issuer therein, which in either case continues unremedied for a period of thirty (30) days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Collateral Manager by the Issuer (or such extended period of time approved by the Issuer; provided that the Collateral Manager is diligently proceeding in good faith to cure such failure or breach); or

(c) a decree or order of a court or agency or supervisory authority having jurisdiction in respect of the Collateral Manager for the commencement of an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs shall have been entered against Collateral Manager and such decree or order shall remain in force undischarged or unstayed for a period of sixty (60) days; or

(d) the Collateral Manager shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Collateral Manager or relating to all or substantially all of its property; or

(e) the Collateral Manager shall admit in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable federal or state bankruptcy, insolvency or similar law, make an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations,

(f) the Collateral Manager receives actual knowledge that any Rating Agency has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Notes, or (B) placed one or more Classes of Notes on “watch status” in contemplation of a rating downgrade or withdrawal (and such “watch status” placement has not been withdrawn by such Rating Agency within sixty days of the date that the Collateral Manager obtained such actual knowledge) and, in the case of either of clauses (A) or (B) above, citing servicing concerns with the Collateral Manager or the Collateral Manager, as the case may be, as the sole or material factor in such rating action, then, and in each and every case, so long as a Collateral Manager Termination Event shall not have been remedied, the Issuer may, by notice in writing to the Collateral Manager in addition to whatever rights the Issuer may have at law or in equity, including injunctive relief and specific performance, terminate all of the rights and obligations of the Collateral Manager under this Agreement and in and to the Mortgage Loans and the proceeds thereof, without the Issuer incurring any penalty or fee of any kind whatsoever in connection therewith; provided, however, that such termination shall be without prejudice to any rights of the Collateral Manager relating to the reimbursement of any Servicing Expense which have been made by it under the terms of this Agreement through and including the date of such termination. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. On or after the receipt by the Collateral Manager of such written notice of termination from the Issuer, all authority and power of the Collateral Manager under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Issuer, and the Collateral Manager agrees to cooperate with the Issuer in effecting the termination of the responsibilities and rights hereunder of the Collateral Manager.

(g) The Issuer may waive any Collateral Manager Termination Event. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 7.11 Post-Closing Performance Conditions.

The Servicer, the Special Servicer and the Issuer agree to cooperate with reasonable requests made by the Servicer or the Special Servicer or the Issuer, as applicable, after signing this Agreement to the extent reasonably necessary for the other to comply with laws and regulations applicable to financial institutions in connection with this transaction (e.g., the USA PATRIOT Act, OFAC and related regulations).

ARTICLE VIII

TERMINATION; TRANSFER OF MORTGAGE ASSETS

Section 8.01 Termination of Agreement. (a) Subject to the appointment of a Successor and the acceptance of such appointment by such Successor pursuant to Section 6.03(b), this Agreement may be terminated by the Issuer, at the direction of the Collateral Manager, with respect to any or all of the Mortgage Loans only (i) upon thirty (30) days written notice to the Servicer or without cause upon thirty (30) days written notice to the Special Servicer or the Operating Advisor, as applicable, or (ii) in connection with a transfer described in Section 8.02 upon thirty (30) days prior written notice. Subject to the appointment of a Successor and the acceptance of such appointment by such Successor pursuant to Section 6.03(c), the Servicer or the Special Servicer, as the case may be, may resign from its duties and obligations hereunder with respect to any Mortgage Loans, without cause, upon thirty (30) days written notice to the Issuer.

(b) Termination pursuant to this Section or as otherwise provided herein shall be without prejudice to any rights of the Issuer, the Note Administrator, the Trustee, the Servicer, the Special Servicer, the Operating Advisor or any Companion Participation Holder, as the case may be, which may have accrued through the date of termination hereunder. Upon such termination, the Servicer shall (i) remit all funds in the related Accounts to the Issuer or such other Person designated by the Issuer, net of accrued Servicing Fees, Additional Servicing Compensation, Special Servicing Fees, Workout Fees or Liquidation Fees, Monthly Operating Advisor Fees, Operating Advisor Review Fees, Operating Advisor Consulting Fees (to the extent paid by the related Obligor), and Servicing Advances or Servicing Expenses through the termination date to which the Servicer, Special Servicer and/or Operating Advisor would be entitled to payment or reimbursement hereunder; (ii) deliver all related Servicing Files to the successor servicer or to Persons designated by the Trustee; and (iii) fully cooperate with the Trustee, the Note Administrator and any new servicer or special servicer to effectuate an orderly transition of Servicing or Special Servicing of the related Mortgage Loans. Upon such termination, any Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Additional Servicing Compensation, Monthly Operating Advisor Fees, Operating Advisor Review Fees, Operating Advisor Consulting Fees (to the extent paid by the related Obligor), Servicing Advances (with interest thereon at the Advance Rate), Servicing Expenses (with interest thereon at the Advance Rate) which remain unpaid or unreimbursed after the Servicer or the Special Servicer, as the case may be, has netted out such amounts pursuant to the preceding sentence, shall be remitted by the Issuer to the Servicer, the Special Servicer or the Operating Advisor, as the case may be, within ten (10) Business Days after the Issuer’s receipt of an itemized invoice therefor to the extent the Servicer, the Special Servicer or the Operating Advisor is terminated without cause.

Section 8.02 Transfer of Mortgage Assets. (a) The Servicer or the Special Servicer, as the case may be, acknowledges that any or all of the Mortgage Assets may be sold, transferred, assigned or otherwise conveyed by the Issuer to any third party pursuant to the terms and conditions of this Agreement and the Indenture without the consent or approval of the Servicer or the Special Servicer, as the case may be. Any such transfer shall constitute a termination of this Agreement with respect to such Mortgage Loan and any Companion Participation, subject to the Issuer’s notice requirements under Section 8.01(a). The Issuer acknowledges that the Servicer or the Special Servicer, as the case may be, shall not be obligated to perform Servicing or Special Servicing, as applicable, with respect to such transferred Mortgage Assets (or the related Mortgage Loans) for any such third party unless and until the Servicer or the Special Servicer, as applicable, and such third party execute a servicing agreement having terms which are mutually agreeable to the Servicer or the Special Servicer, as applicable, and such third party; provided, however, no such third party shall be obligated to engage the Servicer or the Special Servicer, as the case may be, to perform Servicing or Special Servicing with respect to the transferred Mortgage Assets (or the related Mortgage Loans) (or be liable for any of the obligations of Issuer hereunder).

(b) Until the Servicer, the Special Servicer or the Operating Advisor, as the case may be, receives written notice from the Issuer of the sale, transfer, assignment or conveyance of one or more Mortgage Assets, the Issuer shall be presumed to be the owner and holder of such Mortgage Assets, the Servicer, the Special Servicer or the Operating Advisor, as the case may be, shall continue to earn Servicing Fees, Special Servicing Fees, Workout Fees or Liquidation Fees, Additional Servicing Compensation, Monthly Operating Advisor Fees, Operating Advisor Review Fees, Operating Advisor Consulting Fees and any other compensation hereunder with respect to such Mortgage Assets (or any related Companion Participations as provided herein) and the Servicer shall continue to remit payments and other collections in respect of such Mortgage Assets to the Issuer or the Note Administrator, as applicable, pursuant to the terms and provisions hereof.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01 Amendment; Waiver. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and no term or provision hereof may be amended or waived except from time to time by:

(a) The mutual agreement of the Issuer, the Collateral Manager, the Note Administrator, the Trustee, the Advancing Agent, the Servicer, the Operating Advisor and the Special Servicer, without the consent of any of the Noteholders or the Rating Agencies, (i) to cure any ambiguity, (ii) to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Offering Memorandum, (iii) to add any other provisions with respect to matters or questions arising under this Agreement or (iv) for any other purpose provided, that such action shall not adversely affect in any material respect the interests of any Noteholder without the consent of such Noteholder.

(b) The Issuer, the Collateral Manager, the Note Administrator, the Trustee, the Operating Advisor, the Servicer and the Special Servicer, and with the written consent of the Noteholders evidencing, in the aggregate, not less than a majority of the Voting Rights of the Noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Agreement that materially and adversely affect the rights of the Noteholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to the Mortgage Loans are required to be distributed with respect to any Underlying Note without the consent of the Noteholders, (ii) adversely affect in any material respect the interests of the holders of a Class of Notes in a manner other than as set forth in (i) above without the consent of the holders of such Class of Notes evidencing, in the aggregate, not less than 51% of the Voting Rights of such Class of Notes; (iii) reduce the aforesaid percentages of Voting Rights of the Notes, the holders of which are required to consent to any such amendment without the consent of 51% of the holders of any affected Class of Notes of then outstanding or, (iv) alter the obligations of the Issuer to make an advance or to alter the Servicing Standard set forth herein.

(c) It shall not be necessary for the consent of Noteholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Issuer may prescribe.

(d) In connection with any proposed amendment hereto, the Trustee, the Note Administrator, the Servicer and the Special Servicer (i) shall each be entitled to receive such officer’s certificates as required for amendments to and pursuant to this Agreement, and (ii) shall not be required to enter into any amendment that affects its obligations, rights, or indemnities hereunder.

(e) No amendment of this Agreement shall adversely affect in any material respect the interests of any Companion Participation Holder without the consent of such Companion Participation Holder.

(f) Promptly after the execution of any amendment to this Agreement, the Issuer or the Note Administrator shall furnish a copy of such amendment to each Noteholder and the 17g-5 Information Provider pursuant to the terms of the Indenture.

(g) The parties to this Agreement shall be entitled to rely upon an Officer’s Certificate of the Issuer in determining whether or not the Securityholders would be materially or adversely affected by such change (after giving notice of such change to the Securityholders). Such determination shall be conclusive and binding on all present and future Securityholders. None of the parties to this Agreement shall be liable for any such determination made in good faith.

Section 9.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of laws.

Section 9.03 Notices. All demands, notices and communications hereunder shall be in writing and addressed in each case as follows:

(a)	if to the Issuer, at:

TRTX 2018-FL2 Issuer, Ltd.

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Deborah Ginsberg

Facsimile number: (212) 405-8626

Email: dginsberg@tpg.com;

with a copy to:

TRTX 2018-FL2 Issuer, Ltd.

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Jason Ruckman

Facsimile number: (212) 430-7525

Email: jruckman@tpg.com;

(b)	if to the Servicer, at

Situs Asset Management LLC

5065 Westheimer Road, Suite 700E

Houston, Texas 77056

Attention: Managing Director

Telecopy No.: 713-328-4497

Email address: samnotice@situs.com

With copies to:

Situs Asset Management LLC

101 Montgomery Street, Suite 2250

San Francisco, California 94104

Attention: George Wisniewski

Email Address: George.Wisniewski@situs.com

(c)	if to the Collateral Manager, at

TPG RE Finance Trust Management, L.P.

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Deborah Ginsberg

Facsimile number: (212) 405-8626

Email: dginsberg@tpg.com;

with a copy to:

TPG RE Finance Trust Management, L.P.

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Jason Ruckman

Facsimile number: (212) 430-7525

Email: jruckman@tpg.com

(d)	if to the Note Administrator, at

Wells Fargo Bank, National Association

Corporate Trust Services

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Corporate Trust Services – TRTX 2018-FL2

with a copy by email to:

trustadmistrationgroup@wellsfargo.com and

cts.cmbs.bond.admin@wellsfargo.com

(e)	if to the Trustee, at

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee – TRTX 2018-FL2

Facsimile number: (302) 636-6196

with a copy to:

E-mail: cmbstrustee@wilmingtontrust.com

(f)	if to the Special Servicer, at

Situs Holdings, LLC

101 Montgomery Street, Suite 2250

San Francisco, California 94104

Attention: Stacey Ciarlanti;

E-mail: stacey.ciarlanti@situs.com;

with a copy to:

Situs Group, LLC

5065 Westheimer, Suite 700E

Houston, Texas 77056

Attention: Legal Department

E-mail: legal@situs.com;

(g)	if to the Operating Advisor, at

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

New York, New York 10016

Attention: TRTX 2018-FL2 – Surveillance Manager

(with a copy sent via email to:

cmbs.notices@parkbridgefinancial.com);

(h)	if to the Advancing Agent, at

TRTX CLO Loan Seller 2, LLC,

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Deborah Ginsberg

Facsimile number: (212) 405-8626

Email: dginsberg@tpg.com;

with a copy to:

TRTX CLO Loan Seller 2, LLC,

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Jason Ruckman

Facsimile number: (212) 430-7525

Email: jruckman@tpg.com;

(i)	if to the Participation Agent, at

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services, CRE-CLO Desk – TRTX 2018-FL2 – Custodial Participation Agent

Email: cts.cmbs.admin@wellsfargo.com

with a copy to:

Email: trustadministrationgroup@wellsfargo.com; and

(j)	if to the initial Companion Participation Holders, at the addresses set forth on Exhibit F hereto.

Any of the above-referenced Persons may change its address for notices hereunder by giving notice of such change to the other Persons. All notices and demands shall be deemed to have been given at the time of the delivery at the address of such Person for notices hereunder if personally delivered, mailed by certified or registered mail, postage prepaid, return receipt requested, or sent by overnight courier or telecopy; provided, however, that any notice delivered after normal business hours of the recipient or on a day which is not a Business Day shall be deemed to have been given on the next succeeding Business Day.

To the extent that any demand, notice or communication hereunder is given to the Servicer, the Special Servicer or the Operating Advisor, as the case may be, by a Responsible Officer of the Issuer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Issuer with respect to such communication, and the Servicer, the Special Servicer or the Operating Advisor, as the case may be, may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication. To the extent that any demand, notice or communication hereunder is given to the Issuer by a Responsible Officer of the Servicer, the Special Servicer, the Trustee, the Note Administrator or the Operating Advisor, as the case may be, such Responsible Officer shall be deemed to have the requisite power and authority to bind such party with respect to such communication, and the Issuer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.

Section 9.04 Severability of Provisions. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties thereunder. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

Section 9.05 Inspection and Audit Rights. (a) The Servicer and the Special Servicer, as the case may be, agree that, on reasonable prior notice, it will permit any agent or representative of the Issuer, during the normal business hours, to examine all the books of account, records, reports and other papers of the Servicer and the Special Servicer, as the case may be, relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by accountants selected by the Issuer, and to discuss matters relating to the Mortgage Loans with the officers, employees and accountants of the Servicer and the Special Servicer (and by this provision the Servicer and the Special Servicer hereby authorize such accountants to discuss with such agents or representatives such matters), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Issuer of any right under this Section shall be borne by the Issuer.

(b) The Special Servicer shall, on reasonable prior notice, permit any agent or representative of the Collateral Manager, the Operating Advisor, the Note Administrator and the Trustee during normal business hours, to examine all the books of account, records, reports and other papers of the Special Servicer relating to the Specially Serviced Mortgage Loans and to generally review the Special Servicer’s operational practices in respect of Specially Serviced Interests to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard under this Agreement.

Section 9.06 Operating Advisor Contact with the Servicer and the Special Servicer. Each of the Servicer and the Special Servicer shall, not more frequently than once per month, without charge, make a knowledgeable servicing officer available via telephone during normal business hours to verbally answer questions from the Collateral Manager and the Operating Advisor regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Servicer or the Special Servicer, as the case may be, is responsible.

Section 9.07 Binding Effect; No Partnership; Counterparts. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the parties hereto other than the Issuer shall be rendered as an Independent Contractor for the Issuer. For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart to this Agreement.

Section 9.08 Protection of Confidential Information. The Servicer, the Special Servicer and the Operating Advisor shall keep confidential and shall not divulge to any party, without the Issuer’s prior written consent, any information pertaining to the Mortgage Loans or the Obligors except to the extent that (a) it is appropriate for the Servicer, the Special Servicer and the Operating Advisor to do so (i) in working with legal counsel, auditors, other advisors, taxing authorities, regulators or other governmental agencies or in connection with performing its obligations hereunder, (ii) in accordance with the Servicing Standard or (iii) when required by any law, regulation, ordinance, administrative proceeding, governmental agency, court order or subpoena or (b) the Servicer, the Special Servicer or the Operating Advisor, as the case may be, is disseminating general statistical information relating to the assets (including the Mortgage Loans) being serviced by the Servicer or the Special Servicer or in respect of which the Operating Advisor is performing its duties hereunder, as the case may be, so long as the Servicer, the Special Servicer or the Operating Advisor does not identify the Obligors. Unless prohibited by law, statute, rule or court order, Servicer or the Special Servicer, as the case may be, shall promptly notify Issuer of any such disclosure pursuant to clause (iii); provided, however, the Servicer, the Special Servicer or the Operating Advisor, as the case may be, shall still make such disclosure absent a court order directing it to stop or terminate such disclosure.

Section 9.09 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c) references herein to an “Article,” “Section,” or other subdivision without reference to a document are to the designated Article, Section or other applicable subdivision of this Agreement;

(d) reference to a Section, subsection, paragraph or other subdivision without further reference to a specific Section is a reference to such Section, subsection, paragraph or other subdivision, as the case may be, as contained in the same Section in which the reference appears;

(e) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f) the term “include” or “including” shall mean without limitation by reason of enumeration; and

(g) the Article, Section and subsection headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning of the provisions contained therein.

Section 9.10 Further Agreements. Each party hereto agrees: (a) to execute and deliver to the other such additional documents, instruments or agreements as may be reasonably requested by the other parties hereto and as may be necessary or appropriate to effectuate the purposes of this Agreement;

(b) that neither the Servicer, the Special Servicer nor the Operating Advisor, as the case may be, shall be responsible for any federal, state or local securities reporting requirements related to servicing for the Mortgage Loans; and

(c) that neither the Servicer, the Special Servicer nor the Operating Advisor, as the case may be, shall be (and cannot be) performing any broker-dealer activities.

Section 9.11 Rating Agency Notices. (a) The Issuer shall deliver written notice of the following events to (i) Kroll Bond Rating Agency, Inc., 805 Third Avenue, 29th Floor, New York, New York 10022, Attention: CMBS Surveillance (or by electronic mail at cmbssurveillance@kbra.com) and (ii) Moody’s Investor Services, Inc., 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Attention: CRE CDO Surveillance, (or by electronic mail at moodys_cre_cdo_monitoring@moodys.com), or such other address that any Rating Agency shall designate in the future, promptly following the occurrence thereof: (a) any amendment to this Agreement or any other documents included in the Indenture; (b) any Event of Default; (c) any change in or the termination of the Operating Advisor; (d) the removal of the Servicer or the Special Servicer or any successor servicer as Servicer or successor special servicer as Special Servicer; (e) any inspection results received in writing (whether structural, environmental or otherwise) of any Mortgaged Property; (f) final payment to the Noteholders; or (g) any change in a property manager. In addition, the Monthly Reports, the CREFC® Investor Reporting Packet and the CREFC® Special Servicer Loan File and such other reports provided for hereunder or under the Indenture shall be made available to the Rating Agencies at the time such documents are required to be delivered pursuant to the Indenture. The Servicer or the Special Servicer and the Issuer also shall furnish such other information regarding the Mortgage Loans as may be reasonably requested by the Rating Agencies to the extent such party has or can obtain such information without unreasonable effort or expense. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute a Servicer Termination Event under this Agreement.

(b) All information and notices required to be delivered to the Rating Agencies pursuant to this Agreement or requested by the Rating Agencies in connection herewith, shall first be provided in electronic format to the 17g-5 Information Provider in compliance with the terms of the Indenture (who shall post such information to the 17g-5 Website in accordance with Section 14.13 of the Indenture). The Servicer may (but is not required to) provide information and notices directly to the Rating Agencies the earlier of (a) upon notice that the information is posted to the 17g-5 Website and (b) at the same time the information or notice was provided to the 17g-5 Information Provider in accordance with the procedures in Section 14.13 of the Indenture.

(c) Each party hereto, insofar as it may communicate with any Rating Agency pursuant to any provision of this Agreement, each other party to this Agreement, agrees to comply (and to cause each and every sub-servicer, subcontractor, vendor or agent for such Person and each of its officers, directors and employees to comply) with the provisions relating to communications with the Rating Agencies set forth in this Section 9.11 and shall not deliver to the Rating Agencies any report, statement, request or other information relating to the Notes or the Mortgage Loans other than in compliance with such provisions.

(d) The Servicer and the Special Servicer shall be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents and any other matters related to the Mortgage Loans, the related Mortgaged Properties, the related Mortgagors or any other matters relating to this Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary in accordance with the procedures set forth herein the same day such communication takes place; provided, further, that the summary of such oral communications shall not identity which Rating Agency the communication was with. The 17g-5 Information Provider shall post such written summary on the 17g-5 Information Provider’s Website in accordance with the procedures set forth in the Indenture.

(e) None of the foregoing restrictions in this Section 9.11 prohibit or restrict oral or written communications, or providing information, between the Servicer or Special Servicer, on the one hand, and any Rating Agency, on the other hand, with regard to (i) such Rating Agency’s review of the ratings, if any, it assigns to such party, (ii) such Rating Agency’s approval, if any, of such party as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s evaluation of such party’s servicing operations in general; provided, however, that such party shall not provide any information relating to the Notes or the Mortgage Loans to any Rating Agency in connection with any such review and evaluation by such Rating Agency unless (x) borrower, property or deal specific identifiers are redacted; (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded onto the 17g-5 Website; or (z) the Rating Agency confirms in writing that it does not intend to use such information in undertaking credit rating surveillance with respect to the Notes.

Section 9.12 Limited Recourse and Non-Petition. (a) Notwithstanding any other provision of this Agreement, the Servicer, the Special Servicer, the Collateral Manager, the Operating Advisor, the Note Administrator, the Advancing Agent and the Trustee hereby agree and acknowledge that the obligations of the Issuer under this Agreement are limited recourse obligations of the Issuer payable solely from the Mortgage Loans as contemplated hereby or in accordance with the Priority of Payments (as defined in the Indenture), and, following realization of all of the Mortgage Loans, all obligations of the Issuer and all claims of the Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent, the Operating Advisor, the Note Administrator and the Trustee against the Issuer under this Agreement shall be extinguished and shall not thereafter revive. Each of the Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent, the Operating Advisor, the Note Administrator and the Trustee hereby agrees and acknowledges that the Issuer’s obligations hereunder will be solely the corporate obligations of the Issuer, and that none of the Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent, the Operating Advisor, the Note Administrator or the Trustee will have any recourse to any of the directors, officers, employees, shareholders or Affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transaction contemplated hereby.

(b) Notwithstanding any other provision of this Agreement, the Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent, the Operating Advisor and the Trustee hereby agree not to file, cause the filing of or join in any petition in bankruptcy against the Issuer for the non-payment to the Servicer, the Special Servicer, the Collateral Manager, the Operating Advisor, or the Trustee of any amounts due pursuant to this Agreement until at least one year and one day, or, if longer, the applicable preference period then in effect (including any period established pursuant to the laws of the Cayman Islands), after the payment in full of all Notes.

(c) The provisions of this Section 9.12 shall survive the termination of this Agreement for any reason whatsoever.

Section 9.13 Capacity of Trustee and Note Administrator. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by each of the Trustee and the Note Administrator, not individually or personally, but solely in its respective capacity as trustee and note administrator on behalf of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Indenture for the Issuer, and pursuant to the direction of the Issuer, (ii) each of the representations, undertakings and agreements by the Trustee and the Note Administrator, as applicable, is made and intended for the purpose of binding only the Issuer and there shall be no recourse against any of the Trustee or the Note Administrator in its individual capacity hereunder, (iii) nothing herein contained shall be construed as creating any liability for the Trustee or the Note Administrator, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto, (iv) under no circumstances shall the Trustee or Note Administrator be liable for the payment of any indebtedness or expenses of the Issuer, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other agreement including the Indenture for the Trust or any related document; and (v) the Trustee and the Note Administrator shall not have any obligations or duties under this Agreement except as expressly set forth herein, no implied duties on the part of the Trustee or the Note Administrator shall be read into this Agreement, and nothing herein shall be construed to be an assumption by the Trustee or the Note Administrator of any duties or obligations of any party to this Agreement, the Indenture or any related document, the duties of the Trustee and the Note Administrator being solely those set forth in the related Servicing Agreement and/or Indenture, as applicable.

Each of the Trustee and the Note Administrator shall be entitled to all the rights, protections, immunities, and indemnities under the Indenture as if specifically set forth herein.

Section 9.14 Third-Party Beneficiaries. The parties to this Agreement acknowledge that the Seller and each Companion Participation Holder is an intended third-party beneficiary in respect of the rights afforded it under this Agreement and may directly enforce such rights.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Operating Advisor, the Note Administrator, the Trustee and the Advancing Agent have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

With respect to the Issuer only, executed as a Deed by

TRTX 2018-FL2 ISSUER, LTD., as Issuer

By:	/s/ Matthew Coleman
Name: Matthew Coleman
Title: Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

TRTX 2018-FL2 – Signature Page to Servicing Agreement

TPG RE FINANCE TRUST MANAGEMENT, L.P., as Collateral Manager

By:	/s/ Matthew Coleman
Name: Matthew Coleman
Title: Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

TRTX 2018-FL2 – Signature Page to Servicing Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick A. Kanar
Name: Patrick A. Kanar
Title: Banking Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

TRTX 2018-FL2 – Signature Page to Servicing Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Note Administrator

By:	/s/ Amber Nelson
Name: Amber Nelson
Title: Assistant Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

TRTX 2018-FL2 – Signature Page to Servicing Agreement

TRTX CLO LOAN SELLER 2, LLC, as Advancing Agent

By:	/s/ Matthew Coleman
Name: Matthew Coleman
Title: Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

TRTX 2018-FL2 – Signature Page to Servicing Agreement

SITUS ASSET MANAGEMENT LLC, as Servicer

By:	/s/ George Wisniewski
Name: George Wisniewski
Title: Executive Managing Director

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

TRTX 2018-FL2 – Signature Page to Servicing Agreement

SITUS HOLDINGS, LLC, as Special Servicer

By:	/s/ George Wisniewski
Name: George Wisniewski
Title: Executive Managing Director

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

TRTX 2018-FL2 – Signature Page to Servicing Agreement

PARK BRIDGE LENDER SERVICES LLC, as Operating Advisor

By:	Park Bridge Advisors LLC, a New York limited liability company
Its Sole Member

	By:	Park Bridge Financial LLC, a New York limited liability company
Its Sole Member

		By:	/s/ Robert J. Spinna, Jr.
Name: Robert J. Spinna, Jr.
Title: Managing Member

TRTX 2018-FL2 – Signature Page to Servicing Agreement

EXHIBIT A

MORTGAGE ASSET SCHEDULE

#	Property Name	Mortgage Asset Cut-off Date Balance	Mortgage Asset Type
1	The Curtis	$70,000,000	Pari Passu Participation
2	Aertson	$65,000,000	Pari Passu Participation
3	Jersey City Portfolio 2	$65,000,000	Pari Passu Participation
4	Lenox Park Portfolio	$63,000,000	Pari Passu Participation
5	Shops at Buckhead	$60,000,000	Pari Passu Participation
6	Westin Charlotte	$59,000,000	Pari Passu Participation
7	Cliffside Park	$56,605,001	Pari Passu Participation
8	Sirata Beach Resort	$52,550,000	Pari Passu Participation
9	180 Livingston	$52,107,360	Pari Passu Participation
10	1001 McKinney	$51,000,000	Pari Passu Participation
11	Ace Hotel	$51,000,000	Whole Loan
12	Paragon Oil	$50,000,000	Pari Passu Participation
13	High Street	$49,864,699	Pari Passu Participation
14	The Star	$44,520,000	Pari Passu Participation
15	677 Ala Moana	$41,676,354	Pari Passu Participation
16	Jersey City Portfolio	$41,500,000	Pari Passu Participation
17	Woodland Hills Village	$29,931,616	Pari Passu Participation
18	Del Amo Crossing	$27,147,973	Pari Passu Participation
19	24 Jones	$23,661,534	Whole Loan
20	Park Central 789	$17,418,460	Pari Passu Participation
21	Solage Calistoga	$8,600,000	Pari Passu Participation
22	Coppermine Commons	$6,514,010	Pari Passu Participation
23	Presidential Tower	$5,543,360	Pari Passu Participation
24	Brookview Village	$4,643,009	Pari Passu Participation
25	1825 Park	$3,884,443	Pari Passu Participation

A-1

EXHIBIT B

APPLICABLE SERVICING CRITERIA IN ITEM 1122 OF REGULATION AB

The assessment of compliance to be delivered shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” (with each Applicable Party(ies) deemed to be responsible for the items applicable to the functions it is performing). In addition, this Exhibit B shall not be construed to impose on any Person any servicing duty that is not otherwise imposed on such Person under the main body of the Servicing Agreement of which this Exhibit B forms a part or to require an assessment of the criterion that is not encompassed by the servicing duties of the applicable party that are set forth in the main body of the Servicing Agreement.

Applicable Servicing Criteria		Applicable Party(ies)
Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Servicer

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Servicer

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the loans are maintained.	N/A

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Servicer

Cash Collection and Administration

1122(d)(2)(i)	Payments on loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Servicer

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	N/A

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Servicer

Applicable Servicing Criteria		Applicable Party(ies)
Reference	Criteria

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Servicer

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	Servicer

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Servicer

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Servicer

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of loans serviced by the Servicer.	N/A

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	N/A

Applicable Servicing Criteria		Applicable Party(ies)
Reference	Criteria

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records or Note Administrator’s investor records, or such other number of days specified in the transaction agreements.	N/A

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/A

Loan Administration

1122(d)(4)(i)	Collateral or security on loans is maintained as required by the transaction agreements or related loan documents.	N/A

1122(d)(4)(ii)	Loan and related documents are safeguarded as required by the transaction agreements.	N/A

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	N/A

1122(d)(4)(iv)	Payments on loans, including any payoffs, made in accordance with the related loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related loan documents.	Servicer

1122(d)(4)(v)	The Servicer’s records regarding the loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Servicer

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool loan documents.	N/A

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	N/A

Applicable Servicing Criteria		Applicable Party(ies)
Reference	Criteria

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Servicer

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for loans with variable rates are computed based on the related loan documents.	Servicer

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related loans, or such other number of days specified in the transaction agreements.	Servicer

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Servicer

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Servicer

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.	Servicer

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Servicer

Applicable Servicing Criteria		Applicable Party(ies)
Reference	Criteria

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

EXHIBIT C

[Reserved]

C-1

EXHIBIT D

FORM OF OPERATING ADVISOR ANNUAL REPORT

Report Date: Report will be delivered annually no later than [INSERT DATE].

Transaction: TRTX 2018-FL2 Issuer, Ltd.

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: Situs Holdings, LLC

I.	Executive Summary

Based on the requirements and qualifications set forth in the Servicing Agreement dated as of November 29, 2018 (the “Servicing Agreement”), by and among TRTX 2018-FL2 Issuer, Ltd., as issuer, TPG RE Finance Trust Management, L.P., as collateral manager, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as note administrator, Situs Asset Management LLC, as servicer, Situs Holdings, LLC, as special servicer (the “Special Servicer”), TRTX CLO Loan Seller 2, LLC, LLC, as advancing agent, and Park Bridge Lender Services LLC, as operating advisor (the “Operating Advisor”), as well as the matters and qualifications set forth below, the Operating Advisor has undertaken a limited review of the Special Servicer’s operational activities in light of the Servicing Standard and the requirements of the Servicing Agreement with respect to the resolution and/or liquidation of any Specially Serviced Mortgage Loan and REO Property and provides this Operating Advisor Annual Report.

To the best of the Operating Advisor’s knowledge, no information or any other content included in this Operating Advisor Annual Report contravenes any provision of the Servicing Agreement. This Operating Advisor Annual Report sets forth the Operating Advisor’s assessment of the Special Servicer’s performance of its duties under the Servicing Agreement during the prior calendar year on an asset level basis with respect to the resolution and/or liquidation of any Specially Serviced Mortgage Loan and REO Property during the prior calendar year.

Subject to the restrictions in the Servicing Agreement, this Operating Advisor Annual Report (A) identifies any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Servicing Agreement with respect to the resolution and/or liquidation of any Specially Serviced Mortgage Loan and REO Property and (B) complies with all of the confidentiality requirements applicable to the Operating Advisor set forth in the Servicing Agreement.

In connection with the assessment set forth in this report, the Operating Advisor:

1. Reviewed any annual compliance statement delivered to the Operating Advisor by the Special Servicer pursuant to Section 3.11 of the Servicing Agreement and the following issues were noted therein: [                                    ]

Operating Advisor Actions:

2. Reviewed any annual independent public accountants’ servicing report with respect to the Special Servicer that was delivered to the Operating Advisor pursuant to Section 3.12 of the Servicing Agreement and the following issues were noted therein: [                                        ]

Operating Advisor Actions:

3. Reviewed any [Final] Asset Status Report and other information or communications delivered to the Operating Advisor and the following issues were noted therein: [                                        ]

Operating Advisor Actions:

Based on such review and/or consultation with the Special Servicer and performance of the other obligations of the Operating Advisor under the Servicing Agreement, the Operating Advisor [believes] [does not believe] there are material violations of the Special Servicer’s compliance with its obligations under the Servicing Agreement.

Qualifications related to the work product undertaken and opinions related to this report:

1. The Operating Advisor did not participate in, or have access to, the Special Servicer’s discussions with the Collateral Manager regarding any Specially Serviced Mortgage Loan. As such, the Operating Advisor generally relied upon its review of the information described above or otherwise provided and its interaction and communications with the Special Servicer in gathering the relevant information to generate this report.

2. The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein.

3. Confidentiality and other contractual restrictions may limit the Operating Advisor’s ability to outline herein the details or substance of certain information it reviewed in connection with its duties under the Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer. However, all such information is considered in preparing this report.

4. There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans, including routine actions. The Operating Advisor does not participate in discussions regarding such actions. As such, the Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

Terms used but not defined herein have the meaning set forth in the Servicing Agreement as described herein.

PARK BRIDGE LENDER SERVICES LLC

By:	Park Bridge Advisors LLC, a New York limited liability company
Its Sole Member

	By:	Park Bridge Financial LLC, a New York limited liability company
Its Sole Member

By:
Name:
Title:

EXHIBIT E

FORM OF OPERATING ADVISOR’S TWO QUARTER FUTURE ADVANCE ESTIMATE

[Date]

Operating Advisor:	cmbs.notices@parkbridgefinancial.com

Collateral Manager	dginsberg@tpg.com; and jruckman@tpg.com

Seller and Future Funding Indemnitor:	dginsberg@tpg.com; and jruckman@tpg.com

Note Administrator:	trustadministrationgroup@wellsfargo.com; and cts.cmbs.bond.admin@wellsfargo.com

17g-5 Information Provider	17g5informationprovider@wellsfargo.com

Re:	TRTX 2018-FL2 Issuer, Ltd. – Two Quarter Future Advance Estimate

Ladies and Gentlemen:

This notification is delivered pursuant to Section 3.26 of the Servicing Agreement entered into in connection with the above referenced transaction. Capitalized terms used but not defined herein have the respective meanings set forth in the Servicing Agreement. The period covered by this notification is from              to              (the “Relevant Period”).

Check One:

Nothing has come to the attention of the Operating Advisor in the documentation provided by the Seller that in the reasonable opinion of the Operating Advisor would support a determination of a Two Quarter Future Advance Estimate for the Relevant Period that is at least 25% higher than Seller’s Two Quarter Future Advance Estimate for the Relevant Period. In accordance with Section 3.26 of the Servicing Agreement, Seller’s Two Quarter Future Advance Estimate is the controlling estimate for the Relevant Period.

The Operating Advisor’s Two Quarter Future Advance Estimate for the Relevant Period is $ . In accordance with Section 3.26 of the Servicing Agreement, the Operating Advisor’s Two Quarter Future Advance Estimate is the controlling estimate for the Relevant Period.

E-1

PARK BRIDGE LENDER SERVICES LLC,
as Operating Advisor

By:	Park Bridge Advisors LLC, a New York limited liability company
Its Sole Member

	By:	Park Bridge Financial LLC, a New York limited liability company
Its Sole Member

By:
Name:
Title:

E-2

EXHIBIT F

PARTICIPATION HOLDER REGISTER

#	Property Name	Collateral Interest Principal Balance	Companion Participation(s) Principal Balance	Outstanding Future Funding Amount	Initial Companion Participation Holder(s)	Initial Pari Passu Participation Holder

1.	The Curtis	A-3 Participation: $70,000,000	A-1 Participation: $47,587,526	A-1 Participation: $14,943,501	TPG RE Finance 2, Ltd.	TRTX 2018-FL2 Issuer, Ltd.
			A-2 Participation: $55,662,474		TPG Real Estate Finance 2018-FL1 Issuer, Ltd.

2.	Aertson	A-3 Participation: $65,000,000	A-1 Participation: $78,000,000	A-1 Participation: $46,000,000	TPG RE Finance 2, Ltd.	TRTX 2018-FL2 Issuer, Ltd.
			A-2 Participation: $45,000,000		TPG Real Estate Finance 2018-FL1 Issuer, Ltd.

3.	Jersey City Portfolio 2	A-2 Participation: $65,000,000	A-1 Participation: $100,000,000	A-1 Participation: $8,987,508	TPG RE Finance 2, Ltd.	TRTX 2018-FL2 Issuer, Ltd.

4.	Lenox Park Portfolio	A-2 Participation: $63,000,000	A-1 Participation: $160,000,000	A-1 Participation: $56,000,000	TPG RE Finance 1, Ltd.	TRTX 2018-FL2 Issuer, Ltd.

5.	Shops at Buckhead	A-2 Participation: $60,000,000	A-1 Participation: $81,555,489	A-1 Participation: $41,500,000	TPG RE Finance 11, Ltd.	TRTX 2018-FL2 Issuer, Ltd.

6.	Westin Charlotte	A-3 Participation: $59,000,000	A-1 Participation: $83,700,000	A-1 Participation: $8,939,928	TPG RE Finance 11, Ltd.	TRTX 2018-FL2 Issuer, Ltd.
			A-2 Participation: $37,300,000		TPG Real Estate Finance 2018-FL1 Issuer, Ltd.

7.	Cliffside Park	A-3 Participation: $56,605,001	A-1 Participation: $9,254,999	A-1 Participation: $9,254,999	TPG RE Finance 11, Ltd.	TRTX 2018-FL2 Issuer, Ltd.
			A-2 Participation: $60,000,000		TPG Real Estate Finance 2018-FL1 Issuer, Ltd.

8.	Sirata Beach Resort	A-1 Participation: $52,550,000	A-2 Participation: $32,400,000	$0	TPG Real Estate Finance 2018-FL1 Issuer, Ltd.	TRTX 2018-FL2 Issuer, Ltd.

#	Property Name	Collateral Interest Principal Balance	Companion Participation(s) Principal Balance	Outstanding Future Funding Amount	Initial Companion Participation Holder(s)	Initial Pari Passu Participation Holder
9.	180 Livingston	A-3 Participation: $52,107,360	A-1 Participation: $542,640	A-1 Participation: $297,313	TPG RE Finance 2, Ltd.	TRTX 2018-FL2 Issuer, Ltd.
			A-2 Participation: $37,350,000		TPG Real Estate Finance 2018-FL1 Issuer, Ltd.

10.	1001 McKinney	A-2 Participation: $51,000,000	A-1 Participation: $10,000,000	A-1 Participation: $10,000,000	TPG RE Finance 1, Ltd.	TRTX 2018-FL2 Issuer, Ltd.

11.	Paragon Oil	A-2 Participation: $50,000,000	A-1 Participation: $11,206,353	A-1 Participation: $5,998,262	TPG RE Finance 2, Ltd.	TRTX 2018-FL2 Issuer, Ltd.

12.	High Street	A-3 Participation: $49,864,699	A-1 Participation: $6,285,301	A-1 Participation: $5,596,192	TPG RE Finance 12, Ltd.	TRTX 2018-FL2 Issuer, Ltd.
			A-2 Participation: $37,350,000		TPG Real Estate Finance 2018-FL1 Issuer, Ltd.

13.	The Star	A-3 Participation: $44,520,000	A-1 Participation: $21,500,000	A-1 Participation: $21,500,000	TPG RE Finance 2, Ltd.	TRTX 2018-FL2 Issuer, Ltd.
			A-2 Participation: $55,600,000		TPG Real Estate Finance 2018-FL1 Issuer, Ltd.

14.	677 Ala Moana	A-2 Participation: $41,676,354	A-1 Participation: $5,000,000	A-1 Participation: $4,999,998	TPG RE Finance 1, Ltd.	TRTX 2018-FL2 Issuer, Ltd.

15.	Jersey City Portfolio	A-3 Participation: $41,500,000	A-1 Participation: $2,900,000	A-1 Participation: $1,340,767	TPG RE Finance 11, Ltd.	TRTX 2018-FL2 Issuer, Ltd.
			A-2 Participation: $40,000,000		TPG Real Estate Finance 2018-FL1 Issuer, Ltd.

16.	Woodland Hills Village	A-2 Participation: $29,931,616	A-1 Participation: $3,068,384	A-1 Participation: $2,892,518	TPG RE Finance 2, Ltd.	TRTX 2018-FL2 Issuer, Ltd.

17.	Del Amo Crossing	A-3 Participation: $27,147,973	A-1 Participation: $12,789,134	A-1 Participation: $11,750,767	TPG RE Finance 2, Ltd.	TRTX 2018-FL2 Issuer, Ltd.
			A-2 Participation: $50,562,893		TPG Real Estate Finance 2018-FL1 Issuer, Ltd.

#	Property Name	Collateral Interest Principal Balance	Companion Participation(s) Principal Balance	Outstanding Future Funding Amount	Initial Companion Participation Holder(s)	Initial Pari Passu Participation Holder
18.	Park Central 789	A-3 Participation: $17,418,460	A-1 Participation: $13,581,540	A-1 Participation: $13,581,540	TPG RE Finance 11, Ltd.	TRTX 2018-FL2 Issuer, Ltd.
			A-2 Participation: $58,500,000		TPG Real Estate Finance 2018-FL1 Issuer, Ltd.

19.	Solage Calistoga	A-3 Participation: $8,600,000	A-1 Participation: $2,500,000	A-1 Participation: $2,500,000	TPG RE Finance 12, Ltd.	TRTX 2018-FL2 Issuer, Ltd.
			A-2 Participation: $37,400,000		TPG Real Estate Finance 2018-FL1 Issuer, Ltd.

20.	Coppermine Commons	A-3 Participation: $6,514,010	A-1 Participation: $18,331,243	A-1 Participation: $16,735,637	TPG RE Finance 12, Ltd.	TRTX 2018-FL2 Issuer, Ltd.
			A-2 Participation: $59,354,747		TPG Real Estate Finance 2018-FL1 Issuer, Ltd.

21.	Presidential Tower	A-3 Participation: $5,543,360	A-1 Participation: $21,266,640	A-1 Participation: $20,664,345	TPG RE Finance 2, Ltd.	TRTX 2018-FL2 Issuer, Ltd.
			A-2 Participation: $40,765,000		TPG Real Estate Finance 2018-FL1 Issuer, Ltd.

22.	Brookview Village	A-3 Participation: $4,643,009	A-1 Participation: $7,411,147	A-1 Participation: $6,129,953	TPG RE Finance 2, Ltd.	TRTX 2018-FL2 Issuer, Ltd.
			A-2 Participation: $52,845,844		TPG Real Estate Finance 2018-FL1 Issuer, Ltd.

23.	1825 Park	A-3 Participation: $3,884,443	A-1 Participation: $2,476,333	A-1 Participation: $2,447,320	TPG RE Finance 2, Ltd.	TRTX 2018-FL2 Issuer, Ltd.
			A-2 Participation: $38,639,224		TPG Real Estate Finance 2018-FL1 Issuer, Ltd.

Companion Participation Holders

Name	Address	Wire Instructions
TPG Real Estate Finance 2018-FL1 Issuer, Ltd.	c/o TPG RE Finance Trust Management, L.P. 888 Seventh Avenue, 35th Floor, 10106 New York, New York 10106 Attention: Deborah Ginsberg Facsimile number: (212) 405-8626 Email: dginsberg@tpg.com	N/A

TPG RE Finance 1, Ltd.	c/o TPG RE Finance Trust Management, L.P. 888 Seventh Avenue, 35th Floor, 10106 New York, New York 10106 Attention: Deborah Ginsberg Facsimile number: (212) 405-8626	Bank Name: ########## Routing Number: ########## SWIFT: ########## Account Number: ########## Account Name: ##########

TPG RE Finance 2, Ltd.	c/o TPG RE Finance Trust Management, L.P. 888 Seventh Avenue, 35th Floor, 10106 New York, New York 10106 Attention: Deborah Ginsberg Facsimile number: (212) 405-8626 Email: dginsberg@tpg.com	########## Deposit Acct No.: ########## SWIFT/BIC: ########## Routing No.: ########## Deposit Account Name: ##########

TPG RE Finance 11, Ltd.	c/o TPG RE Finance Trust Management, L.P. 888 Seventh Avenue, 35th Floor, 10106 New York, New York 10106 Attention: Deborah Ginsberg Facsimile number: (212) 405-8626 Email: dginsberg@tpg.com	########## Deposit Acct No.: ########## SWIFT/BIC: ########## Routing No.: ########## Deposit Account Name: ##########

TPG RE Finance 12, Ltd.	c/o TPG RE Finance Trust Management, L.P. 888 Seventh Avenue, 35th Floor, 10106 New York, New York 10106 Attention: Deborah Ginsberg Facsimile number: (212) 405-8626 Email: dginsberg@tpg.com	########## Deposit Acct No.: ########## SWIFT/BIC: ########## Routing No.: ########## Deposit Account Name: ##########

F-4